EXHIBIT 10.22

ZIONS BANCORPORATION
PAYSHELTER 401(k) AND EMPLOYEE
STOCK OWNERSHIP PLAN
RESTATED AND AMENDED EFFECTIVE JANUARY 1, 2002
Prepared for
ZIONS BANCORPORATION
by
CALLISTER NEBEKER & McCULLOUGH
TABLE OF CONTENTS

ARTICLE AND TITLE		PAGE NO.

ARTICLE I
ESTABLISHMENT AND RESTATEMENT		-1-
1.1	Establishment and Restatement:	-1-
1.2	History	-1-
1.3	Intent	-1-
1.4	Transferee Plan	-2-
1.5	Limitation on Applicability	-2-
1.6	EGTRRA	-2-

ARTICLE II
DEFINITIONS OF TERMS		-3-
2.1	“Account”	-3-
2.2	“Accrued Benefit”	-4-
2.3	“Administratively Feasible”	-4-
2.4	“Administrator” or “Plan Administrator”	-5-
2.5	“Affiliated Group”	-5-
2.6	“Age”	-5-
2.7	“Anniversary Date”	-5-
2.8	“Beneficiary”	-5-
2.9	“Board of Directors”	-5-
2.10	“Code”	-5-
2.11	“Compensation” or “Annual Compensation”	-5-
2.12	“Contingent Beneficiary”	-7-
2.13	“Disability”	-7-
2.14	“Disqualified Person”	-7-
2.15	“Distribution Date”	-7-
2.16	“Effective Date”	-7-
2.17	“Elective Deferral”	-7-
2.18	“Eligible Employee”	-7-
2.19	“Employee”	-7-
2.20	“Employer” or “Zions Employer”	-7-
2.21	“Employer Contribution”	-8-
2.22	“Employer Securities”	-8-
2.23	“Entry Date”	-8-
2.24	“ERISA”	-8-
2.25	“Excluded Employee”	-8-
2.26	“Exempt Loan”	-9-
2.27	“Fiduciary”	-9-
2.28	“Highly Compensated Employee”	-9-
2.29	“Inactive Participant”	-10-

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ARTICLE AND TITLE		PAGE NO.

2.30	“Investment Fund”	-10-
2.31	“Investment Manager”	-10-
2.32	“K-Test Average Contribution Percentage”	-10-
2.33	“K-Test Contribution Percentage”	-10-
2.34	“K-Test Contributions”	-11-
2.35	“Leased Employee”	-11-
2.36	“Leveraged Employer Securities”	-11-
2.37	“Limitation Year”	-11-
2.38	“M-Test Average Contribution Percentage”	-11-
2.39	“M-Test Contribution Percentage”	-11-
2.40	“M-Test Contributions”	-11-
2.41	“Matching Contribution”	-12-
2.42	“Named Fiduciary”	-12-
2.43	“Net Profit”	-12-
2.44	“Non-Highly Compensated Employee”	-12-
2.45	“Normal Retirement Age”	-12-
2.46	“Normal Retirement Date”	-12-
2.47	“Participant”	-12-
2.48	“Paysop”	-13-
2.49	“Plan”	-13-
2.50	“Plan Sponsor”	-13-
2.51	“Plan Year”	-13-
2.52	“Predecessor Plan”	-13-
2.53	“Prior Plan”	-13-
2.54	“Qualified Matching Contribution”	-13-
2.55	“Qualified Non-Elective Contribution”	-13-
2.56	“Transferred Benefits”	-13-
2.57	“Trust”	-13-
2.58	“Trust Fund”	-13-
2.59	“Trustee”	-14-
2.60	“Valuation Date”	-14-
2.61	“Vested Interest” or “Vested Accrued Benefit”	-14-
2.62	“Voluntary Contributions”	-14-

ARTICLE III
SERVICE DEFINITIONS AND RULES		-15-
3.1	“Eligibility Computation Period”	-15-
3.2	“Eligibility Service”	-15-
3.3	“Employment Commencement Date”	-15-
3.4	“Hour of Service”	-15-
3.5	“One Year Break in Service”	-17-
3.6	“Re-employment Commencement Date”	-17-
3.7	“Termination of Employment”	-17-

ARTICLE AND TITLE		PAGE NO.

3.8	“Vesting Computation Period”	-18-
3.9	“Year of Service”	-18-
3.10	“Year of Vesting Service”	-18-
3.11	Special Rules for Crediting Service	-19-
3.12	Qualified Military Service Rules	-19-
3.13	Elapsed Time Method for Determining Years of Vesting Service	-22-

ARTICLE IV
ELIGIBILITY AND PARTICIPATION		-24-
4.1	Age and Service Requirements	-24-
4.2	Eligibility Information	-24-
4.3	Information to be Provided by Employee	-24-
4.4	Reclassification of an Eligible Employee or Excluded Employee	-24-
4.5	Re-employment and Commencement of Participation	-25-
4.6	No Waiver of Participation	-25-
4.7	Effect of Participation	-25-

ART1CLE V
PARTICIPANT AND EMPLOYER CONTRIBUTIONS		-26-
5.1	Elective Deferrals	-26-
5.2	Payment to Trustee	-27-
5.3	Suspension of Deferrals	-27-
5.4	After-tax Contributions by Participants	-27-
5.4A	Roth Elective Deferrals	-27-
5.5	Rollover Contributions by Participants	-29-
5.6	Safe Harbor Employer Matching Contributions	-30-
5.7	Employer Non-Elective Contributions	-31-
5.8	Time and Method of Payment	-32-
5.9	Employer Contribution Accounts	-32-
5.10	Limitations on Contributions	-32-
5.11	Excess Contributions	-33-
5.12	Correction of Excess Contributions	-34-

ART1CLE VI
ALLOCATIONS TO ACCOUNTS		-36-
6.1	Revaluation of Assets	-36-
6.2	Allocation of Contributions and Forfeitures	-36-
6.3	Adjustment of Accounts and Dividends on Employer Securities	-37-
6.4	Eligibility for Allocation of Employer Matching and Non-Elective Contributions	-40-
6.5	Restriction on Certain Allocations	-40-
6.6	Participant Diversification of Investments	-41-

ARTICLE AND TITLE		PAGE NO.

ARTICLE VII
LIMITATIONS ON ALLOCATIONS		-44-
7.1	Special Definitions	-44-
7.2	Coordination With Other Plans	-47-
7.3	Limitations on Allocations and Order of Limitations	-48-
7.4	Aggregation of Plans	-48-
7.5	Suspense Account	-49-

ARTICLE VIII
IN-SERVICE AND HARDSHIP WITHDRAWALS		-50-
8.1	In-Service Withdrawals, Withdrawals of Rollover Contributions and Withdrawals Due to Attainment of Age 59 1/2, Disability or Hardship	-50-
8.2	Financial Hardship Distribution Rules	-51-
8.3	Determination of Immediate and Heavy Financial Need	-51-
8.4	In Service Withdrawals of Voluntary Contributions	-52-
8.5	Determination of Available Withdrawal Amount	-53-
8.6	Withdrawal of Rollover Contributions	-53-
8.7	Determination of Five Plan Year Period	-54-

ARTICLE IX
RETIREMENT BENEFITS		-55-
9.1	Normal or Late Retirement	-55-
9.2	Disability Retirement	-55-
9.3	Method of Payment	-55-
9.4	Time of Payment:	-56-
9.5	Minimum Distribution Requirements	-56-
9.6	No Annuity Benefits	-59-
9.7	Distribution of Employer Securities and Cash	-59-
9.8	Special Distribution Rules	-60-
9.9	Distribution of Transferred Benefits	-60-

ARTICLE X
DEATH BENEFITS		-62-
10.1	Death Benefits Payable	-62-
10.2	Designation of Beneficiary	-62-
10.3	Death Benefit Payment Procedure	-63-
10.4	Required Distributions Upon Death	-63-

ARTICLE XI
BENEFITS UPON OTHER TERMINATION OF EMPLOYMENT		-67-
11.1	Vested Amounts	-67-
11.2	Distribution of Vested Interest	-68-
11.3	Distribution of Small Amounts	-69-

ARTICLE AND TITLE		PAGE NO.

11.4	Eligible Rollover Distributions	-69-
11.5	Breaks in Service and Vesting	-71-
11.6	No Increase in Pre-break Vesting	-71-
11.7	Occurrence and Disposition of Forfeitures	-71-
11.8	Distribution to Participants Who Are Less Than 100% Vested in Their Entire Account	-72-
11.9	Repayment of Distribution	-73-
11.10	Restoration of Accounts	-73-
11.11	Amendments to the Vesting Schedule	-74-

ARTICLE XII
FIDUCIARY DUTIES		-75-
12.1	General Fiduciary Duty	-75-
12.2	Allocation of Responsibilities	-75-
12.3	Delegation of Responsibilities	-75-
12.4	Liability for Allocation or Delegation of Responsibilities	-75-
12.5	Liability for Co-Fiduciaries	-75-
12.6	Same Person May Serve in More than One Capacity	-76-
12.7	Indemnification	-76-

ARTICLE XIII
THE PLAN ADMINISTRATOR		-77-
13.1	Appointment of Plan Administrator	-77-
13.2	Acceptance by Plan Administrator	-77-
13.3	Signature of Plan Administrator	-77-
13.4	Appointment of an Investment Manager	-77-
13.5	Duties of the Plan Administrator	-77-
13.6	Claims Procedure	-78-
13.7	Claims Review Procedure	-78-
13.8	Limitations of Actions on Claims	-79-
13.9	Compensation and Expenses of Plan Administrator	-79-
13.10	Removal or Resignation	-79-
13.11	Records of Plan Administrator	-79-
13.12	Other Responsibilities	-79-

ARTICLE XIV
THE TRUSTEE		-80-
14.1	Appointment of Trustee	-80-
14.2	Acceptance by Trustee	-80-
14.3	Provisions of Trust Agreement	-80-
14.4	Participant Voting Rights	-81-
14.5	Investment Committee	-82-
14.6	Liability for Plan Expenses	-82-

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ARTICLE AND TITLE		PAGE NO.

14.7	Payment From the Trust Fund	-83-

ARTICLE XV
THE EMPLOYER		-84-
15.1	Notification	-84-
15.2	Record Keeping	-84-
15.3	Bonding	-84-
15.4	Signature of Employer	-84-
15.5	Plan Counsel and Expenses	-84-
15.6	Other Responsibilities	-84-
15.7	Affiliated Groups	-84-
15.8	Employer Contributions	-85-

ARTICLE XVI
PLAN AMENDMENT OR MERGER		-86-
16.1	Power to Amend	-86-
16.2	Limitations on Amendments	-86-
16.3	Method of Amendment	-86-
16.4	Notice of Amendment	-86-

16.5	Merger or Consolidation	-87-

ARTICLE XVII
TERMINATION OR DISCONTINUANCE OF CONTRIBUTIONS		-88-
17.1	Right to Terminate	-88-
17.2	Effect of Termination	-88-
17.3	Manner of Distribution	-88-
17.4	No Reversion	-88-
17.5	Termination of an Employer	-89-
17.6	Partial Termination	-89-
17.7	Effect of Partial Termination	-89-

ARTICLE XVIII
FUNDING POLICY FOR PLAN BENEFITS		-90-
18.1	Funding Method	-90-
18.2	Investment Policy	-90-
18.3	No Purchase of Life Insurance Contracts	-91-
18.4	General Investments and Dividend Accounts	-91-
18.5	Non-transferability of Annuity Contracts	-91-
18.6	Establishment of Separate Funds	-91-

ART1CLE XIX
TOP-HEAVY PROVISIONS		-94-
19.1	Application	-94-

ARTICLE AND TITLE		PAGE NO.

19.2	Special Definitions	-94-
19.3	Top Heavy Status	-98-
19.4	Top-Heavy Minimum Required Allocation	-98-
19.5	Non-forfeitability of Minimum Top Heavy Allocation	-99-

19.6	Minimum Vesting Provision	-99-
19.7	Participant Elective Deferrals	-100-

ARTICLE XX
PROVISIONS AFFECTING BENEFITS		-101-
20.1	Availability of Loans	-101-
20.2	Loan Administration	-101-
20.3	Amount of Loan	-101-
20.4	Collateral Requirements	-102-
20.5	Loan Terms	-102-
20.6	Accounting for Loans	-102-
20.7	Effect of Termination of Employment or Plan	-102-
20.8	No Spousal Consent	-102-
20.9	Anti-Alienation	-102-
20.10	Qualified Domestic Relations Orders	-103-
20.11	QDRO Definitions	-103-

ARTICLE XXI
MULTIPLE EMPLOYER PROVISIONS		-105-
21.1	Adoption by Other Zions Employers	-105-
21.2	Requirements of Participating Zions Employers	-105-
21.3	Designation of Agent	-105-
21.4	Employee Transfers	-105-
21.5	Amendment	-106-
21.6	Discontinuance of Participation	-106-
21.7	Administrator’s Authority	-106-
21.8	Participating Employer Contributions	-106-

ARTICLE XXII
PURCHASE OF EMPLOYER SECURITIES		-107-
22.1	No Put option	-107-
22.2	Purchase Price For Employer Securities	-107-

ARTICLE XXIII
MISCELLANEOUS		-108-
23.1	Participant’s Rights	-108-
23.2	Actions Consistent with Terms of Plan	-108-
23.3	Performance of Duties	-108-
23.4	Validity of Plan	-108-

23.5	Legal Action	-108-
23.6	Gender and Number	-108-
23.7	Uniformity	-108-
23.8	Headings	-108-
23.9	Receipt and Release for Payments	-108-
23.10	Payments to Minors, Incompetents	-109-
23.11	Missing Persons	-109-
23.12	Prohibition Against Diversion of Funds	-110-
23.13	Applicability of Plan	-110-
23.14	Misstatement of Age	-110-
23.15	Return of Contributions to the Employer	-110-
23.16	Correction of Incorrect Benefit Payments	-110-
23.17	Counterparts	-111-

ARTICLE I
ESTABLISHMENT AND RESTATEMENT
1.1 Establishment and Restatement: This Plan is an amendment and restatement in full of the Zions Bancorporation Payshelter 401(k) Plan. This Plan is signed and executed on the day set forth at the end of this Plan, effective for all purposes (except as specifically set forth hereafter) as of January 1, 2002. This Plan is maintained by Zions Bancorporation, a corporation organized and existing under the laws of the state of Utah, with principal offices located at Salt Lake City, Utah, hereinafter referred to as the “Plan Sponsor,” for the benefit of its Employees and the Employees of those affiliated entities who also participate herein. With the consent of Zions Bancorporation this Plan may be adopted by other Employers affiliated with it.

1.2 History: Effective as of July 1, 1984, Zions Utah Bancorporation, as the sponsoring employer, established the Zions Utah Bancorporation Salary Reduction Arrangement Plan and executed a funding arrangement with Zions First National Bank as Trustee to provide retirement benefits for eligible Employees. The name of the Plan was changed, effective July 17, 1987, to the Zions Ban-corporation Salary Reduction Arrangement Plan. Effective December 29, 1988, Zions Bancorporation amended the Zions Bancorporation Payroll Stock Ownership Plan and merged that plan into the Zions Bancorporation Salary Reduction Arrangement Plan. Effective January 1, 1989, Zions Bancorporation further amended and restated the Plan and renamed the Plan the Zions Bancorporation Employee Investment Savings Plan. Effective September 18, 1998, Zions Bancorporation terminated the Zions Bancorporation Profit Sharing Plan and on July 22, 1999, that plan was merged into this Plan. Effective December 31, 2001, Zions Bancorporation merged the Zions Bancorporation Employee Stock Savings Plan into the Zions Bancorporation Employee Investment Savings Plan, which merger further served to restate and amend both the Zions Bancorporation Employee Stock Savings Plan and the Zions Bancorporation Employee Investment Savings Plan to comply with and satisfy GUST. With the merger and amendment, Zions Bancorporation also changed the name of the Plan, effective January 1, 2002, to the Zions Bancorporation Payshelter 401(k) Plan (the “GUST Plan”). Effective as of January 1, 2003, Zions Bancorporation amended and restated the Plan to be known as the Zions Bancorporation Payshelter 401(k) and Employee Stock Ownership Plan. The Zions Bancorporation Payshelter 401(k) and Employee Stock Ownership Plan as merged and combined is referred to herein as the “Prior Plan.”
1.3 Intent: Zions Bancorporation intends by this Plan to restate in full the Prior Plan, as it previously existed following the merger that was effective December 31, 2001, and continue in part the retirement benefit program it has previously established for the benefit of its Employees who shall meet the eligibility requirements hereinafter set forth and for the benefit of the beneficiaries of such Employees, respectively, as hereinafter provided. Zions Bancorporation has designed this Plan to permit Employee Deferrals and Employer Matching Contributions that satisfy the “safe harbor” requirements of Code §§401(k)(12) and 401(m)(11). Zions Bancorporation also intends that this Plan shall be an employee stock ownership plan within the meaning of Code §4975(e)(7) and shall meet all other applicable requirements of the Internal Revenue Code of 1986 (“Code”) and the Employee Retirement Income Security Act of 1974 (“ERISA”). The Plan shall be interpreted, wherever possible, to comply with the terms of the Code and ERISA and all formal regulations and rulings issued thereunder.
1.4 Transferee Plan: This Plan may include assets transferred from one or more other Plans (“Predecessor Plan” or “Plans”) sponsored by Zions Bancorporation or by a member of an Affiliated Group with Zions Bancorporation. In that event certain provisions of this Plan shall apply for purposes of insuring that the Predecessor Plan has complied and continues to comply with all requirements of recent legislation, known collectively as “GUST.”
1.5 Limitation on Applicability: The provisions of this Plan shall apply to all persons, whether or not employed by Zions Bancorporation or a member of an Affiliated Group on the Effective Date, who have an account in the Plan on or after the Effective Date, Prior to the Effective Date the terms of the Prior Plan shall govern.
1.6 EGTRRA: This Plan includes language that reflects certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”). These provisions are intended as good faith compliance with the requirements of EGTRRA and are to be construed in accordance with EGTRRA and guidance issued thereunder. Unless otherwise provided, provisions included in this Plan in compliance with EGTRRA shall be effective as of the Effective Date of this Plan, Provisions included in this Plan conforming to EGTRRA shall supersede all other provisions of the Plan to the extent those provisions are inconsistent with EGTRRA.
ARTICLE II
DEFINITIONS OF TERMS
As used in this Plan the following words and phrases shall have the meanings indicated, unless the context clearly requires another meaning.
2.1 “Account” shall mean the Account established and maintained by the Plan Administrator for a Participant with respect to the Participant’s interest in the Investment Fund. Each Participant’s Account shall be credited or charged with contributions, distributions, expenses, earnings and losses as provided herein. The following separate sub-accounts shall be established for each Participant, as applicable, and in the aggregate they shall constitute (he Participant’s Account;

(a)	“Participant Elective Deferral Account” shall mean the sub-account that is attributable to the contributions made by the Employer pursuant to an election by the Participant under Section 5.1.

(b)
“Participant Rollover Account” shall mean the sub-account that is attributable to contributions received pursuant to Section 5.5. Effective June 1, 2007, any amount in the Participant Rollover Account that is attributable to a rollover from another plan of Roth elective deferrals pursuant to Section 5.4A(e) shall be accounted for separately.

(c)	“Employer Matching Contribution Account” shall mean the sub-account that is attributable to matching contributions made by the Employer pursuant to Section 5,6.

(d)	“Employer Non-Elective Contribution Account” shall mean the sub-account that is attributable to the Non-Elective Contributions made by the Employer pursuant to Section 5.7.

(e)
“Participant Voluntary Contribution Account” shall mean the sub-account that is attributable to Voluntary Contributions made by the Employee prior to the Effective Date. This sub-account shall also reflect the Participant’s Voluntary Contributions used previously to acquire Company Stock.

(f)
“Paysop Account” shall mean the sub-account that is attributable to all amounts transferred to this Plan from the Paysop pursuant to that certain trust to trust transfer agreement effective December 29, 1988.

(g)
“Employer Securities Account” shall mean the sub-account maintained for each Participant to hold the Participant’s share of Employer Securities (including fractional shares) held by the Plan, regardless of origin to the Plan or contribution source, including, without limitation, Employer Securities purchased and paid for by the Trust or contributed in kind by the Employer to the Trust, forfeitures of Employer Securities and stock dividends on Employer Securities. To the extent it holds Employer Securities the Dividend Account shall also be treated as part of the Employer Securities Account for all Plan purposes, including diversification under Section 6.6, but excepting vesting under Section 11.1.

(h)
“General Investments Account” shall mean the sub-account that is attributable to all contributions made to the Plan for the benefit of the Participant that are not comprised of Employer Securities or used to purchase Employer Securities, together with all forfeitures, earnings and accruals thereon. This sub-account shall hold all non-Employer Securities investments, regardless of origin to the Plan or contribution source.

(i)
“Dividend Account” shall mean the sub-account that is maintained for the purpose of receiving and holding cash dividends paid by the Plan Sponsor on Employer Securities held by the Plan until distributed or invested in Employer Securities. Upon investment in Employer Securities, the Dividend Account shall be deemed a part of and treated in the same manner as the Employer Securities Account for all Plan purposes, including diversification under Section 6.6, but excepting vesting under Section 11.1.

(j)
“Segregated Investment Account” shall mean the sub-account that is maintained for the benefit of a Participant pursuant to Section 6.6. Effective January 1, 2004, this Account shall be the same as the Participant’s General Investments Account as described in subsection (h).

(k)	“Predecessor Plan Account” shall mean the sub-account that is attributable to assets transferred from a Predecessor Plan (“Transferred Benefits”).

(l)	“Roth Elective Deferral Account” shall mean the sub-account that is attributable to contributions to the Plan made pursuant to an election by the Participant under Section 5.4A.

(m)	“In-plan Roth Rollover Account” shall mean the sub-account that is attributable to an in-plan Roth rollover which is made pursuant to the requirements of Section 5.4A(e).
Certain sub-accounts may include or incorporate assets from other sub-accounts. The maintenance of separate sub-accounts is for Plan accounting purposes only and segregation of the assets of the Plan shall not be required.
2.2 “Accrued Benefit” shall mean, as of any date, the sum of the values in a Participant’s Account as of the most recent preceding Valuation Date, plus any contributions to and minus any distributions from the Account since the Valuation Date.
2.3 “Administratively Feasible” shall mean, when determining the date by which a Participant may receive a distribution of his or her Accrued Benefit from the Plan, a date that reasonably follows the final determination by the Plan Administrator of all factors that affect the value or amount of the balance in the Participant’s Account. Such factors shall include the valuation of the assets attributable to the Account and the determination of all costs and expenses associated with the Account and the assets attributable thereto that must be paid before or in connection with the distribution. The Plan Administrator shall not make any distribution before the Plan Administrator shall have determined, within its sole and reasonable discretion, that a correct and complete valuation of the Account has been accomplished and that all attributable costs and expenses have been determined and applied, or in the alternative, provision for their application has been made. In regard to providing for application of costs and expenses, whenever any attributable cost or expense has not or cannot be determined within a reasonable time following a request for distribution, the Plan Administrator may establish a reasonable maximum percentage that can be distributed from the Participant’s Account until such time as the Plan Administrator has determined (and applied, as appropriate) all additional costs applicable to the Participant’s Account. If so elected by the Participant, he or she shall receive distribution of that percentage portion of his or her Account that the Plan Administrator has confirmed as distributable. The remainder shall be distributed once the Plan Administrator has determined and applied all additional costs deductible from the Participant’s Account. The Plan Administrator shall provide any required notice to the Participant and comply with all applicable laws and regulations when determining and setting the maximum distribution percentage.
With respect to any distribution to a Participant that the Plan may or would be entitled to offset by application of ERISA §206(d)(4), no such distribution shall be Administratively Feasible before the date on which a final order or judgment is entered or could be entered, or a settlement agreement is executed, with respect to the circumstances giving rise to the possible application of that Section.
2.4 “Administrator” or “Plan Administrator” shall mean the person, persons, or corporation administering this Plan, as provided in Article XIII hereof, and any successor or successors thereto.
2.5 “Affiliated Group” shall mean a group of corporations, trades or businesses that constitutes a controlled group of corporations, trades or businesses as defined in Code §§414(b) and (c) and shall also include a group of corporations, partnerships or other organizations that constitutes an affiliated service group as defined in Code §414(m) or is treated as a single employer under Code §414(o) and the regulations thereunder.
2.6 “Age” shall mean a person’s attained age in completed years and months as of the date determined.
2.7 “Anniversary Date” shall be the first day of each Plan Year.
2.8 “Beneficiary” shall mean any person, persons, or trust designated by a Participant on a form as the Plan Administrator may prescribe to receive any death benefit that may be payable hereunder if such person or persons survive the Participant. This designation may be revoked at any time in similar manner and form. In the event of the death of the designated Beneficiary before the death of the Participant, the Contingent Beneficiary shall be entitled to receive any death benefit.
2.9 “Board of Directors” shall mean:

(a)	in the case of a corporation, its Board of Directors; or

(b)	in the case of a partnership or joint venture, its controlling partners.
2.10 “Code” shall mean the Internal Revenue Code of 1986, as amended.
2.11 “Compensation” or “Annual Compensation” shall mean the Participant’s wages, salaries, fees for professional service and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the
Company to the extent that the amounts are includable in gross income (including, but not limited to, commission paid salesmen, compensation for services on insurance premiums, tips, and bonuses). Compensation will also include Participant contributions to any insurance program and elective contributions made by the Company on behalf of its Participants that are not includable in gross income under Code Sections 125, 402(e)(3), 402(h) or 403(b).
The term “Compensation” does not include:

(a)
Company contributions to a plan of deferred compensation (other than elective contributions described above) to the extent that, before the application of the Code Section 415 limitations to that plan, the contributions are not includible in the gross income of the Participant for the taxable year in which contributed. Additionally, any distributions from a plan of deferred compensation are not considered as Compensation regardless of whether such amounts are includible in the gross income of the Participant when distributed. However, any amounts received by a Participant pursuant to an unfunded nonqualified plan may be considered as Compensation in the year such amounts are includible in the gross income of the Participant;

(b)
Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by a Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(c)	Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option;

(d)	Other amounts that receive special tax benefits, such as premiums for group term life insurance (without regard to whether the premiums are includible in the gross income of the Participant);

(e)
Reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, parking or public transportation payments not includable in gross income by reason of Code §132(f)(4), welfare benefits, and any lump sum amounts paid at termination of employment (on account of such termination), such as severance pay, vacation and sick leave cash-outs; and

(f)	Directors fees, if any, paid to Highly Compensated Employees.
Effective for Plan Years commencing on and after January 1, 2002, Annual Compensation of each Participant taken into account in determining allocations for any Plan Year shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Code §401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to Annual Compensation for the Plan Year that begins with or within the calendar year,
For any short Plan Year the Annual Compensation limit shall be an amount equal to the Annual Compensation limit for the calendar year in which the Plan Year begins, multiplied by the ratio obtained by dividing the number of full months in the short Plan Year by 12.
2.12 “Contingent Beneficiary” shall mean the person, persons, or trust duly designated by the Participant to receive any death benefit from the Plan in the event the designated Beneficiary does not survive the Participant.
2.13 “Disability” shall mean when applied to any Participant who has not yet attained Normal Retirement Age, an impairment occurring due to sickness or injury that prevents the Participant from performing his or her material and substantial duties as an Employee and that can be expected (a) to last for a long-continued, indefinite period and (b) result in the Participant being unable to perform the duties of any gainful occupation for which he or she is reasonably fitted by education, training or experience. The Plan Administrator shall determine the existence of Disability under this Section by applying of foregoing standard in a manner consistent with the determination of disability under the long term disability plan sponsored by the Plan Sponsor. Eligibility to receive Social Security disability payments shall not automatically deem the Participant to be disabled without further determination by the Plan Administrator.
2.14 “Disqualified Person” [Reserved].
2.15 “Distribution Date” shall mean the first day of the first month for which an amount is payable, or the date on which a benefit is actually paid or begins to be paid.
2.16 “Effective Date” shall mean generally January 1, 2002, the effective date of this restated Plan. All provisions of this Plan shall be effective as of that date unless an alternative dale is specifically provided. The Prior Plan was restated effective as of January 1, 2003. This document replaces and supersedes the Prior Plan retroactive to January 1, 2002.
2.17 “Elective Deferral” shall mean a contribution to the Plan under a cash or deferred arrangement as defined in Code §401(k) to the extent not includable in gross income, which is made pursuant to an election and authorization by a Participant through a Salary Deferral Agreement consistent with the provisions of Section 5.1. Effective June 1, 2007, an Elective Deferral may also be referred to in this Plan as a “pre-tax Elective Deferral,” in order to distinguish it from a Roth Elective Deferral that is permitted under Section 5.4A. Unless specifically referred to as a Roth Elective Deferral, any reference to an Elective Deferral under this Plan shall mean Elective Deferral as defined in the first sentence of this Section.
2.18 “Eligible Employee” shall mean any Employee who is not an Excluded Employee.
2.19 “Employee” shall mean any individual who performs personal services directly for and with the consent and supervision of a Zions Employer in a capacity other than solely as a director. The term “Employee” shall also include a Leased Employee.
2.20 “Employer” or “Zions Employer” shall mean the Plan Sponsor and any other entity who, with the authorization of the Plan Sponsor, may adopt this Plan. Solely for purposes of determining Eligibility Service, Years of Vesting Service and One Year Breaks in Service, any entity not adopting this Plan that, together with the Plan Sponsor, is a member of an Affiliated Group shall also be treated as an Employer for the period of time during which the entity was a part of the Affiliated Group. Each Zions Employer participating in this Plan shall be identified on a list attached as an addendum to this
Plan or through separate participation agreements reflecting adoption of this Plan by the Zions Employer.
2.21 “Employer Contribution” shall mean any Employer contribution made to this Plan on behalf of an Employee.
2.22 “Employer Securities” shall mean common stock issued by the Plan Sponsor (or by a corporation that is a member of the controlled group of corporations of which the Plan Sponsor is a member) that is readily tradeable on an established securities market. Noncallable preferred stock shall be deemed to be “Employer Securities” if such stock is convertible at any time into stock that constitutes “Employer Securities” hereunder and if such conversion is at a conversion price that (as of the date of the acquisition by the Plan) is reasonable. Preferred stock shall be treated as noncallable if after the call there will be a reasonable opportunity for a conversion that meets the above requirement.
2.23 “Entry Date” shall mean, solely for purposes of participation under Article IV, the date an Employee became or becomes a Participant in the Plan. Under the GUST Plan Entry Dates occurred on January 1 April 1, July 1 and October 1 of each Plan Year. Effective January 1, 2002, the GUST Plan was amended to provide that Entry Dates occur on each day of the Plan Year. The Effective Date shall also be an Entry Date for this Plan.
2.24 “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations issued thereunder.
2.25 “Excluded Employee” shall mean a member of that class of Employees who are not eligible to participate in the Plan or accrue any benefit under the Plan, regardless of the number of hours worked. The class of such Employees includes:

(a)
Employees whose employment is governed by the terms of a collective bargaining agreement between Employee representatives and the Employer under which retirement benefits were the subject of good faith bargaining between the Employee representatives and the Employer.

(b)	Employees who are non-resident aliens and who receive no earned income (within the meaning of Code §911(b)) from an Employer that constitutes income from sources within the United States.

(c)	Employees whose services for the Employer are performed outside of the United States or whose principal base of operations is outside of the United States.

(d)	Employees who are designated by the Employer to be in either of the following classifications:

(a)	independent contractor, or

(b)	temporary employee or Leased Employee,
It is expressly intended that an individual identified by the Employer to be in one of the above classifications shall be ineligible to participate in the Plan without regard to whether a court or administrative agency subsequently determines that the individual was not or is not in fact in that classification.

(e)	Employees who are employed by an entity that is part of a Affiliated Group with a Zions Employer, but which entity has not adopted and does not participate in this Plan.
2.26 “Exempt Loan” shall mean a loan to this Plan that satisfies the Exempt Loan transaction provisions of Section 14.3.
2.27 “Fiduciary” shall mean and include the Trustee, Plan Administrator, Plan Sponsor, Investment Manager, and any other person or corporation who:

(a)	exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets;

(b)	renders investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of the Plan, or has any authority or responsibility to do so;

(c)	has any discretionary authority or discretionary responsibility in the administration of the Plan; or

(d)
is described as a “fiduciary” in Sections 3(14) or (21) of ERISA or is designated to carry out fiduciary responsibilities pursuant to this agreement to the extent permitted by Section 405(e)(1)(B) of ERISA.

2.28 “Highly Compensated Employee” shall mean, for any Plan Year, an Employee, other than a non-resident alien receiving no earned income from the Employer from sources within the United States, who:

(a)	was at any time during the Plan Year or the Look-back Year a Five Percent Owner (as defined in Section 19.2(b)); or

(b)	received Compensation from the Employer in the Look-back Year in excess of $85,000 and was in the Top Paid Group for the Look-back Year.
“Look-back Year” means the Plan Year immediately preceding the Plan Year for which the determination is being made. An Employee is in the “Top Paid Group” if the Employee is in the group consisting of the top 20% of Employees when ranked on the basis of Compensation paid during the Look Back Year. When calculating the number of Employees in the Top Paid Group the following Employees shall be excluded: (i) Employees who have not completed six months of service; (ii) Employees who normally work fewer than 17 1/2 hours per week; (iii) Employees who normally work not more than 6 months during any year; (iv) Employees who have not attained age 21; and (v) Employees who are Excluded Employees by reason of Section 2.25(a). If permitted by IRS regulations or rulings, the Employer may use shorter periods and hours and a lower age when calculating the Top Paid Group. The ($85,000) amount in (b) above shall be adjusted for cost of living as provided under Code §415(d), except that the base period shall be the calendar quarter ending September 30, 1996.
A former Employee who was a Highly Compensated Employee upon Termination of Employment or at any time after attaining age 55 shall be treated as a Highly Compensated Employee. For any Plan Year, including the Look-back Year, no family aggregation rules shall apply when determining who is a Highly Compensated Employee and no Employee who is a family member of any Highly Compensated Employee shall be required or considered to be a single Employee with the Highly Compensated Employee.
For purposes of this Section, Compensation is defined as in Section 7.1(b) of this Plan, but shall include contributions made by the Employer to a plan of deferred compensation otherwise excluded in Section 7.1(b).
2.29 “Inactive Participant” shall mean a Participant who retains and is entitled to receive an Accrued Benefit under the Plan, but who is not currently eligible to make Elective Deferral Contributions or receive an allocation of Employer Contributions or forfeitures because the Participant has incurred a Termination of Employment.
2.30 “Investment Fund” shall mean all assets of the Trust Fund.
2.31 “Investment Manager” shall mean any Fiduciary (other than a Trustee or Named Fiduciary) who:

(a)	has the power to manage, acquire or dispose of any asset of the Plan;

(b)
is (1) registered as an investment advisor under the Investment Advisors Act of 1940; (2) a bank as defined in that Act; or (3) is an insurance company qualified to perform services described in subsection (a) above under the laws of more than one state; and

(c)	has acknowledged in writing that he is a Fiduciary with respect to the Plan.
2.32 “K-Test Average Contribution Percentage” shall mean the average (expressed as a percentage) of the K-Test Contribution Percentages of the Participants in a group.
2.33 “K-Test Contribution Percentage” shall mean the ratio (expressed as a percentage) of a Participant’s K-Test Contributions for a Plan Year to the Participant’s Compensation for the Plan Year. The K-Test Contribution Percentage for a Participant who is a Highly Compensated Employee shall be determined by combining all cash or deferred arrangements under which the Highly Compensated Employee is eligible to participate (other than those that may not be permissively aggregated) with this Plan as though they were a single arrangement. For this purpose, Compensation is defined as in Section 7.1 (b) of the Plan. The K-Test Contribution Percentage for a Participant who has made no Elective Deferral contributions and who is not credited with any K-Test Contributions for the Plan Year shall be zero.
2.34 “K-Test Contributions” shall mean, for any Plan Year, a Participant’s Elective Deferrals, plus, if so elected by the Employer, part or all of the Qualified Non-Elective Contributions and Qualified Matching Contributions allocated to the Participant for such year, provided that, any Qualified Non-Elective Contributions included as K-Test Contributions shall not increase the difference between the K-Test Average Contribution Percentage for Highly Compensated Employees and the K-Test Average Contribution Percentage for Non-Highly Compensated Employees; and, further provided that, no Qualified Non-Elective Contributions or Qualified Matching Contributions included as K-Test Contributions shall be included as M-Test Contributions. In determining the amount of a Participant’s Elective Deferrals under this Section the Plan Administrator shall take into account elective deferrals made by the Participant under any other plan that is aggregated with this Plan for purposes of Code §401(a)(4) or Code §410(b) (other than Code §410(b)(2)(A)(ii)) and any other plan satisfying Code §401(k)(3) and Reg. §1.401(k)-1(b)(3) that the Employer elects to permissively aggregate with this Plan, by treating all such plans and this Plan as a single plan.
2.35 “Leased Employee” shall mean any person who, pursuant to an agreement between the Zions Employer and the Plan Sponsor or any other person or organization (leasing organization), has performed services for the Zions Employer (or for the Zions Employer and related persons determined in accordance with Code §414(n)(6)) and such services are performed under the primary direction or control of the Zions Employer.
2.36 “Leveraged Employer Securities” shall mean Employer Securities acquired by the Trust with the proceeds of an Exempt Loan.
2.37 “Limitation Year” shall mean the Plan Year, unless the Employer elects a different 12 month period.
2.38 “M-Test Average Contribution Percentage” shall mean the average (expressed as a percentage) of the M-Test Contribution Percentages of the Participants in a group.
2.39 “M-Test Contribution Percentage” shall mean the ratio (expressed as a percentage) of a Participant’s M-Test Contributions for a Plan Year to the Participant’s Compensation for the Plan Year. The M-Test Contribution Percentage for a Participant who is a Highly Compensated Employee shall be determined by combining all plans subject to Code §401(m) under which the Highly Compensated Employee is eligible to participate (other than those that may not be permissively aggregated) with this Plan as though they were a single plan. For this purpose, Compensation is defined as in Section 7.1(b) of the Plan. The M-Test Contribution Percentage for a Participant who has made no Elective Deferral contributions and who is not credited with any M-Test Contributions for the Plan Year shall be zero.
2.40 “M-Test Contributions” shall mean for any Plan Year Matching Contributions made pursuant to Section 5.6 less any of the Participant’s Qualified Matching Contributions included as K-Test Contributions. If so elected by the Employer, part or all of the Qualified Non-Elective Contributions allocated to the Participant for such year shall be included as an M-Test Contribution, provided that any Qualified Non-Elective Contributions included as M-Test Contributions shall not increase the difference between the M-Test Average Contribution Percentage for Highly Compensated Employees and the M-Test Average Contribution Percentage for Non-Highly Compensated Employees; and,
further provided that, no Qualified Non-Elective Contributions included as M-Test Contributions shall be included as K-Test Contributions. In determining the amount of M-Test Contributions under this Section the Plan Administrator shall take into account all employee voluntary contributions made by the Participant and all matching contributions made by the Employer under any other plan that is aggregated with this Plan for purposes of Code §401(a)(4) or Code §410(b) (other than Code §410(b)(2)(A)(ii)) and any other plan satisfying Code §401(k)(3) and Reg. §1.401(k)-1(b)(3) which the Employer elects to permissively aggregate with this Plan, by treating all such plans and this Plan as a single plan.
2.41 “Matching Contribution” shall mean any Employer contribution made to the Plan on behalf of an Employee on account of an Employee’s Elective Deferral, but excluding, for Plan Years beginning after December 31, 1988, any contribution used to meet the minimum required allocation under Section 19.3. For Plan Years commencing after December 31, 2001, Matching Contributions may be used to satisfy the minimum required contribution requirements of Section 19.3 to the extent provided in Section 19.9, if the Employer fails to or elects not to provide benefits to Participants under this Plan on a safe harbor basis, as defined herein.
2.42 “Named Fiduciary” shall mean the Plan Administrator and any Committee appointed and so designated by the Plan Administrator.
2.43 “Net Profit” for any year shall mean the current and accumulated earnings of the Employer as reflected by its books of account for the particular fiscal year before the provision for federal and state income tax, without increase or decrease due to corrections or adjustments subsequently made, but excluding the cost of contributions made under this Plan or any other qualified plan.
2.44 “Non-Highly Compensated Employee” shall mean an Employee who is not a Highly Compensated Employee.
2.45 “Normal Retirement Age” shall mean age 65.
2.46 “Normal Retirement Date” shall mean the first day of the calendar month coinciding with or next following a Participant’s Normal Retirement Age.
2.47 “Participant” shall mean any Eligible Employee who has satisfied all of the age and service requirements of Section 4.1. Such an Eligible Employee shall be deemed to be a Participant in the Plan for purposes of any applicable non-discrimination test, including the K-Test and M-Test defined in this Plan, without regard to whether he has executed a Salary Reduction Agreement and agreed to have contributions made to this Plan through Elective Deferrals. A Participant may nevertheless be considered “active” or “inactive” depending on whether he is eligible to make Elective Deferral Contributions or receive an allocation of Employer Contributions. A Participant who has an Account in the Plan but is an Inactive Participant because he or she has incurred a Termination of Employment shall not be treated as a Participant in the Plan for purposes of any applicable nondiscrimination lest, including the K-Test and M-Test defined in this Plan in any Plan Year following the Plan Year in which the Participant’s Termination of Employment has occurred.
2.48 “Paysop” shall mean the Zions Bancorporation Payroll Stock Ownership Plan, a tax-credit employee stock ownership plan within the meaning of Code §409(a), which was merged into this Plan pursuant to that certain trust to trust transfer agreement effective December 29, 1988.
2.49 “Plan” shall mean the Plan as stated herein and as may be amended from time to time, denominated the “Zions Bancorporation Payshelter 401(k) and Employee Stock Ownership Plan.” The Employer intends the Plan to satisfy the requirements of Code Section 401(k) and to be an employee stock ownership plan within the meaning of Code §4975(e)(7), for all purposes of the Code.
2.50 “Plan Sponsor” shall mean Zions Bancorporation.
2.51 “Plan Year” shall mean the one year period commencing each January 1 and ending the following December 31.
2.52 “Predecessor Plan” shall mean any Plan that has been previously amended or restated for GUST and whose assets have been transferred to this Plan pursuant to a merger or trust to trust transfer. The benefits that are funded by the transferred assets shall be protected benefits within the meaning of Code §411(d)(6) and the regulations thereunder and before their transfer to this Plan shall be subject to all provisions of the Predecessor Plan, including any transitional rules required by prior legislation such as GUST and applicable IRS regulations.
2.53 “Prior Plan” shall mean the Zions Bancorporation Payshelter 401(k) and Employee Stock Ownership Plan, as it existed immediately before the Effective Date.
2.54 “Qualified Matching Contribution” shall mean a Matching Contribution with respect to which the requirements of Reg. §1.401(k)-1(b)(5) and Code §§401(k)(2)(B) and (C) are met.
2.55 “Qualified Non-Elective Contribution” shall mean any Employer contribution to the Plan other than a Matching Contribution with respect to which the Employee may not elect to have the contribution paid to the Employee in cash instead of being contributed to the Plan and (if treated as K-test Contributions) the requirements of Reg. §1.401(k)-1(b)(5) and Code §§401(k)(2)(B) and (C) are met or (if treated as M-Test Contributions) the requirements of Reg. §1.401(m)-1(b)(5) are met.
2.56 “Transferred Benefits” shall mean those benefits funded by assets transferred to the Plan from a Predecessor Plan. Transferred Benefits shall include all optional forms of benefits available under the Predecessor Plan(s) from which the Transferred Benefits were received, unless otherwise provided in this Plan.
2.57 “Trust” shall mean the Trust originally created in conjunction with the Plan, previously named effective January 1, 2002, the Zions Bancorporation Payshelter 401(k) Plan Trust. As of the Effective Date the Trust is designated as the “Zions Bancorporation Payshelter 401(k) and Employee Stock Ownership Plan Trust.”
2.58 “Trust Fund” shall mean all cash, Employer Securities, securities, annuity contracts, real estate and any other property held by the Trustee pursuant to the terms of the Trust and this Plan, together with investment earnings or losses thereon, less any applicable expenses of the Plan and Trust.
2.59 “Trustee” shall mean the bank, trust company or other corporation possessing trust powers under applicable state or federal law, or one or more individuals, or any combination thereof named as Trustee or Trustees under the Trust.
2.60 “Valuation Date” shall mean the date on which the Trust Fund and Accounts are valued, as provided in this Plan. The following shall be Valuation Dates:

(a)	the last day of each Plan Year (the “Annual Valuation Date”), and

(b)
every other business day during the Plan Year on which trading activity occurs or could occur with respect to the Employer Securities held by the Plan. The Plan Administrator shall interpret this Section as it deems necessary or advisable to provide for the orderly and equitable administration of the Plan.

2.61 “Vested Interest” or “Vested Accrued Benefit” shall mean the portion of a Participant’s Accrued Benefit that is non-forfeitable.
2.62 “Voluntary Contributions” shall mean after-tax contributions previously made by a Participant under a Salary Reduction Agreement with the Employer. As of the Effective Date Voluntary Contributions are no longer permitted to be made to the Plan.
ARTICLE III
SERVICE DEFINITIONS AND RULES
3.1 “Eligibility Computation Period” shall mean the period used to measure Eligibility Service and Breaks in Service for purposes of eligibility to begin and maintain participation in the Plan. As of January 1, 2002, the Plan does not apply any minimum Eligibility Computation Period.
3.2 “Eligibility Service” shall mean service for any period during which an Employee receives credit for Hours of Service for a Zions Employer.
3.3 “Employment Commencement Date” shall mean the date on which the Employee first performs an Hour of Service for a Zions Employer.
3.4 “Hour of Service” shall mean and be determined as follows;

(a)
Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These hours shall be credited to the Employee for the year or years in which the duties are performed.

(b)
Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or Leave of Absence. Notwithstanding the preceding sentence:

(a)	No more than 501 Hours of Service are required to be credited under this paragraph during which the Employee performs no duties (whether or not such period occurs in a single computation period);

(b)
An hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker’s compensation or unemployment compensation or disability insurance laws; and

(c)	Hours of Service are not required to be credited for a payment that solely reimburses an Employee for medical or medically related expenses incurred by the Employee.
For purposes of this paragraph (b), a payment shall be deemed to be made by or due from an Employer regardless of whether such payment is made by or due from the Employer directly, or indirectly through, among others, a trust fund or insurer to which Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate. Hours under this paragraph (b)
shall be calculated and credited pursuant to DOL Reg. §2530.200b-2, paragraphs (b) and (c), which are incorporated herein by this reference.

(c)
Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service shall not be credited both under paragraph (a) or paragraph (b), as the case may be, and under this paragraph (c). These hours shall be credited to the Employee for the year or years to which the award or agreement pertains rather than the year in which the award, agreement or payment is made.

(ci)	Hours of Service shall be determined on the basis of actual hours for which an Employee is paid, entitled to payment or for which back pay is awarded or agreed to.

(cii)	In the case of an Employee who is absent from work for any period:

(c)	by reason of the pregnancy of the Employee;

(ci)	by reason of the birth of a child of the Employee;

(cii)	by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee; or

(ciii)	for purposes of caring for such child for a period beginning immediately following such birth or placement;
Hours of Service shall include the Hours of Service that otherwise would normally have been credited to such Employee but for such absence; or in any case in which the Plan is unable to determine the Hours of Service to be credited, eight Hours of Service for each regularly scheduled work day of such absence, The total number of hours treated as Hours of Service under this Section by reason of any pregnancy or placement shall not exceed 501 hours less the number of Hours of Service credited to an Employee pursuant to subsections (a) through (e) above, for an absence described in this subsection (f). The hours described in this subsection (f) shall be treated as Hours of Service only in the computation period in which the absence from work begins, if an Employee would be prevented from incurring a One-Year Break in Service in such computation period solely because the period of absence is treated as Hours of Service as provided herein; or in any other case, in the immediately following computation period. Notwithstanding the foregoing, no credit will be given pursuant to this subsection (f) unless the Employee furnishes to the Plan Administrator such timely information as (he Plan Administrator may reasonably require to establish that the absence from work is for reasons referred to herein, and the number of days for which there was such an absence.

(f)	Hours of Service shall be aggregated for service with all Zions Employers, however, in no event shall duplicate credit be given for the same Hours of Service.

(g)	The Plan Administrator may use any records to determine Hours of Service that it considers an accurate reflection of the facts.

(h)
When crediting Hours of Service for Employees who are paid on an hourly basis the Plan Administrator shall use the “actual” method. For purposes of the Plan, “actual” method shall mean the determination of Hours of Service from records of hours worked and hours for which the Employer makes payment or for which payment is due from the Employer. When crediting Hours of Service for Employees who are not paid on an hourly basis, the Plan Administrator shall use the “salaried earnings” method. With respect to an Employee whose Compensation consists primarily of periodic salary payments, “salaried earnings” method shall mean the determination of Hours of Service from records showing payments made to the Employee or payments due to the Employee from the Employer. In applying the “salaried earnings” method, an Employee who has at least 435 hours or 870 hours shall be credited with 500 Hours of Service and 1,000 Hours of Service, respectively.

3.5 “One Year Break in Service” shall mean a 12 consecutive month period during which an Employee has not completed more than 500 Hours of Service, regardless of whether the Employee has incurred a Termination of Employment. For purposes of vesting, such 12 consecutive month periods shall be measured on the same basis as Years of Vesting Service. Effective January 1, 2006, except as otherwise provided in Section 3.13, the provisions of this Section shall no longer apply for purposes of determining Years of Vesting Service. For purposes of eligibility to participate, the Plan shall not apply any break in service rule. The following types of absence shall not constitute a One-Year Break in Service:

(a)	extended vacation, provided that persons under similar circumstances shall be treated alike;

(b)	Absence due to illness or accident while regular remuneration is paid;

(c)
Absence for military service or significant civilian service for the United States, provided that with respect to civilian service, the absent Employee returns to service with the Employer within 30 days of his release from the civilian service or any longer period during which his right to re-employment is protected by law and with respect to military service, the absent Employee returns to service within the period described in Section 3.12, or any longer period during which his right to re-employment is protected by law.

3.6 “Re-employment Commencement Date” shall mean the date on which an Employee, who has both incurred a Termination of Employment from the Employer and has had a One Year Break in Service as a result of that termination, first performs an Hour of Service for the Employer following such Break in Service.
3.7 “Termination of Employment” with respect to any Employee or Participant shall occur upon the separation from service (effective January 1, 2002, severance from employment) of the Employee or Participant due to the resignation, discharge, death, retirement, failure to return to active work at the end of an authorized leave of absence or the authorized extension(s) thereof, failure to return to active work when duly called following a temporary layoff, or upon the happening of any other event or circumstance that, under the then current policy of the Zions Employer results in the termination of the employer-employee relationship. Termination of Employment shall not be deemed to occur merely because of a transfer between Zions Employers.
3.8 “Vesting Computation Period” shall mean the 12 consecutive month period used to measure Years of Vesting Service and Breaks in Service for purposes of vesting. The 12 consecutive month period used for the Vesting Computation Period shall be the Plan Year. Effective January 1, 2006, except as otherwise provided in Section 3.13, the provisions of (his Section shall no longer apply for purposes of determining Vesting Service.
3.9 “Year of Service” shall mean a 12 consecutive month period during which an Employee has completed at least 1,000 Hours of Service.
3.10 “Year of Vesting Service” shall mean:

(a)
for Plan Years commencing prior to January 1, 2002, a Vesting Computation Period during which an Employee has completed at least one Hour of Service. For Plan Years commencing on or after January 1, 2002, “Year of Vesting Service” shall mean a Vesting Computation Period during which an Employee has completed at least 1,000 Hours of Service. Subject to Section 11.5 a Participant’s Years of Vesting Service shall be determined based on all Vesting Computation Periods containing or beginning after his Employment Commencement Date or Re-employment Commencement Date, provided that service prior to the date an Employee has attained age 18 shall not be taken into account. Any individual who was a Leased Employee and who subsequently becomes an Eligible Employee shall be credited with all Years of Service as a Leased Employee for purposes of determining Years of Vesting Service. Effective January 1, 2006, except as otherwise provided in Section 3.13, the provisions of this subsection (a) shall no longer apply for purposes of determining Years of Vesting Service.

(b)
with respect to a Merged Employee for Plan Years commencing prior to the Merger Dale, a calendar year during which the Merged Employee has completed at least one hour of service for the Merged Employer. For Plan Years commencing on or after the Merger Date, “Year of Vesting Service” shall mean a Vesting Computation Period during which the Merged Employee completes at least 1,000 Hours of Service. Effective January 1, 2006, except as otherwise provided in Section 3.13, the preceding sentence shall no longer apply and “Years of Vesting Service” after the Merger Date shall be credited to a Merged Employee as provided in Section 3.13. All creditable Years of Vesting Service determined under the above rules for a Merged Employee shall be credited under this Plan as of the Merged Employee’s Employment Commencement Date. For purposes of this Section 3.10(b):

(a)	“Merged Employee” shall mean an Employee who immediately prior to his Employment Commencement Date, was employed by a Merged Employer.

(b)	“Merged Employer” shall mean an entity that was acquired by (whether as a slock or asset acquisition) or merged into the Plan Sponsor or another Employer who has adopted this Plan.

(3)
“Merger Date” shall mean the date designated in any agreement or contract of merger, sale or acquisition as the date on which the acquisition of the Merged Employer by the Plan Sponsor or Employer is considered complete.

3.11 Special Rules for Crediting Service. In crediting Service under the Plan for any Employee who is or was employed by a Participating Employer the rules for crediting Service as set forth in each respective Participation Agreement or as set forth in this Section shall apply. When crediting service under the Plan for Employees who are employed by certain members of an Affiliated Group or who are former employees of entities acquired by the Employer, the following special rules for crediting service shall apply:

(a)
Discount Corporation of New York: Each Employee of Discount Corporation of New York (“Discount”) who, as of August 10, 1993, satisfied the Plan’s minimum age and service requirements shall be eligible to participate in the Plan on August 11, 1993 (which shall be deemed a “Plan Entry Date” for this purpose) or on any subsequent Plan Entry Date if employed by the Employer or any member of the Affiliated Group who participate in the Plan on that date. All service of the Employee with Discount and any member of the affiliated Group shall be credited for purposes of the above participation rule. For purposes of benefit accrual, no prior service with Discount shall be taken into account.

3.12 Qualified Military Service Rules: The following rules shall apply to an Employee who has Qualified Military Service while employed by the Employer.

(a)	“Qualified Military Service” shall mean service by an Employee in the uniformed services of the United States (as defined in chapter 43 title 38 of the United States Code), provided:

(a)	the employee provides advance notice of the service to the Zions Employer, when such notice is practical;

(b)	the employee is not dishonorably discharged;

(c)
the employee is re-employed by the Zions Employer within 30 days following the completion of the service or any longer period during which his or her or her right to re-employment is protected by law; and

(d)	the cumulative length of the Employee’s absence from employment due to the service does not exceed five years.

(b)
An Employee’s Qualified Military Service shall be treated as service for the Employer for all purposes under the Plan. An Employee’s imputed Hours of Service during Qualified Military Service shall be:

(a)	the Hours of Service the Employee would have worked but for his or her or her Qualified Military Service; and

(2)
if the Hours of Service cannot reasonably be determined, the Hours of Service the Employee would have worked had he or she worked during his or her or her Qualified Military Service at his or her or her average rate during the 12 month period immediately preceding his or her or her Qualified Military Service or, if shorter, his or her or her entire period of employment preceding the Qualified Military Service.

For vesting purposes under Section 11.01 the Employee shall also be credited with Hours of Service (without regard to whether the Employee has returned to service with the Employer) if the Employee incurs a Disability while performing the Qualified Military Service on or after January 1, 2007, and cannot return to service with the Employer as a consequence of the Disability.

(c)	Compensation (as defined in Section 2.11) shall include imputed compensation during an Employee’s Qualified Military Service. Imputed compensation shall be:

(c)	the compensation the Employee would have received but for his or her or her Qualified Military Service; or

(ci)
if the compensation is not reasonably certain, the compensation the Employee would have received had he or she received compensation during his or her qualified Military Leave at his or her or her average rate during the 12 month period immediately preceding his or her or her Qualified Military Service, or, if shorter, his or her or her entire period of employment preceding his or her or her Qualified Military Service.

(ci)
A Participant who returns to employment after any Qualified Military Service shall be entitled to make additional Elective Deferrals to the Plan up to the maximum amount of the Elective Deferrals the Participant would have been permitted to make based upon his or her or her imputed compensation during the Qualified Military Service, taking into account any other Elective Deferrals made by the Participant during the Qualified Military Service. The period during which the additional Elective Deferrals may be made shall commence on the date the Participant returns to employment and shall extend until the expiration of the lesser of (i) the period which is three times the length of the Participant’s Qualified Military Service or (ii) five years. Payment of Matching Contributions attributable to Elective Deferrals of imputed compensation during Qualified Military Service shall be made at the same time as other Matching Contributions, based on the time the Elective Deferrals are actually paid to the Plan. The Matching Contributions need not include earnings that would have accrued had the Participant continued performing his or her or her duties for the Employer during Qualified Military Service.

(cii)
Elective Deferrals of a Participant’s imputed compensation during his or her or her Qualified Military Service shall be treated as Elective Deferrals and as K-Test Contributions with respect to the Plan Year to which the imputed compensation relates, if this Plan Year is not the same Plan Year in which the Elective Deferrals are received by the Plan. Any Matching Contributions based on Elective Deferrals of a Participant’s imputed compensation during his or her or her Qualified Military Service shall be treated as M-Test Contri-

butions with respect to the Plan Year to which the Elective Deferrals relate, if this Plan Year is not the same Plan Year in which the Elective Deferrals are received by the Plan.

(f)
Repayment of any Participant loan from the Plan shall be suspended during Qualified Military Service and the loan repayment period shall be extended by the length of the Qualified Military Service. Interest shall continue to accrue on the loan during the suspension period at a rate equal to the lesser of the current rate on the loan or the maximum rate allowed by applicable law. Upon recommencing loan payments the additional accrued interest shall be taken into account in determining the total amount remaining and due on the loan.

(g)
Effective June 1, 2007, a Participant who is eligible under this Section 3.12 to make an Elective Deferral to the Plan upon return from Qualified Military Service may designate any portion thereof as a Roth Elective Deferral and may designate the Plan Year for which the Roth Elective Deferral is to be credited, which may include a Plan Year that is before the Plan Year in which the Roth Elective Deferral is actually made. In that event the Plan shall treat the Roth Elective Deferral as having been made in the Plan Year of Qualified Military Service to which the contribution relates (but not earlier than January 1, 2006), as designated by the Participant. A Participant may also identify the Plan Year of Qualified Military Service for which a Roth Elective Deferral is deemed made for other purposes as well, such as for entitlement to an Employer Matching Contribution, and the determination of the five-taxable-year period of participation rule. In the absence of any designation, for purposes of determining the first year of the five years of participation rule under Code §402A(d)(2)(B), the Roth Elective Deferral shall be treated as relating to the first year of Qualified Military Service for which the Participant could have made a Roth Elective Deferral under the Plan, but not earlier than January 1, 2006. Notwithstanding the foregoing, each Participant who may make an Elective Deferral to the Plan under this Section 3.12 and who makes an Elective Deferral shall be deemed to have made a Roth Elective Deferral to the Plan from his or her Elective Deferral contributions in the sum of $1.00, unless the Participant has specifically elected a larger Roth Elective Deferral contribution amount. The Roth Elective Deferral shall be deemed made to the Plan for the earliest possible Plan Year, according to the rules of this subsection.

(h)
If is determined at the time the Employee commences Qualified Military Service that the length of the service will be either (i) more than 179 days in duration or (ii) of indefinite duration and if the Employee is called to such Qualified Military Service because the Employee is a member of a military reserve unit ordered to active duty after September 11,2001, then notwithstanding the provisions of Section 8.01, the Employee may elect to withdraw any amount in the Employee’s Elective Deferral and Matching Contribution Accounts. Any such withdrawal must be made after the date of the order or call to active duty and prior to the end or close of the active duty period. The withdrawal shall also be deemed to be an Eligible Rollover Distribution under Section 11.04, except that it shall not be subject to any income tax withholding requirement that may otherwise apply under Code §72(t).

(i)
Effective for Plan Years commencing after December 31, 2008, an Employee who commences Qualified Military Service which will exceed 30 days in length may be deemed, if so elected by the Employee solely for the purpose of receiving a distribution from the Plan, to have incurred a Termination of Employment. If an Employee returns to employment after receiving a distribution from the Plan on account of an election made pursuant to this subsection, but the Employee has not satisfied the requirements of subsection (h) above, then the Employee may not make Elective Deferrals or Roth Elective Deferrals to the Plan until the expiration of 6 months from the date of the last distribution from the Plan made on account of this subsection.

3.13 Elapsed Time Method for Determining Years of Vesting Service. Effective January 1, 2006, the Plan adopts the Elapsed Time method for determining Years of Vesting Service. This method of counting Service does not track actual Hours of Service worked by an Employee, but instead measures the length of time an individual is an Employee of a Zions Employer.

(a)	In determining Years of Vesting Service for an Employee, the following shall apply:

(a)
An Employee’s Service taken into account for purposes of vesting shall be the time period beginning with the Employee’s Employment Commencement Date and ending on the date the Employee incurs a Termination of Employment.

(b)
An Employee who incurs a Termination of Employment by reason of resignation, discharge or retirement and who then performs an Hour of Service within 12 months of that date will be credited with Service for the period in which he was not employed. An Employee who is absent for any other reason and then resigns, is discharged or retires and who preforms an Hour of Service within 12 months of his initial absence will be credited with Service for the period in which he was not employed, provided the service is not counted under the first sentence of this subsection. An Employee who is absent from Service with the Employer for over 12 months shall receive no credit for any absence following the date the Employee incurs the Termination of Employment.

(c)
In determining an Employee’s Years of Vesting Service fractional years will be rounded to the nearest one twelfth of a year. Periods of Service will be based on full calendar months, crediting an Employee with a full month if the Employee works at least one Hour of Service during the month. An Employee with more than one period of Service will have all such periods aggregated and the Employee’s total Service will be used for purposes of determining Years of Vesting Service.

(d)	For the Plan Year commencing January 1, 2006 only, the Plan shall credit Vesting Service according to the following rules:

(a)
For each Employee of a Zions Employer who was employed by the Zions Employer on December 31, 2005, and continued to be employed on January 1, 2006, the Plan shall either apply the rules of this Section 3.13, treating January 1, 2006 as the Employment Commencement Date, or apply the previous vesting credit rules of this

Plan without regard to this Section 3.13, crediting the Employee with Vesting Service credit according to the method that provides the greater credit.

(2)
For each Employee of a Zions Employer whose Employment Commencement Date was after January 1, 2006, but prior to July 24, 2006, the Plan shall either apply the rules of this Section 3.13, or apply the previous vesting credit rules of this Plan without regard to this Section 3.13, crediting the Employee with Vesting Service credit according to the method that provides the greater credit.

(3)	For each Employee of a Zions Employer whose Employment Commencement Date is after July 23, 2006, the Plan shall apply the rules of this Section 3.13 only.
ARTICLE IV
ELIGIBILITY AND PARTICIPATION
4.1 Age and Service Requirements: From and after the Effective Date an Eligible Employee shall be eligible initially to participate in this Plan on the first Entry Date coincident with or next following the date on which he satisfies the following requirements:

(a)	attains age 21, and

(b)	is employed on the Entry Date.
An Eligible Employee who has satisfied the requirements above shall commence participation in the Plan on the applicable Entry Date. An Eligible Employee who has attained age 21 and is employed on the Effective Date shall participate in this Plan on the Effective Date, without regard to the other requirements of this Section. Prior to the Effective Date Eligible Employees shall participate as provided in the Prior Plan.
An Eligible Employee who becomes a Participant and who also executes a Salary Deferral Agreement in the manner set forth in procedures issued by the Plan Administrator (which may include use of electronic technologies) shall be considered to be an active Participant. An Eligible Employee shall not be required to execute a Salary Deferral Agreement in order to be considered a Participant in the Plan, however, as a condition to participation in Salary Deferral Contributions the Eligible Employee shall first execute a written Salary Deferral Agreement in the manner set forth in procedures issued by the Plan Administrator, An Employee who is a Participant in a Predecessor Plan on the day before the effective date of the merger of the Predecessor Plan into this Plan shall continue as a Participant in this Plan on the effective date of merger.
4.2 Eligibility Information: As soon as practicable after the date each Employee’s Employment Commencement Date, the Plan Administrator shall verify the Entry Date when the Employee shall first become eligible to participate in the Plan and shall notify each Employee of his/her eligibility, and of any application or other requirements for participation.
4.3 Information to be Provided by Employee: At the request of the Plan Administrator, each Eligible Employee shall furnish such information as is not available from the Employer. As a condition to participation in making Elective Deferrals to the Plan, the Employee shall first complete, execute and deliver a written Salary Deferral Agreement as reasonably required by the Plan Administrator.
4.4 Reclassification of an Eligible Employee or Excluded Employee: Any Eligible Employee, whether or not he has previously participated in the Plan, who was previously classified as an Excluded Employee and is reclassified as an Eligible Employee shall be eligible to enter the Plan as an active Participant on the later of the date of his reclassification or the Entry Date he would otherwise join if he had not been classified as an Excluded Employee, provided he has otherwise satisfied the requirements of Section 4.1.
Any Participant who is reclassified as an Excluded Employee shall be treated as an Excluded Employee on the date of reclassification for purposes of determining his eligibility for any Employer Contributions in the Plan Year of reclassification. If, prior to the date of reclassification, the Participant had executed a Salary Deferral Agreement and is deferring Compensation in the Plan Year in which the reclassification occurs, the Participant’s Salary Deferral Agreement and all Elective Deferrals thereunder shall automatically terminate as of the last day of the payroll period that commenced immediately prior to the date the Participant is reclassified as an Excluded Employee.
4.5 Re-employment and Commencement of Participation: An Eligible Employee who had met the requirements of Section 4.1(a) and (b) but terminated employment prior to his Entry Date shall be eligible to become a Participant on the date he is re-employed by the Employer, but in no event earlier than the Entry Date he would have joined had he not ceased employment. An Eligible Employee who was a Participant shall again become a Participant on the date he is re-employed by the Employer.
4.6 No Waiver of Participation: An Eligible Employee who has satisfied all criteria for participation in this Plan shall be deemed a Participant and may not waive or reject participation.
4.7 Effect of Participation: A Participant who has satisfied all eligibility criteria and commenced active participation in this Plan shall be conclusively deemed to have assented to this Plan and to any subsequent amendments, and shall be bound thereby with the same force and effect as if he had formally executed this Plan.
ARTICLE V
PARTICIPANT AND EMPLOYER CONTRIBUTIONS

5.1 Elective Deferrals:

(a)
Each Participant may elect to defer any percentage of the Participant’s Compensation described in subsection (1) below, subject to a minimum of 1% of the Participant’s Compensation per pay period. The maximum percentage amount shall be 50% of the Participant’s Compensation. Effective for Plan Years commencing on or after July 24, 2006, the maximum percentage amount shall be 80% of the Participant’s Compensation. The amount of the deferral shall be contingent on the Participant electing and authorizing the Elective Deferral amount through a Salary Deferral Agreement. The Salary Deferral Agreement and the Participant’s authorization thereunder may be evidenced by a document executed by the Participant and filed with the Administrator in the manner prescribed for this purpose, which may include a Salary Deferral Agreement completed and executed by the Participant through any approved electronic means. The Salary Deferral Agreement shall be subject to the following rules:

(a)
The Salary Deferral Agreement shall apply to each payroll period during which it is in effect and has not been rescinded. The Salary Deferral Agreement shall be applicable to all forms of the Participant’s Annual Compensation, regardless of how paid or characterized, and effective June 1, 2007, shall designate Elective Deferrals as pre-tax Elective Deferrals, Roth Elective Deferrals or both, in the percentage specified. An Elective Deferral contribution to the Plan shall be treated as a Roth Elective Deferral only when so specifically designated by the Participant in advance of the date the Roth Elective Deferral is first made to the Plan.

(b)
The amount by which the Participant’s Annual Compensation is reduced under the Salary Deferral Agreement may be changed (increased, decreased or ceased and effective June 1, 2007, change between pre-tax and Roth Elective Deferrals) by a Participant at any time during the Plan Year. A change shall be evidenced by a written document, by oral instructions directly from the Participant with written confirmation in accordance with rules and procedures established by the Administrator or through any electronic means or method approved by the Plan Administrator.

(c)
A Salary Deferral Agreement and or an amendment to a Salary Deferral Agreement shall be effective as soon as Administratively Feasible after the Salary Deferral Agreement or the amendment is executed, orally authorized or electronically completed by the Participant and received and confirmed by the Administrator.

(d)
The Administrator may amend or revoke a Salary Reduction Agreement with any Participant at any time if the Administrator determines that a revocation or amendment is necessary to ensure that the Participant’s Elective Deferral for any Plan Year will not exceed any Plan limitations.

(5)
The Administrator may revoke its Salary Reduction Agreements with all Participants or amend its Salary Reduction Agreements with all Participants on a uniform basis if it determines that such action is necessary in order to comply with the terms of the Plan or any applicable law or regulation.

(5)
The Elective Deferral amounts designated by the Participant in the Salary Deferral Agreement shall be withheld and contributed to the Plan by the Employer without regard to Net Profits to the Participant’s Elective Deferral Account. Unless otherwise approved by the Plan Administrator, Elective Deferrals made through payroll deductions shall be pursuant to the Salary Deferral Agreement executed by the Participant or orally authorized by the Participant and confirmed by the Plan Administrator or authorized by any other electronic means or method approved by the Plan Administrator.

(6)
Commencing January 1, 2002, and for all Plan Years thereafter an Employee who is eligible to make Elective Deferrals under this Plan and who attains age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Code §414(v). Catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code §§402(g) and 415. The Plan Administrator shall not treat catch up contributions as failing to satisfy any provisions of the Plan implementing the requirements of Code §§401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable. Effective June 1, 2007, Catch-up contributions may consist of either pre-tax or Roth Elective Deferrals.

5.2 Payment to Trustee: The Employer shall transmit to the Trustee the amounts withheld by it pursuant to Section 5.1 above as soon as Administratively Feasible, but in no event later than the fifteenth (15th) business day of the month following the month in which the amounts are withheld or received by the Employer. However, the Employer shall not transmit to the Trustee any amounts withheld by it during the Plan Year pursuant to a deferral election under Section 5.1, which in the Plan Administrator’s opinion would cause the Plan to fail to meet the limitations described in Section 5.10 for that Plan Year. Such amounts withheld and not transmitted to the Trustee shall be returned by the Employer to the respective Participants.
5.3 Suspension of Deferrals: A Participant may notify the Plan Administrator electronically, orally (with written confirmation) or in writing of his intention to suspend his election to have a portion of his Annual Compensation deferred, The suspension shall be effective as soon as Administratively Feasible after the date the notice of suspension is received shall apply to each payroll period thereafter, until a new Salary Deferral Agreement is entered into by the Participant. The Participant shall be considered a Participant hereunder for all other purposes if his employment continues, however, he shall not be considered to be an active Participant.
5.4 After-tax Contributions by Participants: From and after the Effective Dale no Participant shall be permitted or required to make after-tax or Voluntary Contributions to the Plan,
5.4A Roth Elective Deferrals: Effective June 1, 2007, and for each Plan Year thereafter, the Plan will accept Roth Elective Deferrals made on behalf of Participants. A Participant’s Roth Elective Deferrals will be allocated to a separate account maintained for such deferrals as described in this
Section 5.4A. Unless specifically slated otherwise, Roth Elective Deferrals will be treated as Elective Deferrals for all purposes under the Plan, including the determination and allocation of Employer Matching Contributions. Notwithstanding any other provision of the Plan to the contrary, all issues involving contribution and allocation of Roth Elective Deferrals and earnings thereon and distribution of Roth Elective Deferrals shall be determined according to the provisions of this Section 5.4A, unless specifically provided otherwise in this Section.

(a)
Contributions and withdrawals of Roth Elective Deferrals will be credited and debited solely to the Roth Elective Deferral Account maintained for each Participant. The Plan will maintain a record of the amount of Roth Elective Deferrals in each Participant’s Account. The Plan shall employ the same procedures set forth in Section 5.1 in determining when and how a Participant may elect to make or change an election of Roth Elective Deferrals, and may provide for designation by the Employee of pre-tax and Roth Elective Deferrals in the same Salary Deferral Agreement. For purposes of implementing this provision the term “Elective Deferrals” in Section 5.1 shall be interpreted to mean both pre-tax and Roth Elective Deferrals, as appropriate.

(b)
Gains, losses, and other credits or charges must be separately allocated on a reasonable and consistent basis to each Participant’s Roth Elective Deferral Account and to the Participant’s other Accounts under the Plan. For this purpose the Plan may apply the Account adjustment provisions of Section 6.3 to the Roth Elective Deferral Account.

(c)	No contributions other than Roth Elective Deferrals and properly attributable earnings shall be credited to each Participant’s Roth Elective Deferral Account.

(d)
Notwithstanding Section 11.4, a direct rollover of a distribution from the Roth Elective Deferral Account will only be made to another Roth elective deferral account under an applicable retirement plan described in Code §402A(e)(l) or to a Roth IRA described in Code §408A, and only to the extent the rollover is permitted under the rules of Code §402(c).

(e)
Notwithstanding Section 5.5, the Plan will accept a rollover contribution to the Roth Elective Deferral Account only if it is a direct rollover from another Roth elective deferral account under an applicable retirement plan described in Code §402A(e)(1) and only to the extent the rollover is permitted under the rules of Code §402(c). Effective for any distribution from the Plan first commenced after September 27, 2010, the Plan will also accept a rollover contribution to the In-plan Roth Rollover Account, provided that it is a direct rollover of amounts previously held in the Participant’s Account in the Plan (excluding amounts held in the Participant’s Roth Elective Deferral Account). The Plan will accept the rollover only if it is on account of a distribution that complies with all Plan distribution rules and is an Eligible Rollover Distribution within the meaning of Section 11.4. The Participant’s election to make an In-Plan Roth Rollover shall be irrevocable, once it has been accepted and so accounted for by the Plan.

(f)	The Plan will not provide for a direct rollover for distributions from a Participant’s Roth Elective Deferral Account if the amount of the distributions that are eligible rollover distributions are reasonably expected to total less than $200 during a year. In addition, any distribution from a Participant’s Roth Elective Deferral Account shall not be taken into account in determining whether distributions from a Participant’s other Accounts are reasonably expected to total less than $200 during a year. However, eligible rollover distributions from a Participant’s Roth Elective Deferral Account shall be taken into account in determining whether the total amount of the Participant’s Account balances under the Plan exceeds $1,000 for purposes of mandatory distributions from the Plan. Any provision of the Plan that allows a Participant to elect a direct rollover of only a portion of an eligible rollover distribution but only if the amount rolled over is at least $500 shall be applied by treating any amount distributed from the Participant’s Roth Elective Deferral Account as a separate distribution from any amount distributed from the Participant’s other Accounts in the Plan, even if the amounts are distributed at the same time.

(g)
In the case of any distribution of excess contributions under Section 5.12, a Highly Compensated Employee shall be permitted to designate the extent to which the excess amount is composed of pre-tax Elective Deferrals and Roth Elective Deferrals but only to the extent such types of deferrals were made for the year. If the Highly Compensated Employee does not designate which type of Elective Deferrals are to be distributed, the Plan will distribute pre-tax Elective Deferrals first.

(h)
In the case of any distribution to a Participant under Articles IX or XI that is other than a lump sum distribution, the Participant shall be permitted to designate the extent to which the distribution is composed of Roth Elective Deferrals and other contributions, but only to the extent the Participant’s Account includes Roth Elective Deferrals. If the Participant does not designate the composition of Roth Elective Deferrals in a distribution, the Plan will distribute Roth Elective Deferrals until the Participant’s Roth Elective Deferral Account is exhausted prior to distributing any other contributions.

(i)	For purposes of this Section 5.4A, a Roth Elective Deferral is an Elective Deferral that is:

(g)
Designated irrevocably by the Participant at the time of the cash or deferred election as a Roth Elective Deferral that is being made in lieu of all or a portion of any pre-tax Elective Deferrals the Participant is otherwise eligible to make under the Plan; and

(h)	Treated by the Employer as includible in the Participant’s income at the time the Participant would have received that amount in cash if the Participant had not made a cash or deferred election.
5.5 Rollover Contributions by Participants: A Participant (or an Employee who is expected to become a Participant) may make a rollover contribution directly to this Plan of an “eligible rollover distribution,” as that term is defined under Code §401(a)(31)). The Plan will accept participant rollover contributions and/or direct rollovers of distributions made after December 31, 2001, from any qualified plan described in Code §401(a) or Code §403(a), an annuity contract described in Code §403(b) or an eligible plan under Code §457(b) that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state. The Plan will also accept a participant rollover contribution of the portion of a distribution from an individual retirement account or annuity described in Code §408(a) or (b) that is eligible to be rolled over and would otherwise be includable in gross income. The Plan will not accept rollovers that include after-tax employee contributions. The rollover amount shall be credited to his Participant Rollover Contribution Account, provided:

(a)	The Participant provides adequate evidence to the Plan Administrator that the amount satisfies the requirements of Code §402(c) regarding amounts that may be rolled over;

(b)
If the amount is rolled over indirectly to this Plan through an individual retirement account, annuity, or bond, the amount does not include life insurance policies, amounts contributed (or deemed to have been contributed) by the Participant or amounts distributed from a Plan not described above; and

(c)	It is received by this Plan as a direct transfer pursuant to Code §402(e)(6) or rolled over after distribution to the Participant within 60 days following its distribution.
5.6 Safe Harbor Employer Matching Contributions: For each Plan Year the Employer may contribute to the Plan an amount, determined without regard to Net Profits, which will be sufficient to credit the Employer Matching Contribution Account of each Participant who is a Non-Highly Compensated Employee and who satisfies the requirements of Section 6.4, with amounts that satisfy the Employer’s Matching Contribution percentage as determined by the Employer on a discretionary basis for the Plan Year. In no event however, shall the Employer Matching Contribution for any Participant who is a Non-Highly Compensated Employee in a Plan Year, when determined as a percentage of the Participant’s Compensation for the Plan Year, ever be less than the percentage amounts shown in the following table:

Participant’s Elective Deferral percentage:	Percentage of Employer Matching Contribution:
—%	—%
1%	1%
2%	2%
3%	3%
4%	3.5%
5%	4%
The Employer may also contribute to the Plan an amount, determined without regard to Net Profits, that will be sufficient to credit the Employer Matching Contribution Account of each Participant who is a Highly Compensated Employee and who satisfies the requirements of Section 6.4, with amounts that satisfy the Employer’s Matching Contribution percentage as determined by the Employer on a discretionary basis for the Plan Year. In no event however, shall the rate of Matching Contributions with respect to Elective Deferrals made by any Highly Compensated Employee exceed the rate of Matching Contributions with respect to Elective Deferrals made by any Participant who is a Non-Highly Compensated Employee. Excess Matching Contributions for Employees of the Sponsoring Employer or a Participating Zions Employer shall be determined each Plan Year by the Sponsoring Employer and each Participating Zions Employer respectively, or shall be as set forth in the Supple-

mental Participation Agreement executed by the Participating Zions Employer. If the Employer or Participating Zions Employer makes a Matching Contribution in excess of that set forth in the table in this Section, in no event shall the rate of Matching Contributions increase as the rate of the Participant’s Elective Deferrals increase.
The Employer Matching Contribution amount shall be determined solely by reference to the ratio percentage of the Participant’s Elective Deferral (and effective June 1, 2007, the aggregate of the Participant’s pre-tax Elective Deferrals and Roth Elective Deferrals) compared to the aggregate of the forms of the Participant’s Compensation that are subject to the Salary Deferral Agreement as specified in Section 5.1. If the Employer makes a Matching Contribution to the Plan at any time during the Plan Year (such as on a calendar quarter basis), any limit on the amount of Employer Matching Contribution shall not be determined by reference to Annual Compensation for the Plan Year, but by reference to Compensation paid only during the period to which the Matching Contribution relates. Notwithstanding the previous sentence, no contribution in excess of the maximum amount that would constitute an allowable deduction for federal income tax purposes under the applicable provisions of the Code, as now in force or hereafter amended, shall be required to be made by the Employer under this Section, Effective January 1, 2006, and for all Plan Years thereafter the Employer Matching Contribution amount shall be based on the total Elective Deferral (and effective June 1, 2007, the aggregate of the Participant’s pre-tax Elective Deferrals and Roth Elective Deferrals) and the total Compensation of the Participant for the Plan Year without regard to when during the Plan Year the Participant’s pretax Elective Deferrals and Roth Elective Deferrals have been made. Notwithstanding the previous sentence, no contribution in excess of the maximum amount that would constitute an allowable deduction for federal income lax purposes under the applicable provisions of the Code, as now in force or hereafter amended, shall be required to be made by the Employer under this Section.
The Employer Matching Contribution may be made in cash or in kind, provided however, that if the Matching Contribution is made in cash the Plan shall immediately acquire Employer Securities with the entire amount of the contribution and if the Matching Contribution is made in kind, it shall be made in the form of Employer Securities only.
5.7 Employer Non-Elective Contributions: The Employer may contribute, without regard to Net Profits, an amount determined by its Board of Directors as an Employer Non-Elective Contribution. The Employer may make the Non-Elective Contribution in cash or in kind, provided however, that if the Non-Elective Contribution is made in cash the Plan shall immediately acquire Employer Securities with the entire amount of the contribution and if the Non-Elective Contribution is made in kind, it shall be made in the form of Employer Securities only. The Employer reserves the right to increase or decrease the amount from year to year of the Non-Elective Contribution, as determined by the Board of Directors. Notwithstanding the previous sentence, no contribution in excess of the maximum amount that would constitute an allowable deduction for federal income tax purposes under the applicable provisions of the Code, as now in force or hereafter amended, shall be required to be made by the Employer under this Section.
The amount of the contribution to be credited to the Employer Non-Elective Contribution Accounts of the Participants may be stated in terms of a gross contribution, in which case the amount shall be reduced by any non-vested forfeitures from Employer Non-Elective Contribution Accounts of the Participants to be allocated during the Plan Year pursuant to Section 11.5; or the amount may be stated in terms of a net contribution, in which case the amount shall be in addition to any such non-vested forfeitures. In the absence of a direction as to whether the amount of the contribution is in terms of a gross contribution or a net contribution, it shall be deemed to be a gross contribution.
5.8 Time and Method of Payment: All payments of Employer Matching and Non-Elective Contributions shall be made directly to the Trustee and shall be paid no later than the lime prescribed by law (including any extensions) for filing the Employer’s federal income tax return for the Plan Year for which they are made. The Employer may in its sole discretion, at any time during the Plan Year, make one or more partial payments to the Trustee on an estimated basis. Any amount so paid in advance shall be applied against the amount thereafter determined to be payable by the Employer and shall be credited by the Plan Administrator to the Participants’ Employer Contribution Accounts as of the end of the calendar quarter for which the payment is made.
5.9 Employer Contribution Accounts: The Plan Administrator shall establish and maintain an Employer Matching Contribution Account, as defined in Section 2.1(c) and an Employer Non-Elective Contribution Account as defined in Section 2.1 (d) for each Participant eligible to receive an Employer Matching Contribution and an Employer Non-Elective

Contribution. The establishment of the accounts is for record keeping purposes only, and a physical segregation of assets shall not be required.
5.10 Limitations on Contributions: All Elective Deferral Contributions to this Plan shall be subject to the limitations in subsection (a). Notwithstanding any other provisions of this Plan, if for any Plan Year the Elective Deferral and Matching Contributions to the Plan do not satisfy the requirements of Code §§401(k)(12) and 401(m)(11), then the Elective Deferral and Matching Contributions to this Plan shall be subject to the further limitations in subsections (b) and (c) below.

(a)
The total amount of a Participant’s Elective Deferrals during any calendar year shall not exceed $11,000 which amount shall be adjusted annually, consistent with the provisions of Code §402(g) and thereafter indexed at the same time and in the same manner as the dollar limitation for defined benefit plans in Code §415(b)(l)(A). For this purpose a Participant’s Elective Deferrals to this Plan plus the Participant’s elective deferrals pursuant to any other Code §401(k) arrangement, elective deferrals under a simplified employee pension plan and salary reduction contributions to a tax-sheltered annuity, irrespective of whether the Employer or any member of an Affiliated Group to which the Employer belongs maintains the arrangement, plan or annuity, shall be aggregated.

(b)	The K-Test Average Contribution Percentage of Participants who are Highly Compensated Employees shall not exceed in any Plan Year the greater of:

(a)	The K-Test Average Contribution Percentage for the prior Plan Year of Participants who are Non-Highly Compensated Employees multiplied by 1.25; or

(b)
The lesser of the K-Test Average Contribution Percentage for the prior Plan Year of Participants who are Non-Highly Compensated Employees multiplied by two (2) or the K-Test Average Contribution Percentage for the prior Plan Year of Participants who are Non-Highly Compensated Employees plus two.

(c)	The M-Test Average Contribution Percentage for Participants who are Highly Compensated Employees shall not exceed in any Plan Year the greater of:

(c)	The M-Test Average Contribution Percentage for the prior Plan Year of Participants who are Non-Highly Compensated Employees multiplied by 1.25; or

(ci)
The lesser of the M-Test Average Contribution Percentage for the prior Plan Year of Participants who are Non-Highly Compensated Employees multiplied by two (2) or the M-Test Average Contribution Percentage for the prior Plan Year of Participants who are Non-Highly Compensated Employees plus two.

For purposes of applying the tests in (b) and (c) above in any Plan Year, the K-Test Average Contribution Percentage and the M-Test Average Contribution Percentage for Participants who are Non-Highly Compensated Employees shall be based on the prior Plan Year. The Employer may not aggregate this Plan with any other plan when applying the tests in (b) and (c) above.
5.11 Excess Contributions: In accordance with the limitations on contributions described in Section 5.10, the following amounts shall be treated as excess contributions under this Plan:

(a)
Excess Deferrals: with respect to any calendar year, amounts identified as Excess Deferrals, whether determined by the Administrator or designated by a Participant in writing no later than March 1 following the end of the calendar year, in accordance with such procedures as the Plan Administrator shall specify, less any Excess K-Test Contributions previously distributed or recharacterized for the Plan Year beginning in the calendar year in which the Excess Deferral is made, pursuant to Section 5.12(b).

(b)
Excess K-Test Contributions: with respect to any Plan Year, the excess of the aggregate amount of K-Test Contributions actually made on behalf of Highly Compensated Employees for such Plan Year over the maximum amount of such contributions permitted under Section 5.10(b). The Excess K-Test Contributions of an individual Highly Compensated Employee shall be determined (i) by calculating the total dollar amount resulting from a reduction of the K-Test Contributions made on behalf of Highly Compensated Employees in order of the K-Test Contribution Percentages, beginning with the highest percentage, until the limitations of Section 5.10(b) are met, and (ii) by reducing the K-Test Contributions made on behalf of Highly Compensated Employees in order of the dollar amount of K-Test Contributions for each Highly Compensated Employee, beginning with the highest dollar amount, and subtracting such amounts from the total dollar amount determined in (i) above until the total dollar amount is exhausted. The Excess K-Test Contributions allocated to a Participant shall be reduced by any Excess Deferrals previously distributed for the calendar year ending with or within the Plan Year in which the Excess K-Test Contributions arose, pursuant to Section 5.12(a).

(c)
Excess M-Test Contributions: with respect to any Plan Year, the excess of the aggregate amount of M-Test Contributions actually made on behalf of Highly Compensated Employees for such Plan Year over the maximum amount of such contributions permitted under Section 5.10(c). Effective January 1, 1997, the Excess M-Test Contributions of an individual Highly Compensated Employee shall be determined (i) by calculating the total dollar amount resulting from a reduction of the M-Test Contributions made on behalf of Highly Compensated Employees in order of the M-Test Contribution Percentages, beginning with the highest percentage, until the limitations of Section 5.10(c) are met, and (ii) by reducing the M-Test Contributions made on behalf of Highly Compensated Employees in order of the dollar amount of M-Test Contributions for each Highly Compensated Employee, beginning with the highest dollar amount, and subtracting such amounts from the total dollar amount determined in (i) above until the total dollar amount is exhausted.

5.12 Correction of Excess Contributions: The Plan provides the following methods for correcting excess contributions as described in Section 5.11;

(a)
Excess Deferrals: The Plan Administrator shall direct the Trustee to distribute to a Participant from his Participant Elective Deferral Account an amount equal to the Participant’s Excess Deferral plus income, if any, allocable thereto. Such distribution shall be designated by the Plan Administrator as a distribution of an Excess Deferral and shall be made not earlier than the dale on which the Trustee receives the Excess Deferral and not later than the first April 15 following the end of the calendar year in which the Excess Deferral is made.

(b)
Excess K-Test Contributions: The Plan Administrator shall direct the Trustee to distribute to a Participant his Excess K-Test Contribution plus income, if any, allocable thereto. The distribution shall be designated by the Plan Administrator as a distribution of an excess contribution and shall be made any time during or after the Plan Year in which the excess contribution arose, but within 12 months after the end of the Plan Year.

If the Employer has made a Matching Contribution attributable to any portion of the Participant’s Excess K-Test Contribution distributed to the Participant pursuant to the above, the Plan Administrator shall treat the Matching Contribution as a forfeiture. The forfeited amount shall be used to reduce the Employer’s Matching Contribution otherwise required for the Plan Year or for any subsequent Plan Year.

(c)
Excess M-Test Contributions: The Plan Administrator shall direct the Trustee to hold the excess M-Test Contribution Amount and shall use this Amount to reduce any future Matching Contribution obligation of the Employer to the Plan.

For purposes of the above, income shall include realized and unrealized gains and losses for the Plan Year and for the period from the end of the Plan Year to the date of distribution (the “gap period”) and shall be allocated to excess contributions in accordance with all appropriate Code and Regulations provisions issued by the Secretary. Distributions of excess contributions pursuant to the above shall be made without regard to any consent by the Participant or Spouse otherwise required under this Plan. With the exception of distributions attributable to excess K-Test Contributions for the Plan Years commencing in 2006 and 2007, the Plan specifically elects not to include income for the period from the end of the Plan Year to the date of distribution (the “Gap Period”) when making any distribution under this Section. Distributions attributable to excess K-Test Contributions for the Plan Years commencing in 2006 and 2007 shall be adjusted for income (gain or loss), including an adjustment for income during the Gap Period. The Plan Administrator may, in its discretion, use any reasonable method for computing the income allocable to excess K-Test Contributions, provided that the method does not violate Code §401(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participant’s Accounts. The Plan need not allocate income to excess K-Test Contributions that is accrued within seven days before the date of distribution.
In lieu of the reasonable method provided above, the Plan Administrator may use the safe harbor method to determine income on excess K-Test Contributions for the Gap Period. Under the safe harbor method, income on excess K-Test Contributions for the Gap Period is equal to 10% of the income allocable to excess K-Test Contributions for the Plan Year, multiplied by the number of calendar months that have elapsed since the end of the Plan Year. Income allocable to K-Test Contributions shall be determined by multiplying the income for the Plan Year allocable to the Elective Deferrals and other amounts taken into account under the K-Test described in Section 5.10 (including contributions made for the Plan Year), by a fraction, the numerator of which is the excess K-Test Contributions for the Participant for the Plan Year, and the denominator of which is the sum of the:

(d)	account balance attributable to Elective Deferrals and other amounts taken into account under the K-Test as of the beginning of the Plan Year, and

(di)	any additional amount of such contributions made for the Plan Year.
For purposes of calculating the number of calendar months that have elapsed under the safe harbor method, a corrective distribution that is made on or before the 15th day of a month is treated as made on the last day of the preceding month and a distribution made after the 15th day of a month is treated as made on the last day of the month.
ARTICLE VI
ALLOCATIONS TO ACCOUNTS
6.1 Revaluation of Assets: Not less frequently than as of the Annual Valuation Date each year, the Plan Administrator shall re-value the net assets of all Participants’ General Investments Accounts and Employer Securities Accounts in the Investment Fund. The valuation shall determine the current fair market value. At the Plan Administrator’s discretion, applied on a consistent basis, the Plan Administrator may similarly re-value the Investment Fund at the end of a semi-annual, quarterly, monthly or more frequent period, which may be as frequent as the close of each business day. The last day of each valuation period shall be referred to as an Interim Valuation Date. The net investment income or loss on the Investment Fund since the previous Annual or Interim Valuation Date shall then be determined. An independent appraiser meeting requirements similar to those prescribed by Treasury regulations under Code §170(a)(1) must perform all valuations of Employer Securities that are not readily tradeable on an established securities market. The valuation requirement of the immediately preceding sentence applies to all Employer Securities acquired by the Plan.
6.2 Allocation of Contributions and Forfeitures: Contributions and forfeitures for any period shall be credited to the Accounts of Participants in the following manner:

(a)
With respect to Elective Deferral contributions made pursuant to Section 5.1, an amount equal to the Participant’s Elective Deferral since the previous Annual or Interim Valuation Date shall be allocated and credited to his Elective Deferral Account.

(b)
Matching Contributions made pursuant to Section 5.6, if any, shall be allocated on each Annual Valuation Date (or if the Employer makes Matching Contributions on a calendar quarter or other periodic basis, on the last day of each calendar quarter or other period) to each Participant’s Account who satisfies the requirements of Section 6.4(a), in an amount equal to the Employer Matching Contribution percentage determined by the Employer for the Plan Year, but in no event less than the percentage required under Section 5.6. If the Employer makes a Matching Contribution to the Plan at any time during the Plan Year, any limit on the percentage amount shall not be determined by reference to Annual Compensation for the Plan Year, but by reference to Compensation paid only during the period to which the Matching Contribution relates. Effective January 1, 2006, and for all Plan Years thereafter the Employer Matching Contribution shall be allocated according to the total Elective Deferrals (and effective June 1, 2007, the aggregate of the Participant’s pretax Elective Deferrals and Roth Elective Deferrals) and the total Compensation of the Participant for the Plan Year without regard to when during the Plan Year the Participant’s Elective Deferral or the Employer’s Matching Contribution is made.

(c)
Employer Non-Elective Contributions made pursuant to Section 5.7 shall be allocated on each Annual Valuation Date to each Participant’s Account who satisfies the requirements of Section 6.4(b). The Employer’s Non-Elective Contribution shall be credited to the Accounts of eligible Participants in an amount equal to that percentage of each annual Employer Non-Elective Contribution to this Plan that is in the same proportion that each Participant’s Annual Compensation for the Plan Year for which the Employer makes the

Non-Elective Contribution bears to the total Annual Compensation of all Participants for the Plan Year. For purposes of this Section 6.2(c) only Compensation paid to the Employee from and after the date applicable to the Participant as provided in subsection 6.4(c) during the portion of the Plan Year during which the Employee is a Participant in the Plan shall be taken into account. At the time the Employer makes its Non-Elective Contribution the Employer shall designate to the Administrator the Plan Year for which the Non-Elective Contribution shall be deemed to have been made (which may be the current Plan Year or the immediately prior Plan Year, as the Employer deems appropriate). If the Employer makes no designation, the Employer’s Non-Elective Contribution shall be deemed to have been made for the Plan Year that begins concurrent with or within the taxable year of the Employer for which the Employer claims a deduction under Code §404.

(d)
Forfeitures that the Employer elects to use to reduce or as the Employer’s Non-Elective Contribution for the Plan Year pursuant to Section 11.6 shall be allocated as of each Annual Valuation Date to the Account of each Participant who satisfies the requirements of Section 6.4(b). Subject to Section 5.7 such allocated amounts shall be credited to the Non-Elective Contribution Accounts of such Participants in the same manner provided for allocation of Employer Non-Elective Contributions in Section 6.2(c) above.

(di)
With respect to Rollover Contributions made pursuant to Section 5.5, an amount equal to the Participant’s rollover contributions since the previous Annual or Interim Valuation Date shall be credited to the Participant’s Rollover Contribution Account.

(dii)
Contributions by the Employer of Employer Securities or of cash that is immediately used to purchase Employer Securities shall be allocated solely to the Employer Securities Account. All other contributions, whether by the Employer or any Participant, shall be allocated solely to the General Investments Account.

6.3 Adjustment of Accounts and Dividends on Employer Securities: As of each Annual or Interim Valuation Date all Participants’ and Former Participants’ Accounts shall be adjusted to reflect contributions, income and dividends received, profits and losses, distributions from and expenses of the Trust Fund since the previous Annual or Interim Valuation Date. The adjustments shall be made in the following manner and order;

(a)
Each Account shall be charged with all forfeitures, withdrawals and distributions from the Account since the previous Annual or Interim Valuation Dale. In making a forfeiture reduction under this Section 6.3(a) the Plan Administrator, to the extent possible, first must forfeit from a Participant’s General Investments Account before making a forfeiture from his Employer Securities Account.

(b)
Each Account shall be charged with any administrative costs or expenses incurred and paid by the Plan that are allocable to the Account since the previous Annual or Interim Valuation Date. All administrative costs and expenses, to the extent possible, shall be paid from a Participant’s General Investments Account before being paid from his Employer Securities Account

(c)
Each Participant’s General Investments Account that has a non-zero balance after the application of (a) and (b) above, shall be credited (or charged) with its proportionate share of the net investment income (or loss) and expenses since the previous Annual or Interim Valuation Dale. The amount to be credited or charged to each Account shall be determined based on the ratio that: (i) the balance in the Account on the previous Annual or Interim Valuation Date less any forfeitures, withdrawals or distributions from the Account since that date bears to (ii) the total of such amounts determined for all Accounts. Notwithstanding the previous sentence, in the sole discretion of the Plan Administrator, the method of allocating the net investment income (or loss) of the General Investment Account may be adjusted to reflect the effect of cash flows into and out of such Accounts (such as contributions, payments on Participant loans, distributions, etc.) based on the length of time between the date of such cash flow and the current Annual or Interim Valuation Date. Any such adjustment pursuant to the previous sentence shall be made in a uniform and non-discriminatory manner among Participants and/or the types of Accounts.

(ci)	Each Account shall be credited with the contributions allocated to it since the previous Annual or Interim Valuation Date, subject to the following rules:

(c)
The Employer Securities Account maintained for each Participant shall be credited with the Participant’s allocable share of Employer Securities (including fractional shares) purchased and paid for by the Trust or contributed in kind to the Trust, with any forfeitures of Employer Securities and with any slock dividends on Employer Securities allocated to his Employer Securities Account. Employer Securities acquired with an Exempt Loan under Section 14.3 shall be allocated in accordance with that Section, subject however, to the provisions of this Section 6.3. Except as otherwise specifically provided in Section 14.3, the Plan Administrator will base allocations to the Participant’s Employer Securities Account on dollar values expressed as shares of Employer Securities or on the basis of actual shares, assuming there is only a single class of Employer Securities.

(ci)
The General Investments Account maintained for each Participant shall be credited with the Participant’s allocable share of Elective Deferrals and any Employer Contribution not attributable to Employer Securities, according to the provisions of Section 6.2.

(cii)
Cash dividends the Employer pays with respect to Employer Securities held by the Plan shall be allocated pro-rata to the Dividend Account of each Participant according to the number of Employer Securities in the Participant’s Employer Securities Account as of the dividend date of record, less any Employer Securities allocated to or acquired for the Participant’s Employer Securities Account on or after the immediately preceding ex-dividend date. The Plan Administrator will not allocate to a Dividend Account any cash dividends the Employer directs the Trustee to apply to the payment of an Exempt Loan nor any cash dividends the Employer directs the Trustee to distribute directly to a Participant in accordance with Section 9.7.

Each Participant who is entitled to receive an allocation of a cash dividend to his Dividend Account shall have the option to invest all or any portion of the cash dividend in Employer Securities or withdraw from the Plan the portion of the cash dividend not so invested. The Participant’s election shall be subject to the following rules:

(1)	The Participant shall have the right to elect, no less often than annually, to invest the allocable share of dividends in Employer Securities or withdraw as cash.

(2)
The initial period during which a Participant may exercise the annual election shall extend from April 15, 2003, to May 15, 2003, for all individuals who are Participants in the Plan on April 15, 2003. Commencing January 1, 2004, and until July 24, 2006 the annual election period shall extend from January 1 to January 31 for all individuals who are Participants in the Plan on January 1. For an Employee who becomes a Participant in the Plan on any day after April 15, 2003, during the 2003 Plan Year or after January 1 in any subsequent Plan Year until July 24, 2006 the annual election period shall commence on the Participant’s Entry Date and end on the one month anniversary thereof. Beginning July 24, 2006, Participants shall have the right to make a standing election whether to invest such Participant’s allocable share of dividends in Employer Securities or withdraw as cash.

(3)	If the Participant fails to make an election to withdraw his allocable share of dividends in cash, his share shall be invested automatically in Employer Securities.

(4)
The Participant may elect and revoke any prior election without limitation at any time and in accordance with procedures established by the Committee. The Participant shall indicate his election by any means acceptable to the Plan Sponsor, which may include electronic notice or written notification delivered or, if mailed, postmarked no later than the last day of the election period.

(5)
Dividends to be invested in Employer Securities shall be so invested as soon as Administratively Feasible following their receipt by the Plan. Withdrawal of any cash dividends must occur no later than 90 days after the close of the Plan Year in which the dividends were paid.

(6)	Until invested in Employer Securities or distributed in cash, dividends in a Dividend Account shall be held and invested as provided in Section 18.4.
If the Employer directs the Trustee to apply cash dividends on Employer Securities to the payment of an Exempt Loan, the Plan Administrator will first allocate the released Employer Securities to the Participants’ Employer Securities Accounts in the same ratio, determined on the dividend declaration date, that Employer Securities allocated to a Participant’s Employer Securities Account bear to the Employer Securities allocated to all Employer Securities Accounts. This first allocation of released Employer Securities must equal the greater of: (1) the shares of released Employer Securities equal to the fair market value of the cash dividends attributable to the allocated Employer Securities; or (2) the number of shares of all released Employer Securities attributable to the cash dividends on allocated Employer Securities. If any released Employer Securities remain unallocated after the first allocation, the Plan Administrator will allocate these remaining released Employer Securities as if the Employer has made an Employer Contribution equal to the amount of the cash dividend attributable to the unallocated Employer Securities.
6.4 Eligibility for Allocation of Employer Matching and Non-Elective Contributions: The eligibility of Participants to receive allocations of Employer Matching and Non-Elective Contributions for each Plan Year shall be determined in the following manner:

(a)
The Administrator shall determine allocations of Matching Contributions on the basis of the Plan Year, unless the Employer makes its Matching Contributions during the Plan Year on a periodic basis, such as monthly or according to payroll periods, in which case the Matching Contribution shall be allocated during the Plan year on the same periodic basis as made. That is, in allocating Matching Contributions to a Participant’s Account, the Administrator shall take into account only the Compensation paid the Participant during the specific period during the Plan Year to which the allocation applies and a valid, executed Salary Reduction Agreement is in effect and on file with the Administrator for the period, subject, however, to the maximum amount of Annual Compensation that may be taken into account under Code §401(a)(17). Matching Contributions, whether or not made on a periodic basis during the Plan Year, shall be allocated to Accounts of Participants without regard to any minimum Service or specific day employment requirement.

(b)
Except as otherwise provided in this Section 6.4, the Administrator shall determine allocations of Employer Non-Elective Contributions on the basis of the Plan Year. In allocating Employer Non-Elective Contributions to a Participant’s Account, the Administrator shall take into account only Compensation paid the Employee from and after the date applicable to the Participant as provided in subsection (c) below. For any Plan Year Employer Non-Elective Contributions shall be allocated only to Accounts of Participants who complete at least 1,000 Hours of Service during the Plan Year and who are employed by the Employer on the last day of the Plan Year. The rules set forth in subsection

(c) below shall also apply in determining when the Participant is eligible to receive an Employer Non-elective Contribution.

(c)
If an Employee becomes a Participant in the Plan prior to the first anniversary of his Employment Commencement Date, he shall not receive an allocation of Employer Non-Elective Contributions (regardless of the number of his Hours of Service or the amount of his Elective Deferrals) for any period prior to the earlier of January 1 or July 1 following the first anniversary of his Employment Commencement Date. From and after the applicable date the Participant shall be entitled to an allocation of Employer Non-Elective Contributions for the Plan Year, without regard to whether the Participant has been continuously employed from his Employment Commencement Date, provided the Participant first satisfies the Hours of Service and employment requirements of subsection (b) above.

6.5 Restriction on Certain Allocations: To the extent a shareholder sells Employer Securities to the Trust and is eligible for and elects (with the consent of the Employer) non-recognition of gain under Code §1042, the Plan Administrator will not, either directly or indirectly, allocate under the Plan at any time any portion of the purchased Employer Securities to:

(a)	the selling shareholder,

(b)	the selling shareholder’s spouse, brothers or sisters (whether by the whole or half blood), ancestors or lineal descendants; or

(c)	any shareholder owning (as determined under Code §318(a)) more than 25% of any class or the value of any class of Employer Securities.
For purposes of this Section 6.5 the term “shareholder” includes the shareholder’s executor and the term “purchased Employer Securities” includes any dividends or other income attributable to the purchased Employer Securities. A shareholder of Employer Securities of a Zions Employer shall not be eligible to elect non-recognition of gain under Code §1042 as long as the Employer Securities are readily tradeable on an established securities market.
6.6 Participant Diversification of Investments: Except as specifically provided in Section 6.3(e) and in this Section 6.6 and in Section 18.6, the Plan does not permit individual direction of investment by Participants of their Employer Securities Accounts. Effective January 1, 2007, individual direction of investment by Participants of their Employer Securities Account is permitted as provided in this Section and in Sections 18.2 and 18.6.

(a)
Each Qualified Participant may direct the investment into a Segregated Investment Account of up to 25% of the value of the Participant’s Eligible Account within 90 days after the Accounting Date of each Plan Year (to the extent a direction amount exceeds the amount to which a prior direction under this Section 6.6 applies) during the Participant’s Qualified Election Period. For the last Plan Year in the Participant’s Qualified Election Period, “50%” shall be substituted for “25%” in the immediately preceding sentence. The Qualified Participant must make his direction in writing or in another form acceptable to the Plan Administrator, which may include any approved electronic means. The direction may be effective no later than 180 days after the close of the Plan Year to which the direction applies, and the direction must specify which, if any, of the investment options in the Segregated Investment Account the Participant selects. Effective January 1, 2004, a Qualified Participant may direct the investment of his or her Eligible Account as provided in this subsection at any time during the Plan Year. When given, the direction shall be effective immediately.

(b)	A Qualified Participant may choose one of the following alternative investment options:

(a)
The distribution of the portion of his Eligible Account covered by the election. The Administrator will direct the distribution within 90 days after the last day of the period during which the Qualified Participant may make the election. The provisions of this Plan applicable to a distribution of Employer Securities, including any applicable put option requirements of Article XXII, apply to this investment option. Effective January 1, 2004, this option shall no longer be available.

(2)
The liquidation and transfer of the portion of his Eligible Account covered by the election to the General Investment Account in the Plan. The Trustee will make the transfer no later than 90 days after the last day of the period during which the Qualified Participant may make the election. Effective January 1, 2004, the Trustee shall carry out all such investment directions and make all transfers as soon as Administratively Feasible.

(2)	The Participant’s Segregated Investment Account shall alone receive all income it earns and bear all expense or loss it incurs.

(3)	For purposes of this Section 6.6 the following definitions apply:

(2)	“Eligible Account” shall mean that portion of the Participant’s total Account that consists of the Employer Securities Account.

(3)
“Qualified Participant” means a Participant who has attained age 55 and who has completed at least 10 years of participation in the Plan (without regard to the Participant’s years of participation in a Predecessor Plan, but taking into account the Participant’s years of participation in the Prior Plan). A “year of participation” means a Plan Year in which the Participant was eligible for an allocation of Employer contributions, irrespective of whether the Employer actually contributed to the Plan for that Plan Year.

(4)	“Qualified Election Period” means the six-Plan-Year period beginning with the Plan Year in which the Participant first becomes a Qualified Participant.

(4)	Effective January 1, 2004, the following additional rules shall apply in determining a Participant’s right to diversify the Employer Securities Account.

(2)
A Participant who has completed at least five Years of Vesting Service, regardless of age or the number of years of participation in the Plan, may direct diversification into the Segregated Investment Account of up to 100% of the Participant’s Employer Matching Contribution Account, except that portion in the Employer Securities Account attributable to Employer Non-Elective Contributions and dividends thereon. Effective January 1, 2007, the five Years of Vesting Service requirement shall no longer apply. A Participant who has completed three years of participation in the Plan, regardless of age, may direct diversification into the Segregated Investment Account of up to 100% of the Participant’s Employer Securities Account attributable to Employer Non-Elective Contributions and dividends thereon.

(3)
The Participant must make his direction in writing or in another form acceptable to the Plan Administrator, which may include any approved electronic means. The direction must specify which, if any, of the investment options in the Segregated Investment Account the Participant selects. The Participant may make his investment direction at any time during the Plan Year and when given, the direction shall be effective immediately.

(3)	The Trustee shall carry out all investment directions and make all transfers as soon as Administratively Feasible.

(4)
Amounts in the Participant’s Employer Matching Contribution Account that are diversified into the Participant’s Segregated Investment Account pursuant to this subsection (e) shall not be applied to reduce the amount available for diversification in the Eligible Account by a Qualified Participant under subsection (a).

(3)	The following rules shall apply to former Participants in the Amegy Bank 401(k) Savings Plan (“Amegy Participant”).

(3)
With respect to that portion of an Amegy Participant’s Employer Securities Account that consists of Employer Securities and dividends from such Employer Securities that were allocated to the Amegy Participant’s Employer Securities Account not later than as of December 31, 2005, such Amegy Participant may direct up to 100% of that portion of his/her Employer Securities Account into the General Investments Account.

(4)
That portion of an Amegy Participant’s Employer Securities Account that consists of Employer Securities and dividends from such Employer Securities that were allocated to the Amegy Participant’s Employer Securities Account as of January 1, 2006 or later, shall be subject to same rules as other participants as set forth in this Section 6.6.

ARTICLE VII
LIMITATIONS ON ALLOCATIONS
7.1 Special Definitions: The following terms shall be defined as follows:

(a)	“Annual Additions” shall mean the sum of the following amounts allocated on behalf of a Participant for a Limitation Year:

(a)	Employer contributions; and

(b)	Employee contributions; and

(c)	Forfeitures available for reallocation, if applicable; and

(d)	Allocations under any simplified employee pension plans.
Participant Elective Deferrals shall be considered to be Employer contributions. Amounts reapplied to reduce Employer contributions and amounts reapplied from a suspense account (if any) under Section 7.2 as well as contributions allocated to any Individual Medical Benefit Account that is part of a defined benefit plan shall also be included as Annual Additions.
For purposes of this Article, an Annual Addition is credited to the Account of a Participant for a particular Limitation Year if it is allocated to the Participant’s Account as of any day within such Limitation Year. Employer contributions will not be deemed credited to a Participant unless the contributions are actually made to the Plan no later than the end of the period described in Code §404(a)(6) applicable to the taxable year with or within which the particular Limitation Year ends.
“Annual Additions” do not include any Employer Contributions applied by the Plan Administrator (not later than the due date, including extensions, for filing the Employer’s federal income tax return for the Plan Year) to pay interest (charged to a Participant’s Account) on an Exempt Loan, and any Leveraged Employer Securities the Plan Administrator allocates as forfeitures; provided however, the provisions of this sentence do not apply in a Limitation Year for which the Plan Administrator allocates more than one-third of the Employer Contributions applied to pay principal and interest on an Exempt Loan to Highly Compensated Employee-Participants.

(b)
“Compensation” for purposes of this Article VII (compliance with Code §415) and for purposes of compliance with any applicable non-discrimination test, including the determination of an Employee’s status as a Highly Compensated Employee and the K-Test and M-Test procedures described in Section 5.10, shall mean and be determined as follows:

(b)	The term “Compensation” shall include:

(b)	The Participant’s wages, salaries, fees for professional service and other amounts received (whether or not paid in cash) for personal services actually rendered in the course of employment with an Employer maintaining the plan (including, but not limited to, commissions paid to salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements and expense allowances).

(B)	In the case of a Participant who is an employee within the meaning of Code §401(c)(l), the Participant’s earned income as described in Code §401(c)(2).

(C)
Any amounts contributed by the Employer or received by the Participant pursuant to an unfunded, non-qualified plan of deferred compensation to the extent such amounts are includable in the gross income of the Participant for the Limitation Year.

(D)	Any amount contributed or deferred by the Employer at the election of the Participant and that is not includable in the gross income of the Participant by reason of Code §§125, 401(k), 403(b) or 457.

(E)	Elective amounts that are not includable in the gross income of the Employee by reason of Code §132(f)(4).

(F)
Payments of Post-Severance Compensation made to a Participant by the later of (i) 2 1/2 months from the date of Termination of Employment, or (ii) the end of the Limitation Year for which the Employer is required to furnish the Participants a written statement under Code §§6041(d), 6051(a)(3) and 6052 or the last day of the Plan Year.

(B)	The term “Compensation” does not include items such as:

(B)
Except as provided in subparagraph (1)(D) above, any Employer contributions to a qualified retirement plan and any Employer contributions to any other retirement plan that receive special tax benefits to the extent the contributions are not includable in the gross income of the Participant for the taxable year in which made; and any distributions from any qualified retirement plan, regardless of whether the distributions are includable in the gross income of the Participant.

(C)	Employer contributions made on behalf of a Participant to a simplified employee pension described in Code §408(k) to the extent such contributions are deductible by the Employer under Code §219(b)(7).

(D)
Except as provided in subparagraph (1)(D) above, other forms of compensation that receive special tax benefits, such as premiums for group health insurance and group term life insurance (but only to the extent that the compensation is not includable in the gross income of the Participant).

(D)
Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by a Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture (see Code §83 and the regulations thereunder).

(DI)	Amounts realized from the sale, exchange, or other disposition of stock acquired under a qualified stock option.

(DII)
Compensation in excess of $200,000, or such greater amount as adjusted by the Secretary of the Treasury for increases in the cost of living in accordance with Code §401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to determine the Compensation limit for the Limitation Year that begins with or within such calendar year.

(DIII)
Any payment to a Participant by the Employer after the Participant’s Termination of Employment that is not Post-Severance Compensation as defined herein, even if payment of the amount is made within the lime period specified in 7.1(b)(1)(F) above.

(DIV)	For Limitation Years beginning after December 31, 2008, any differential wage payment, as defined in Code §3401 (h)(2).

(D)
Compensation actually paid or made available to a Participant within the Limitation Year shall be the Compensation used for the purposes of applying the limitations of this Article and Code §415. In the case of a group of Employers that constitutes an Affiliated Group, all Employers shall apply this same rule.

(D)	“Defined Contribution Dollar Limitation” shall mean the lesser of:

(D)	$40,000, as adjusted for increases in the cost-of-living under Code §415(d), or

(DI)
one hundred percent (100%) of the Participant’s Compensation, as defined in this Section 7.1, for the Limitation Year. The Compensation limit referred to in this subsection 7.1(c)(2) shall not apply to any contribution for medical benefits after separation from service (effective January 1, 2002, severance from employment) (within the meaning of Code §401(h) or Code §419A(f)(2)) that is otherwise treated as an Annual Addition.

(DI)
“Employer” shall mean the Employer that adopts this Plan and, in the case of a group of employers that constitutes an Affiliated Group, all such employers shall be considered a single Employer for purposes of applying the limitations of this Article.

(DII)	“Excess Amount” shall mean the excess of the Participant’s Annual Additions for the Limitation Year over the Maximum Permissible Amount for such Limitation Year.

(f)
“Individual Medical Benefit Account” shall mean any separate account that is established for a Participant under a defined benefit plan and from which benefits described in Code §401(h) are payable solely to such Participant, his spouse or his dependents.

(g)	“Limitation Year” shall mean the 12 consecutive month period specified in Article II.
The Limitation Year may be changed by amending the election previously made by the Employer. Any change in the Limitation Year must be a change to a 12 month period commencing with any day within the current Limitation Year. The limitations of this Article (and Code §415) are to be separately applied to a limitation period that begins with the first day of the current Limitation Year and that ends on the day before the first day of the first Limitation Year for which the change is effective.
The dollar limitation on Annual Additions with respect to this limitation period is determined by multiplying the applicable dollar limitation for the calendar year in which the limitation period ends by a fraction, the numerator of which is the number of months (computed to the nearest whole month) in the limitation period and the denominator of which is 12.
The Limitation Year for all years prior to the effective date of Code §415 shall, as applied to this Plan, be the 12 consecutive month period selected as the Limitation Year for the first Limitation Year after the effective dale of Code §415.

(h)
“Maximum Permissible Amount” shall mean, for a given Limitation Year, the Defined Contribution Dollar Limitation. If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12 consecutive month period, the Maximum Permissible Amount for such short Limitation Year shall not exceed the amount in (1) above multiplied by a fraction, the numerator of which is the number of months in the short Limitation Year (computed to the nearest whole month) and the denominator of which is 12.

(i)	“Post-Severance Compensation” shall mean any amount received as regular pay after Termination of Employment if:

(h)
The payment is regular remuneration for services during the Participant’s regular working hours, or remuneration for services outside the Participant’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments; and

(i)	The payment would have been paid to the Participant prior to a Termination of Employment if the Participant had continued in employment with the Employer.
7.2 Coordination With Other Plans:

(a)
If the Employer maintains any other qualified cash or deferred arrangement (“401(k) Plan”) covering Participants in this Plan and if the Annual Additions to a Participant’s Account in this Plan and the annual additions to the Participant’s account in the 401(k)

Plan would result in the allocation on an allocation date of this Plan that coincides with an allocation date of the 401(k) Plan of an Excess Amount, the Excess Amount attributed to this Plan shall be determined by the Plan Administrator on a uniform and non-discriminatory basis, considering the amount of elective deferrals and Employer contributions made to each Participant’s account in the 401(k) Plan, and the anticipated allocation of the Employer Contribution to this Plan. The Plan Administrator shall coordinate its actions with those of the plan administrator of the 401(k) Plan to provide for the maximum possible allocation to all Participants in both plans, taking into account the provisions of the 401(k) Plan allowing for distribution of elective deferrals to reduce an Excess Amount. In this regard, the Plan Administrator, whenever possible, shall allow for the allocation and distribution of elective deferrals from the 401(k) Plan so as to eliminate or reduce the possibility of creating a suspense account under this Plan or under the 401(k) Plan. If, after distributing all amounts that may be distributed from the 401(k) Plan, there still remains an Excess Amount, the Plan Administrator will attribute the total Excess Amount to the 401(k) Plan.

(b)
If the Employer maintains another qualified defined contribution plan during any Limitation Year that covers Participants in this Plan and as a consequence of the requirements of Section 7.4 an Excess Amount is allocated to a Participant’s Account in this Plan on an allocation date that coincides with an allocation date in the other plan, the total Excess Amount shall be deemed allocated to the other plan.

7.3 Limitations on Allocations and Order of Limitations: Effective for any Limitation Year commencing on or after July 1, 2007, no Employer Contributions shall be made to this Plan for any Limitation Year that will result in an Annual Addition to a Participant’s Account that is an Excess Amount. If, pursuant to this Article, it is necessary to limit or reduce the amount of Contributions credited to a Participant under this Plan during a Limitation Year, the limitation or reduction shall be made:

(a)	First, from the Participant’s General Investment Account, in the following order:

(a)	Unmatched Participant Elective Deferrals;

(b)	Employer Matching Contributions (if any have been allocated to the General Investments Account);

(c)	Matched Participant Elective Deferrals;

(d)	Employer Non-Elective Contributions.

(b)	Second, from Employer Non-Elective Contributions to the Participant’s Employer Securities Account.
7.4 Aggregation of Plans: For purposes of applying the limitations of this Article applicable to a Participant for a particular Limitation Year, all qualified defined contribution plans ever maintained by the Employer shall be treated as one defined contribution plan and any Employee contributions to a defined benefit plan shall be treated as a defined contribution plan.
7.5 Suspense Account: If, as a result of the allocation of forfeitures, a reasonable error in estimating a Participant’s Compensation for the Limitation Year, or under other limited facts and circumstances allowed under Reg. §1.415-6(b), the Annual Additions to this Plan would cause an allocation to the Account of a Participant in excess of the Maximum Permissible Amount for the Limitation Year, the Plan Administrator shall deal with the Excess Amount as follows:

(a)
First, the Plan Administrator shall distribute to the Participant his Elective Deferrals for the Limitation Year to the extent that the distribution reduces the Excess Amount, provided that the Plan Administrator shall not distribute any Elective Deferral to the Participant that would cause the Plan to make a concurrent reduction in the amount of Employer Matching Contributions allocated to the Participant’s Account. A distribution under this provision shall include earnings or gains attributable to the returned Elective Deferrals. All distributions shall be made no later than and in the manner provided in Section 5.12(d).

(b)
Second, to the extent there remains an Excess Amount after application of Section 7.5(a), the Plan Administrator shall hold the Excess Amount in a suspense account and allocate and reallocate the amount in the suspense account in the following Limitation Year (and in succeeding Limitation Years, if necessary) to reduce Employer Non-Elective Contributions, Employer Matching Contributions and Elective Deferrals (in that order) to the Account of that Participant if that Participant is covered by the Plan as of the end of the Limitation Year. If the Participant is not covered, the excess amount shall be allocated and reallocated in the next Limitation Year to all Participants’ Accounts in the Plan before any Employer Non-Elective Contributions, Employer Matching Contributions and Elective Deferrals (in that order) that would constitute Annual Additions are made to the Plan for the Limitation Year, or at the option of the Zions Employer, the Excess Amount shall be used to reduce Employer Non-Elective Contributions and Employer Matching Contributions to the Plan for the Limitation Year by the amount in the suspense account that is allocated and reallocated during the Limitation Year. The suspense account shall be an unallocated account equal to the sum of all Excess Amounts for all Participants in the Plan during the Limitation Year. The suspense account shall not share in any earnings or losses of the Trust Fund. The Plan may not distribute any amounts in the suspense account to any Participant whether before or after Termination of Employment or termination of the Plan.

The foregoing provisions of this Section 7.5 shall not apply for any Limitation Year commencing on or after July 1, 2007.
ARTICLE VIII
IN-SERVICE AND HARDSHIP WITHDRAWALS
8.1 In-Service Withdrawals, Withdrawals of Rollover Contributions and Withdrawals Due to Attainment of Age 59 1/2, Disability or Hardship: Subject to the provisions of Article XXII and except as otherwise provided in this Section 8.1 and Section 8.4, no amounts may be withdrawn by a Participant from any Account held for his benefit prior to termination of employment with the Employer.

(a)	A Participant may make in-service withdrawals from his Voluntary Contribution Account to the extent permitted in Section 8.4.

(b)
A Participant who has attained age 59 1/2 may withdraw all or any portion of his Account, except any amount attributable to the Roth Elective Deferral Account or any amount in the Rollover Account that is attributable to Roth elective deferrals to another plan. A Participant who has attained age 59 1/2 and has surpassed the five Plan Year period that includes the first Plan Year in which the Participant made Roth Elective Deferrals to the Plan (the “59 1/2 and Five Year Rule”) may withdraw all or any portion of his Account attributable to the Roth Elective Deferral Account. A Participant may withdraw any amount in the Rollover Account that is attributable to Roth elective deferrals to another plan if the Participant has satisfied the 59 1/2 and Five-Year Rule with respect to the other plan.

(c)
A Participant who suffers a Disability as defined in Section 2.13 may withdraw all or any portion of his Account without regard to the Participant’s age or whether he has incurred a Termination of Employment.

(d)
A Participant may elect to withdraw an amount credited to his Elective Deferral Account without regard to the Participant’s age (except any amount attributable to the Roth Elective Deferral Account or any amount in the Rollover Account that is attributable to Roth elective deferrals to another plan) but only if he obtains prior approval from the Plan Administrator, which approval shall be granted only upon a determination of Financial Hardship. However, notwithstanding the foregoing, if: (i) a Participant obtains prior approval from the Plan Administrator, granted only upon a determination of Financial Hardship and (ii) such Participant has satisfied the 59 1/2Year Rule with respect to this Plan; then such Participant may withdraw an amount from his Roth Elective Deferral Account; or (regardless of whether such Participant has satisfied the 59 1/2 Year Rule with respect to this Plan) from a Rollover Account that is attributable to Roth elective deferrals to another plan if the Participant has satisfied the 59 1/2 Year Rule with respect to the other plan. Any distribution pursuant to this subsection (d) shall be limited to an amount (aggregating all sources for the Financial Hardship distribution) not to exceed the amount determined by the Plan Administrator to satisfy the Financial Hardship distribution rules under Section 8.2 and 8.3. Such Participant who is eligible for the Financial Hardship distribution, may direct the amount that comes from each source that is eligible for distribution in accordance with this Section. In the case of a withdrawal due to Financial Hardship, the amount of the withdrawal shall be limited to the total amount in the Participant’s

Elective Deferral Account, including income allocable thereto as of December 31, 1988. A Participant shall be entitled to a withdrawal from his Participant Elective Deferral Account, including income allocable thereto as of December 31, 1988. A Participant shall be entitled to a withdrawal from his Participant Elective Deferral Account under this Plan only after receiving as a hardship withdrawal all amounts available first, from his Rollover Account and second, from his Voluntary Contribution Account. Upon granting approval, the Plan Administrator shall direct the Trustee to distribute the indicated portion of the Participant’s Elective Deferral Account to the Participant.

(e)
In the event a Participant has previously made any Rollover Contribution to the Plan, the Participant shall, upon written notice to the Plan Administrator, be entitled to withdraw at any time, without regard to the Participant’s age, any amount up to the balance of the Rollover Contributions held in his Rollover Contribution Account. Withdrawals shall have no effect upon any benefits provided under any other provisions of this Plan.

(f)
Whenever a withdrawal is permitted from more than one sub-account under this Section 8.1 the withdrawal shall be made (to the extent permitted under Code §72) in the following order: first, from the Participant Voluntary Contribution Account and second, from the Participant Elective Deferral Account. Withdrawals shall also be made from a Participant’s General Investments Account before being taken from his Employer Securities Account whenever possible.

8.2 Financial Hardship Distribution Rules: The Plan adopts the deemed hardship distribution standards set forth in Reg. §I.401(k)-l(d)(3)(iv) and as modified below in connection with the passage of the Pension Protection Act of 2006. As a consequence, the Plan Administrator shall not approve any distribution on account of Financial Hardship unless the distribution is determined by the Administrator to be necessary to meet an immediate and heavy financial need of the Participant, and effective February 15, 2007, his/her spouse; dependent or a beneficiary as designated under this Plan. The distribution will be deemed necessary if:

(a)
The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant, including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution; and

(b)	Other resources of the Participant are not reasonably available to meet this need.
The condition in (b) above is deemed to be met if the Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the Employer, provided however, if in the judgment of the Plan Administrator the issuance of a loan from the Plan to the Participant will result in further financial hardship to the Participant, all loans currently available from the Plan shall be deemed to have been made. A participant who has received or who receives a distribution on account of Financial Hardship shall be prohibited from making Elective Deferrals under this and all other plans of the Employer (as set forth above) until (6) months after receipt of the distribution.
8.3 Determination of Immediate and Heavy Financial Need: For purposes of Section 8.2, a distribution shall be deemed to be on account of an immediate and heavy financial need if the distribution is for:

(a)
Expenses for medical care described in Code §213(d) incurred by the Participant, the Participant’s spouse or any dependent of the Participant or expenses necessary for these persons to obtain such medical care;

(b)	Payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, the Participant’s spouse or any dependent of the Participant;

(c)	Costs directly related to purchase (excluding mortgage payments) a principal residence for the Participant; or

(d)	Payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure of the mortgage on that residence.
Effective January 1, 2011, a distribution shall also be deemed to be on account of an immediate and heavy financial need if the distribution is on account of either of the following additional circumstances:

(e)	Payments for burial or funeral expenses for the Participant’s deceased parent, spouse, children or dependents (as defined in Code §152, without regard to Code §152(d)(1)(B)); or

(f)
Expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code §165 (determined without regard to whether the loss exceeds 10% of adjusted gross income),

8.4 In Service Withdrawals of Voluntary Contributions: Notwithstanding any other provisions of this Article VIII a Participant may withdraw in the manner and at the times provided in this Section 8.4 all or any part of his Accrued Benefit attributable to Voluntary Contributions that were made to the Plan before October 1, 1992, together with earnings accrued thereon after December 31, 1986. To effect a withdrawal under this Section 8.4 the Participant shall notify the Plan Administrator in writing of his request at least 15 days before any Entry Date. The Plan Administrator shall notify the Trustee to make distribution as soon as Administratively Feasible after those dates. A Participant may not exercise his withdrawal right under this Section 8.4 more than once during any Plan Year. The determination of the amount available for withdrawal shall be made in accordance with the requirements of Section 8.5.
If the Participant’s Accrued Benefit is not more than $5,000, without regard to whether the amount in the Participant’s Account has ever exceeded that amount at the time of any prior distribution, the withdrawal shall be permitted without regard to any Participant consent requirement or the requirements of Section 9.6, For purposes of the foregoing sentence the amount of the Accrued Benefit in the Participant’s Account shall be determined without regard to that portion of the Account that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of Code §§402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16).
For those Participants with contributions designated in the Amegy 401(k) Savings Plan (that was merged into the Plan on July 24, 2006) as Employer Match and Non-Elective contributions allocated and funded through the Southwest Bank of Texas 401(k) Saving Plan prior to June 1, 2003, such contributions will be subject to the 24-month and 60-month in-service withdrawal rights.
For those Participants with contributions designated in the Amegy 401(k) Savings Plan (which was merged into the Plan on July 24, 2006) as Employer Match and Non-Elective contributions allocated and funded through the Lone Star Bank Profit Sharing and Salary Deferral Plan and Trust prior to April 1, 2004, such contributions will be subject to the 24-month and 60-month in-service withdrawal rights.
8.5 Determination of Available Withdrawal Amount: The amount that a Participant may withdraw under Section 8.4 shall be the total of the Participant’s Voluntary Contributions to the Plan as of December 31, 1986, including earnings thereon, plus the Participant’s Voluntary Contributions to the Plan after that date but prior to October 1, 1992, together with earnings thereon. No Voluntary Contributions after September 30, 1992 or earnings thereon shall be available for in-service withdrawal or included in any calculation of amount available for withdrawal. Upon any withdrawal pursuant to Section 8.4 the Plan shall first charge the amount (to the extent possible) to the balance of Voluntary Contributions determined as of December 31, 1986, which shall be considered a return of Voluntary Contributions under the “grandfather rule” of Notice 87-13, Q&A-13. All Voluntary Contributions to the Plan after December 31, 1986 and prior to October 1, 1992 together with earnings thereon, shall be considered by the Plan to be a “separate contract” within the meaning of Code §72(d). Allocations between investment in the contract and earnings with respect to any withdrawal including amounts attributable to the “separate contract” shall be made in accordance with Code §72(e)(8) and Notice 87-13. The Plan Administrator shall maintain such records of a Participant’s Voluntary Contributions as may be necessary to ensure compliance with this Section 8.5.
8.6 Withdrawal of Rollover Contributions: If a Participant has a Rollover Contribution Account in the Plan, and if the Participant’s Accrued Benefit is not more than $5,000, without regard to whether the amount in the Participant’s Account has ever exceeded that amount at the time of any prior distribution, the withdrawal shall be permitted without regard to any Participant consent requirement or the requirements of Section 9.6 (except with respect to any amount in the Rollover Account that is attributable to Roth elective deferrals to another plan). A Participant may withdraw any amount in the Rollover Account that is attributable to Roth elective deferrals to another plan if the Participant has attained age 59 1/2 and has surpassed the live Plan Year period (as defined in Section 8.7) that includes the first Plan Year in which the Participant made Roth Elective Deferrals to the other plan. Withdrawals from the Rollover Contribution Account on account of hardship shall have no effect upon any benefits provided under any other provisions of this Plan. All hardship distributions from the Rollover Contribution Account shall be administered in a uniform and non-discriminatory manner.
The amount withdrawn shall be distributed to the Participant in the manner and form provided in Section 11.2 as if the amount were distributed on account of the Participant’s Termination of Employment or, if the Participant is eligible for Normal Retirement, in the manner and form provided in Article IX as if the amount were distributed on account of the Participant’s Retirement. If the spousal consent rules of Section 9.6 apply to any amount in the Participant’s Account, then no amount shall be withdrawn unless prior to the withdrawal the Participant’s spouse, if any, consents to the withdrawal.
8.7 Determination of Five Plan Year Period: For purposes of calculating the Five Plan Year Period when determining whether a withdrawal or distribution is a Qualified Roth Distribution, the following rules shall apply.

(a)
The Five Plan Year Period commences as of the first day of the Plan Year that includes the first day of the first taxable year of the Employee in which the Employee makes a Roth Elective Deferral to the Roth Elective Deferral Account under the Plan and ends as of the last day of the Plan Year in which five consecutive taxable years have been completed. For this purpose, the first taxable year in which an Employee makes a Roth Elective Deferral is the year in which the amount is includible in the employee’s gross income.

(b)
A Roth Elective Deferral that is returned to the Employee as an Excess Deferral or an Excess K-Test Contribution under the provisions of Section 5.11 does not begin the consecutive taxable year period and does not result in commencement of the Five Plan Year Period.

(c)
A Roth Elective Deferral returned to an Employee as a permissible withdrawal under Section 5.13 does not begin the consecutive taxable year period and does not result in commencement of the Five Plan Year Period.

(d)	The Five Plan Year Period shall be determined separately for each Plan of the Employer in which the Employee participates.

(e)
If a direct rollover contribution of a distribution from a designated Roth account under another plan is made by the Employee to the Plan, the consecutive taxable year period and the commencement of the Five Plan Year Period begins on the first day of the Employee’s taxable year in which the Employee first made a Roth contribution to the designated Roth account in the other plan, if earlier than the first taxable year in which a Roth Elective Deferral is made by the Employee to the Plan.

(f)
The beginning of the consecutive taxable year period and commencement of the Five Plan Year Period is not redetermined for any portion of an Employee’s Roth Account in the Plan, even if the entire Roth Account is distributed during the Five Plan Year Period and the Employee subsequently makes additional Roth Elective Deferrals or rollovers of Roth deferrals from another plan to the Plan.

(g)
The rule in subsection (f) above applies if the Employee dies or the Roth Account is divided pursuant to a qualified domestic relations order. In either event, if a portion of the Roth Account is not payable to the Employee, but is payable to the Employee’s Beneficiary or to an Alternate Payee, the age, death or disability of the Employee is used to determine whether the distribution is a Qualified Roth Distribution. However, if the Employee makes a rollover to this Plan of a Roth deferral from another plan that the Employee has received as an alternate payee or a spousal beneficiary, the Employee’s own age, disability or death shall be used to determine whether a subsequent withdrawal or distribution from the Plan is a Qualified Roth Distribution.

ARTICLE IX
RETIREMENT BENEFITS
9.1 Normal or Late Retirement: A Participant shall be eligible for Normal Retirement on reaching his Normal Retirement Date. A Participant who has not become an Excluded Employee may continue in the service of the Employer as a Participant hereunder beyond his Normal Retirement Date. In the event such a Participant continues in the service of the Employer, he shall continue to be treated in all respects as a Participant until his actual retirement. When any Participant has a Termination of Employment following his Normal Retirement Date he shall be considered a retired Participant and he shall be entitled to receive the entire amount of his Accrued Benefit, distributed as set forth below.
9.2 Disability Retirement: Upon any Participant incurring a Disability, he shall be considered a disabled Participant and entitled to begin receiving his Vested Accrued Benefit, without regard to whether he has also incurred a Termination of Employment. Such amount shall be distributed as provided in Section 9.3, or deferred until such later date as elected by the disabled Participant and then distributed as provided in Section 9.3.
9.3 Method of Payment: Subject to the rules of Section 9.7, upon receipt of a claim for benefits a retired or disabled Participant’s Vested Accrued Benefit shall be payable, as elected in writing or other appropriate electronic means by the Participant, in one or a combination of the following forms:

(a)	A single lump sum payment. The amount of the lump sum payment shall be equal to the entire Vested Interest of the Participant in his Account on the dale payment is made.

(b)
Substantially equal monthly, quarterly or annual installments over any period not exceeding the life expectancy of the Participant or the Participant and his or her spouse, if longer, until the Participant’s Vested Accrued Benefit has been fully distributed. Fractional share installment amounts of Employer Securities shall be withheld and accumulated until a whole share of Employer Securities can be distributed. Any fractional share remaining upon payment of the final installment shall be paid in cash.

Not fewer than 30 days nor more than 90 days (effective January 1, 2007, 180 days) before the Distribution Date, the Plan Administrator shall notify the Participant of the terms, conditions and forms of payment available from the Plan, including a description of the election procedures under this Section and a general explanation of the financial effect on a Participant’s Accrued Benefit of the election. The minimum 30-day waiting period after the notification is provided until the Distribution Dale may be disregarded if the Plan Administrator informs the Participant of his or her right to the full minimum 30-day waiting period, and the Participant elects in writing (or by other means acceptable to the Plan Administrator) to waive the minimum 30-day waiting period.
If a Participant fails to elect a form of payment, payment of the Participant’s benefits shall be paid in the form of a lump sum. Except as permitted in Section 9.4, no payment shall be made to a Participant prior to his Normal Retirement Age unless the Participant consents in writing (or by other means acceptable to the Plan Administrator) to the payment not more than 90 days prior to his Distribution Date.
If the lump sum amount that would be payable to a Participant (whether disabled or retired) is not more than $5,000, without regard to whether the amount in the Participant’s Account has ever exceeded that amount at the time of any prior distribution, the benefit shall be paid as a single lump sum payment as soon as Administratively Feasible following the end of the month in which his Termination of Employment occurs without any requirement of participant consent. However, a single lump sum payment shall not be made to a Participant after his Distribution Date unless the Participant consents in writing to the payment. If the Participant dies prior to the complete distribution of the Participant’s Accrued Benefit to him, then the Plan Administrator, upon notice of the Participant’s death, shall direct the Trustee to make payment in accordance with the provisions of Article X.
For all distributions commencing on or after March 28, 2005, the $5,000 threshold amount in this Section shall be reduced to $1,000.
9.4 Time of Payment: Payment of the retired or disabled Participant’s Vested Accrued Benefit shall commence as soon as Administratively Feasible following the Participant’s Termination of Employment on account of retirement or disability, or if later, as soon as Administratively Feasible following the date a claim for benefits is submitted by the Participant to the Plan Administrator. Unless a Participant elects otherwise (and failure to submit a claim for benefits shall be deemed such an election) payment of benefits under this Plan will commence not later than 60 days after the close of the Plan Year in which the latest of the following events occurs:

(a)	the attainment by the Participant of age 65; or

(b)	the 10th anniversary of the Participant’s Entry Date; or

(c)	the date the Participant has a Termination of Employment from the Employer.
If the amount of the payment required to commence on the date determined above cannot be ascertained by such date, or if it is not possible to make such payment on such date because the Plan Administrator has been unable to locate the Participant after making reasonable efforts to do so, a payment retroactive to such date may be made no later than 60 days after the earliest date on which the amount of such payment can be ascertained or the date the Participant is located, whichever is applicable.
9.5 Minimum Distribution Requirements: This Section 9.5 and Section 10.4 shall take precedence over any inconsistent provisions of this Plan. All distributions required to be made under this Section 9.5 (life distributions) or under Section 10.4 (death distributions) will be determined and made in accordance with the Treasury regulations under Code §401 (a)(9).

(a)
Effective Date. This Section and Section 10.4 will apply for purposes of determining required minimum distributions for all calendar years beginning with the Effective Dale. Required minimum distributions for the 2002 calendar year under this Section and Section 10.4 will be determined as follows. If the total amount of 2002 required minimum distributions under the Plan made to a Participant or Beneficiary prior to the effective date of this Section equals or exceeds the required minimum distributions determined under this Section, then no additional distributions will be required to be made for the 2002 calendar year on or after such date to the Participant or Beneficiary. If the total amount of the 2002 calendar year required minimum distributions under the Plan made to the Participant or Beneficiary prior to the effective date of this Section is less than the amount determined under this Section, then required minimum distributions for the 2002 calendar year on and after such date will be determined so that the total amount of required minimum distributions for the 2002 calendar year made to the Participant or Beneficiary will be the amount determined under this Section.

(b)	Time and Manner of Distribution.

(b)	Required Beginning Date. The Participant’s entire Vested Accrued Benefit will be distributed, or begin to be distributed, to the Participant no later than the participant’s Required Beginning Date.

(c)
Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire Vested Accrued Benefit will be distributed, or begin to be distributed, as provided in Section 10.4.

(d)
Forms of Distribution. Unless the participant’s interest has been distributed in the form of a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with Section 9.5(c).

(c)	Required Minimum Distributions During Participant’s Lifetime.

(b)
Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

(b)
the quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in Treas. Reg. Section 1.401(a)(9)-9, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

(c)
if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table set forth in Treas. Reg. Section 1.401(a)(9)-9, using the Participant’s and spouse’s attained ages as of the participant’s and spouse’s birthdays in the Distribution Calendar Year.

(c)
Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section 9.5(c) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death,

(d)	Definitions. For purposes of this Section 9.5 and Section 10.4 the following definitions shall apply.

(1)	“Designated Beneficiary” shall mean the individual who is designated as the Beneficiary under Section 10.2 of the Plan and is the Designated Beneficiary under Code §1.401(a)(9)-4.

(2)
“Distribution Calendar Year” shall mean a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year that contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Section 10.4. The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

(3)	“Life Expectancy” shall mean Life Expectancy as computed by use of the Single Life Table in Treas. Reg.§1.401(a)(9)-9.

(4)
“Participant’s Account Balance” shall mean the balance in the Participant’s Account as of the last valuation date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

(5)
“Required Beginning Date” shall mean, if a Participant is a more than five percent (5%) owner in the Plan Year ending in or with the calendar year in which the Participant attains age 70 1/2, April 1st following that calendar year. For any other Participant the Required Beginning Date is April 1st following the close of the calendar year in which the Participant attains age 70 1/2, or, if later, April 1st following the close of the calendar year in which the Participant has a Termination of Employment.

(6)	“Five percent owner” shall have the meaning set forth in Reg. §1.401(a)(9)-1, Q&A-2(c).

(1)
Form of Benefit Payment. If payment of the Participant’s Accrued Benefit commences under this Section 9.5, it shall be distributed to the Participant (consistent with the Participant’s election and the requirements of Section 9.3):

(1)	in the form of a cash lump sum payment of the Participant’s entire Accrued Benefit; or

(2)	in the form of minimum annual cash installment payments over a period not extending beyond the life expectancy of the Participant, or the joint life expectancy of the Participant and his Beneficiary.

(1)
Redetermination of Life Expectancy. For purposes of determining the amount of any minimum annual cash installment payments the life expectancy of the Participant and his spouse, but not of his non-spouse Beneficiary, shall be redetermined annually, unless otherwise elected by the Participant. Notwithstanding the above, any distribution required under the incidental death benefit requirements of Code §401(a) shall be treated as a required distribution.

(2)
Temporary Suspension of Required Minimum Distributions. A Participant may elect not to receive the required minimum distribution (or any portion thereof) attributable to the 2009 Distribution Calendar Year. The Participant election shall be made by notifying the Plan in writing (or by other acceptable electronic means) at any time prior to the latest possible date that the minimum required distribution would otherwise be made. Any required minimum distribution (or portion thereof) attributable to the 2009 Distribution Calendar Year which is made to a Participant shall be treated by the Plan as an Eligible Rollover Distribution, except that it shall not be subject to any income tax withholding requirement that may otherwise apply under Code §72(t).

9.6 No Annuity Benefits: Accrued Benefits payable from this Plan shall not be paid in any form of annuity.
9.7 Distribution of Employer Securities and Cash:

(a)
If so elected by the Participant, distributions of benefits from the Plan may be made entirely in Employer Securities, valued at fair market value at the time of distribution, or, effective March 1, 2003, entirely in cash. If the Participant elects a distribution that is part cash and part Employer Securities, the distribution shall be consist only of the Employer Securities in the Employer Securities Account and the cash value of the General Investments Account at the time the payment is made. A Participant who elects a distribution method other than a lump sum may designate prior to payment of the first installment the amount of the first and each subsequent installment that will be Employer Securities and that will be cash. Any fractional security share to which a Participant or his Beneficiary is entitled shall be paid in cash. If the Participant makes no election, then the Participant’s Account shall be distributed in cash and in Employer Securities, according to the ratio of investment in the Participant’s Account in the General Investments and Employer Securities Accounts, respectively.

(b)
Notwithstanding the provisions of Section 9.7(a), if a Participant has elected under Section 6.3(c) to withdraw (rather than reinvest) the cash dividends on Employer Securities allocated or allocable to his Account, the Plan Administrator shall direct the Trustee to pay to the Participant in cash the cash dividends on Employer Securities so allocated or allocable to the Participant’s Employer Securities Account, irrespective of whether the Participant is fully vested in his Employer Securities Account. The Plan Administrator’s direction must slate whether the Trustee is to pay the cash dividend distributions currently, or within the 90-day period following the close of the Plan Year in which the Employer pays the dividends to the Trust. The Plan Administrator may also request the Employer to pay cash dividends on Employer Securities directly to Participants.

9.8 Special Distribution Rules: Unless the Participant elects in writing other distribution provisions of the Plan or unless other distribution provisions of the Plan require earlier distribution of the Participant’s Accrued Benefit, the Participant shall commence receiving his Accrued Benefit at the time prescribed by this Section 9.8, irrespective of any other provision of the Plan. The distribution provisions of this Section 9.8 are subject to the consent and form of distribution requirements of Section 9.3.

(a)
If the Participant incurs a Termination of Employment after attainment of Normal Retirement Age (age 65) or by reason of death or disability, distribution of his Accrued Benefit shall commence during but not later than the last day of the Plan Year in which the applicable event occurs.

(b)
If the Participant incurs a Termination of Employment for any reason not specified in (a), distribution of his Accrued Benefit shall commence as soon as Administratively Feasible during but not later than the last day of the Plan Year after the close of the 5th Plan Year following the Plan Year in which the Participant incurred the Termination of Employment. If the Participant resumes employment with the Employer on or before the last day of the 5th Plan Year following the Plan Year of his/her separation from Service (effective January 1, 2002, severance from employment), the mandatory distribution provisions of this paragraph (b) do not apply.

For purposes of this Section 9.8(b), a distribution to a Participant of his Accrued Benefit shall not include any Employer Securities acquired with the proceeds of an Exempt Loan until the close of the Plan Year in which the Exempt Loan is paid in full.
The distributions required under this Section 9.8 shall be made in equal annual installments over a period not exceeding five years unless the Participant is permitted and otherwise elects a longer period under the other distribution provisions of the Plan. If a Participant’s Accrued Benefit exceeds $500,000, the payment period, subject to the longer period elected by the Participant, shall be live years plus one additional year (but no more than five additional years) for each $100,000 (or fraction of $100,000) by which his Accrued Benefit exceeds $500,000. The $500,000 and $100,000 amounts set forth in this Section shall be adjusted at the same time and in the same manner as the factor prescribed by the Secretary of the Treasury under Code §415(d). In no event will the distribution period exceed the period permitted under Section 9.5 of the Plan.
9.9 Distribution of Transferred Benefits: To the extent not already provided under the terms of this Plan, and notwithstanding any other provisions to the contrary, this Plan guarantees to each Participant whose Account includes Transferred Benefits (and to each Beneficiary thereof) the right to receive all Transferred Benefits in any optional form of benefit (including lime, manner and method of distribution) protected under Code §411(d)(6). The extent and nature of the optional forms of benefits so protected shall be determined by reference to the Predecessor Plan(s).
ARTICLE X
DEATH BENEFITS
10.1 Death Benefits Payable: If a Participant who has not received a distribution of his entire Vested Interest dies, whether before or after his Distribution Date, the death benefit payable to the Beneficiary, Contingent Beneficiary or estate (as the case may be) of the Participant shall be all amounts credited (or to be credited) to his Accounts then held by the Trustee for the Participant’s benefit, without regard to the Participant’s Vested Percentage and that have yet to be distributed. If an Inactive Participant who has not received a distribution of his entire Vested Interest dies, whether before or after his Distribution Date, the death benefit payable to the Beneficiary, Contingent Beneficiary or estate (as the case may be) of the Inactive Participant shall only be the remaining Vested Interest in the Inactive Participant’s Accounts then held by the Trustee for the Inactive Participant’s benefit.
10.2 Designation of Beneficiary: Each Participant or Inactive Participant may designate a Beneficiary and Contingent Beneficiary who shall be entitled to receive the death benefit payable under Section 10.1. From time to time the Participant or Inactive Participant may file with the Plan Administrator a new or revised designation, provided that his or her spouse shall be his or her Beneficiary unless his or her spouse has consented in writing to the designation of a Beneficiary other than his or her spouse or it is established to the satisfaction of the Plan Administrator that the consent of the spouse may not be obtained because there is no spouse, the spouse cannot be located or because of such other circumstances as may be set forth in Regulations issued pursuant to Code §417(a)(2)(B). The change in marital status of a Participant from married to unmarried or vice versa shall void any outstanding beneficiary designation and require the completion and execution of a new beneficiary designation consistent with the provisions of this Section. Beneficiary designations shall be completed in the manner approved by the Plan Administrator or set forth in writing on a form provided by the Plan Administrator.
If upon the Participant’s death his designated Beneficiary does not survive him, the Contingent Beneficiary shall become the Beneficiary and any death benefit payable under Section 10.1 shall be paid to him or her. If a deceased Participant is not survived by a designated Beneficiary or Contingent Beneficiary, or if no Beneficiary was designated, the benefits shall be paid to the person (or in equal shares to the persons) in the first of the following classes of successive preference beneficiaries then surviving: the Participant’s (a) widow or widower, (b) children per stirpes, (c) parents, (d) brothers and sisters, (e) executor or administrator of his estate. For purposes of determining the right of a Beneficiary, Contingent Beneficiary, surviving spouse or other survivor to receive a benefit on account of the death of a Participant, he or she shall not be deemed to have survived the Participant unless he or she shall survive the Participant by at least 30 days.
If the Beneficiary, Contingent Beneficiary or surviving spouse survives the Participant and is entitled to receive benefits under this Section 10.2, but dies prior to receiving the entire death benefit payable to him or her, the remaining portion of the death benefit shall be paid to the person’s named beneficiary or, if none, to the person’s estate subject to the right of commutation.
10.3 Death Benefit Payment Procedure: Upon receipt of a claim for benefits, the Participant’s death benefit shall be paid by the Trustee to the Beneficiary designated by the Participant pursuant to Section 10.2. The Beneficiary of a Participant may elect to receive death benefits payable hereunder in any form of payment provided in Section 9.3, subject to the right to receive the distribution in cash or in Employer Securities as provided in Section 9.7. The Beneficiary’s election to receive distribution shall be made in the same manner provided under Articles IX and XI for distribution to Participants. If the Beneficiary fails to elect a form of payment, then subject to the small benefit distribution rules in the next paragraph of this Section 10.3 and except as provided in Section 10.4(g), the Plan shall distribute the death benefit in annual installments over the life expectancy of the Beneficiary, consistent with the rules in Section 10.4. Installments shall commence no later than December 31 of the Plan Year following the Plan Year of the Participant’s death, with each subsequent installment payment to be made no later than each December 31, thereafter.
If the lump sum benefit otherwise payable to the Beneficiary is not more than $5,000 and payment of benefits to the deceased Participant has not previously commenced, the benefit shall be paid as a single lump sum payment, subject to the distribution rules of Section 9.7. Payment of any death benefits under this paragraph shall commence as soon as Administratively Feasible following the Participant’s date of death. However, if the amount of the benefit required to be paid on the date determined above cannot be ascertained by that date, or if it is not possible to make the payment on that date because the Plan Administrator has been unable to ascertain or locate the Beneficiary after making reasonable efforts to do so, a payment retroactive to such date may be made as soon as Administratively Feasible after the earliest date on which the Beneficiary or amount of the payment can be ascertained or the date the Beneficiary is located, whichever is applicable.
10.4 Required Distributions Upon Death: Notwithstanding any other provisions of this Plan, payment of death benefits shall be subject to the following rules:

(a)
Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire Vested Accrued Benefit will be distributed, or begin to be distributed no later than as follows:

(a)
If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, then unless otherwise provided herein, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

(b)
If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, then except as otherwise provided herein, distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(c)
If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire Vested Accrued Benefit will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(4)
If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 10.4(a), other than subsection (a)(i), will apply as if the surviving spouse were the Participant.

For purposes of this Section 10.4(a) and Sections 10.4(e) and (f), unless Section 10.4(a)(4) applies, distributions are considered to begin on the participant’s Required Beginning Date. If Section 10.4(a)(4) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 10.4(a)(i).

(b)
Forms of Distribution. Unless the participant’s interest has been distributed in the form of a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with Sections 10.4(e) and (f).

(c)
Beneficiaries’ Election of Five Year Rule. Beneficiaries may elect on an individual basis whether the Five Year Rule or the Life Expectancy rule in Sections 10.4(a) and (f) applies to distributions after the death of a Participant who has a Designated Beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under Section 10.4(a) or by September 30 of the calendar year that contains the fifth anniversary of the Participant’s (or, if applicable, surviving spouse’s) death. If neither the Participant nor Beneficiary makes an election under this subsection, distributions will be made in accordance with Sections 10.4(a) and (f).

(d)
Transition Rule for Designated Beneficiary Receiving Distributions Under Five Year Rule to Elect Life Expectancy Distributions. A Designated Beneficiary who is receiving payments under the Five Year Rule may make a new election to receive payments under the Life Expectancy rule until December 31, 2003, provided that all amounts that would have been required to be distributed under the Life Expectancy rule for all Distribution Calendar Years before 2004 are distributed by the earlier of December 31, 2003, or the end of the five year period.

(e)	Death On or After Date Distributions Begin.

(b)
Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:

(b)	The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(B)
If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving spouse’s death, the remaining Life Expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(C)
If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(B)
No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(B)	Death Before Date Distributions Begin.

(B)
Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as provided in Section 10.4(e).

(C)
No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(D)
Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 10.4(a)(i), this Section 10.4(f) will apply as if the surviving spouse were the Participant.

(C)	Rollover of Death Benefit for Non-spouse Beneficiary after December 31, 2009.

(1)
If the Participant dies before his or her required beginning date, the required minimum distribution for purposes of determining the amount eligible for rollover with respect to a non-spouse beneficiary shall be determined under the 5-year rule described in Code §401(a)(9)(B)(ii). Under this rule, no amount shall be a required minimum distribution for the year in which the Participant dies. The rule in Q&A-7(b) of Reg. §1.402(c)-2 (relating to distributions before an employee has attained age 7 1/2) shall not apply to a non-spouse beneficiary.

(2)
Under the five-year rule as adopted by the Plan, no amount is required to be distributed to a non-spouse beneficiary until the fifth calendar year following the year of the Participant’s death. In that year, if no prior distribution has been made, the entire amount to which the beneficiary is entitled under the Plan must be distributed.

(3)
If the non-spouse beneficiary so elects, the Plan shall permit the non-spouse beneficiary to directly roll over the beneficiary’s entire benefit until the end of the fourth calendar year following the year of death. On or after January 1 of the fifth year following the calendar year in which the Participant died, no amount payable to the non-spouse beneficiary under the Plan shall be eligible for rollover.

(4)
If a Participant dies on or after his or her required beginning date, within the meaning of Code §401(a)(9)(C), then for the year of the Participant’s death, the required minimum distribution not eligible for rollover shall be the same as the amount that would have applied if the Participant were still alive and had elected the direct rollover. The amount not eligible for rollover shall include all undistributed required minimum distributions for the year in which the direct rollover occurs and any prior year, including years before the Participant’s death.

(1)
Temporary Suspension of Beneficiary Distributions. A Beneficiary receiving distributions from the Plan under an election made pursuant to subsection (c) may elect not to receive the distribution amount (or any portion thereof) that would otherwise be attributable to the 2009 Distribution Calendar Year. The Beneficiary’s election shall be made by notifying the Plan in writing (or by other acceptable electronic means) at any time prior to the latest possible date that the distribution would otherwise be made. If a distribution (or portion thereof) otherwise attributable to the 2009 Distribution Calendar Year is suspended, then the five year period for payout of the Accrued Benefit to the Beneficiary shall be extended an additional year to take into account the suspension of payment.

ARTICLE XI
BENEFITS UPON OTHER TERMINATION OF EMPLOYMENT
11.1 Vested Amounts: A Participant shall become 100% vested in his Accrued Benefit on attainment of Normal Retirement Age while employed by a Zions Employer. Prior to his Normal Retirement Age a Participant shall have a Vested Interest in those sub-accounts not otherwise excepted below that make up his Accrued Benefit equal to the sum of the following:

(a)
One hundred percent (100%) of the balance in his Participant Elective Deferral Account and in his Employer Matching Contribution Account, as adjusted for any contributions or distributions since the preceding Valuation Date; and

(b)
One hundred percent (100%) of the balance in his Participant Rollover Contribution Account and in his Voluntary Contribution Account, if any, as adjusted for any contributions or distributions since the preceding Valuation Date; and

(c)
One hundred percent (100%) of the balance in his Dividend Account if any (whether cash or Employer Securities), as adjusted for any contributions or distributions since the preceding Valuation Date; and

(d)
His vested percentage of the balance in his Employer Non-Elective Contribution Account, as adjusted for any contributions or distributions since the preceding Valuation Date, according to the Participant’s Years of Vesting Service, except as provided in subsection (e) below and for Employer Non-Elective Contributions made for Plan Years beginning before January 1, 2007 and consistent with the following schedule:

Years of Vesting Service	Percent of Vested Accrued Benefit

Fewer than five years	none
At least live years	100%
For Employer Non-Elective Contributions made for Plan Years beginning after December 31, 2006 and consistent with the following schedule:

Years of Vesting Service	Percent of Vested Service Accrued Benefit
Less than two years	none
Two years	20%
Three years	40%
Four years	60%
Five or more years	100%

(e)	A Participant’s Predecessor Plan Account (if any) shall be vested pursuant to the vesting rules set forth in the Predecessor Plan Account.
The percentage of the Participant’s Accrued Benefit attributable to various sub-accounts in which he is not vested shall be forfeited by him as provided in Section 11.7.
11.2 Distribution of Vested Interest: Subject to the rules of Section 9.7, a Participant who incurs a Termination of Employment for any reason other than retirement, death or disability may elect in writing or other appropriate electronic means one or a combination of the following forms of distribution of his Vested Interest:

(a)	A single lump sum payment. The amount of the lump sum payment shall be equal to the Participant’s Vested Interest in his or her Account on the date payment is made.

(b)
Substantially equal monthly, quarterly or annual installments over any period not exceeding the life expectancy of the Participant or the Participant and his or her spouse, if longer, until the Participant’s Vested Accrued Benefit has been fully distributed. Fractional share installment amounts of Employer Securities shall be withheld and accumulated until a whole share of Employer Securities can be distributed. Any fractional share remaining upon payment of the final installment shall be paid in cash.

Distribution shall commence no later than the time specified in Section 9.8 unless the Participant fails to elect a form or time of payment or elects a deferred payment, then payment of the Participant’s Accrued Benefit shall be deferred to the subsequent date elected by the Participant, that may be no later than the latest date permitted under Section 9.5, and then distributed in accordance with the provisions of Section 9.3. If the Participant elects later payment of the Participant’s Vested Accrued Benefit, distribution shall commence as soon as Administratively Feasible following the date a claim for benefits is submitted by the Participant to the Plan Administrator, which may be no later than the earlier of the date permitted under Sections 9.4 and 9.5. If at that time the Participant has attained Normal Retirement Age or incurred a disability, or if the Participant dies before his Normal Retirement Age or if earlier, before his Distribution Date, the Plan Administrator, upon notice of the attainment of Retirement Age or of death, shall direct the Trustee to make payment of the Participant’s Vested Interest to him (or to his Beneficiary if the Participant is deceased) in accordance with the provisions of Article X in the case of death, or Section 9.3 in the case of disability or attainment of Normal Retirement Age.
Not fewer than 30 days nor more than 90 days (effective January 1, 2007, 180 days) before the Distribution Date, the Plan Administrator shall notify the Participant of the terms, conditions and forms of payment available from the Plan, including a description of the election procedures under this Section and a general explanation of the financial effect on a Participant’s Accrued Benefit of the election. The minimum 30-day waiting period after the notification is provided until the Distribution Date may be disregarded if the Plan Administrator informs the Participant of his or her right to the full minimum 30-day waiting period, and the Participant elects in writing (or by other means acceptable to the Plan Administrator) to waive the minimum 30-day waiting period.
If the Participant elects immediate distribution following Termination of Employment, whether as a single lump sum payment or term certain payments, payment shall be made as soon as Administratively Feasible following Termination of Employment. However, if a Participant terminates employment in a month that is the end of a quarter of the calendar year (i.e., March, June, September, December), then the distribution of the Participant’s Account shall be made on the 25th day of the second month following the Participant’s Termination of Employment. If the Former Participant dies or incurs a Disability before his Normal Retirement Date, the Plan Administrator, upon notice of the death or Disability, shall direct the Trustee to make payment of the Participant’s Vested Interest to him (or to his Beneficiary if the Participant is deceased) in accordance with the provisions of Article X in the case of death, or Section 9.2 in the case of Disability.
Notwithstanding the above, if a terminated Participant is re-employed by the Employer prior to distribution of his Vested Interest, distribution shall not be made until his employment is again terminated or until the occurrence of another event permitting distribution under the terms of the Plan.
11.3 Distribution of Small Amounts: Notwithstanding the provisions of Section 11.2 if a Participant incurs a Termination of Employment for any reason other than retirement, death or disability and if the Vested Accrued Benefit that would be payable to a Participant is not more than $5,000, without regard to whether the amount in the Participant’s Account has ever exceeded that amount at the time of any prior distribution, then the Plan shall make distribution to the Participant in a single lump sum cash payment pursuant to the provisions of Sections 9.7 and 9.8 without first obtaining the Participant’s written consent.
For all distributions commencing on or after March 28, 2005, the $5,000 threshold amount in this Section shall be reduced to $1,000.
11.4 Eligible Rollover Distributions: Notwithstanding any provision of this Plan to the contrary, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. For purposes of this Section 11.4 the following definitions shall apply:

(a)
“Eligible Rollover Distribution” shall mean any distribution of all or any portion of the balance to the credit in the Account of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code §401(a)(9), and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities). Any amount that is distributed on account of hardship (without regard to whether the hardship withdrawal is attributable to Elective Deferrals) shall not be an Eligible Rollover Distribution and the Distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan.

Effective for distributions first commencing on or after January 1, 2007, an “Eligible Rollover Distribution” does not include the portion of the distribution that is payable on behalf of a non-spouse beneficiary and that is a required distribution under Code §401 (a)(9) because the distribution first commences after the close of the calendar year in which the death of the Participant occurs, nor does it include any portion of the distribution to a non-spouse beneficiary who has elected the Five Year Rule under Section 10.4(c) and the distribution does not commence prior to the close of the fourth calendar year following the calendar year in which the Participant’s death occurred.
Effective for distributions first commencing after September 27, 2010, an “Eligible Rollover Distribution” also includes any distribution from this Plan that otherwise satisfies the Plan’s distribution rules and the requirements of Code §402(c)(4) and which is directly rolled over to the In-plan Roth Rollover Account.

(b)
“Eligible Retirement Plan” shall mean an individual retirement account described in Code §408(a), an individual retirement annuity described in Code §408(b) (jointly or separately, an “IRA”), an annuity plan described in Code §403(a), a qualified trust described in Code §401(a), that accepts the Distributee’s Eligible Rollover Distribution, an annuity contract described in Code §403(b) and an eligible plan under Code §457(b) that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and that agrees to separately account for amounts transferred into such plan from this Plan. This definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Code §414(p). However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an IRA.

Effective for distributions first commencing on or after January 1, 2007, on behalf of a non-spouse beneficiary, an “Eligible Retirement Plan” shall only include an IRA established on behalf of the non-spouse beneficiary that will be treated as an inherited IRA pursuant to Code §402(c)(l 1) and that satisfies the requirements of Notice 2007-7, Q&A-13.
For distributions made after December 31, 2007, an Eligible Retirement Plan shall also mean a Roth IRA described in Code Section 408A(b).
For distributions made after September 27, 2010 which are rolled over to the In-plan Roth Rollover Account, an Eligible Retirement Plan shall also mean this Plan.

(c)
“Distributee” shall mean an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code §414(p), are Distributees with regard to the interest of the spouse or former spouse. Effective for distributions first commencing on or after January 1, 2007, a “Distributee” shall also include any non-spouse beneficiary who is a designated beneficiary under the provisions of Section 10.2.

(ci)	“Direct Rollover” shall mean a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.
11.5 Breaks in Service and Vesting: If a Participant has a One Year Break in Service, the Participant’s Years of Vesting Service before the One Year Break in Service shall not be included in computing Years of Vesting Service until the Participant shall have completed one Year of Vesting Service after the One Year Break in Service. If an Employee terminated employment prior to becoming a Participant and incurred a One Year Break in Service, or if a Participant did not have any Vested Interest derived from Employer contributions prior to a One Year Break in Service, Years of Vesting Service before a One Year Break in Service shall not be included in Years of Vesting Service calculated after the Participant’s One Year Break in Service if the number of consecutive One Year Breaks in Service equals or exceeds the greater of five or the aggregate number of such Years of Vesting Service before the One Year Break in Service.
Solely for the purpose of determining the vested percentage of a Participant’s Accrued Benefit derived from Employer contributions that accrued prior to a five consecutive one-year Break in Service period, the Plan shall disregard any Year of Service subsequent to such five consecutive one-year Breaks in Service period.
If a Participant has a One Year Break in Service, and the break does not arise on account of Termination of Employment, the Participant shall not be credited with a Year of Vesting Service for that Plan Year. However, no amounts in the Participant’s Accounts shall be forfeited.
11.6 No Increase in Pre-break Vesting: For purposes of Section 11.1, Years of Vesting Service after a Termination of Employment that resulted in five consecutive One Year Breaks in Service shall not increase the vested percentage of a Participant’s Account that was earned before such five consecutive One Year Breaks in Service.
11.7 Occurrence and Disposition of Forfeitures:
(a) Forfeiture of the Participant’s non-vested interest in his or her Employer Non-Elective Contribution Account shall occur:

(1)	In the case of a Participant who receives a lump sum distribution of his or her Vested Interest on account of Termination of Employment, on the day the Participant receives the distribution.

(2)
In the case of a Participant who has a Vested Interest derived from Employer Contributions (which for this purpose shall include Elective Deferral Contributions) and does not receive a total distribution of such Vested Interest, on the last day of the Plan Year in which the Participant incurs five consecutive One Year Breaks in Service.

(3)
In the case of a Participant who has no Vested Interest derived from Employer Contributions (which for this purpose shall include Elective Deferral Contributions), regardless of the sub-account to which the Employer Contributions have been allocated, on the day the Participant incurs the Termination of Employment.

Non-vested interests of terminated Participants shall be held by the Trustee in the respective Accounts of the Participant until the date determined above and shall then be forfeited by the Participant and used or allocated in accordance with this Section.

(b)
Amounts forfeited by terminated Participants from their Employer Non-Elective Contribution Accounts, if not used first to restore Accounts under Sections 11.10 and 23.11, shall be used to reduce the amount of the Employer’s Non-Elective Contribution otherwise made pursuant to Section 5.7 for the Plan Year. In the event the Employer does not make a Non-Elective Contribution for the Plan Year, then the amounts forfeited shall be used at the Employer’s election:

(b)	to offset costs and expenses of Plan administration (to the extent and in the manner permitted under Section 14.6),

(c)	as the sole Employer Non-Elective Contribution for the Plan Year and allocated in accordance with Section 6.2(c),

(d)	to reduce the amount of the Employer’s Matching Contribution for the Plan year, or

(e)	any combination of the foregoing.

(c)	To the extent possible, the Plan Administrator must forfeit from a Participant’s General Investments Account before making a forfeiture from his or her Employer Securities Account.
11.8 Distribution to Participants Who Are Less Than 100% Vested in Their Entire Account: In the event a Participant who is less than 100% vested hereunder incurs a Termination of Employment and returns to the employ of the Employer before a forfeiture of his non-vested interest shall have occurred, and prior to his re-employment was paid a portion of his Vested Interest, a separate account for the Participant’s remaining interest in the Plan as of the time of the distribution shall be maintained. At any relevant time, the Participant’s vested portion of the separate account shall be an amount “X” determined by the following formula:
X = P (AB+(RxD)) - (RxD)
For purposes of applying the formula:

P	is the vested percentage at the relevant time;

AB	is the account balance at the relevant time;

D	is the amount of the distribution;

R	is the ratio of the account balance at the relevant time to the account balance after distribution.
In the event a Participant who is less than 100% vested hereunder incurs a Termination of Employment and returns to the employ of the Employer after a forfeiture of his non-vested interest but prior to incurring five consecutive One Year Breaks in Service, and prior to his re-employment was paid his Vested Interest, the non-vested portion of his Accrued Benefit that was forfeited by the Participant shall be disregarded in computing his Accrued Benefit after re-entry into the Plan, unless the Participant repays, pursuant to Section 11.8, the amounts distributed from his Account from which an amount was forfeited. If a Participant does repay the distribution, the balance in such Account shall be restored as provided in Section 11.9.
In the event a Participant who had no Vested Interest in his Employer Regular Contribution Account separated from service and returns to the employ of the Employer after a forfeiture of his non-vested interest but prior to incurring five consecutive One Year Breaks in Service, any non-vested amounts forfeited by the Participant shall be restored, as provided in Section 11.9, to the Account from which an amount was forfeited.
11.9 Repayment of Distribution: A Participant described in the second paragraph of Section 11.7 who received a lump sum distribution of less than 100% of his Accrued Benefit shall be entitled to repay the amount so distributed from the Employer Contribution Account in which he was less than 100% vested. The repayment must be for the full amount distributed from the Account and must be made not later than the earlier of:

(a)	the date on which the Participant incurs five consecutive One Year Breaks in Service after the date of distribution; or

(b)	the end of the five year period beginning with the date the Participant is re-employed by the Employer.
Any repayment shall not be included in applying the limitations of Article V or Article VIII hereunder.
11.10 Restoration of Accounts: Any amount repaid pursuant to Section 11.8 shall be credited to the Participant’s Accounts for which it is repaid, with credit to be made as of the date of repayment. The Account shall also be credited with the amount previously forfeited from the Account, with credit to be made as of the last day of the Plan Year in which repayment is made.
In the case of a Participant to whom the third paragraph of Section 11.7 applies, the Participant’s Accounts from which amounts were previously forfeited shall be credited with the amount so forfeited, with credit to be made as of the last day of the Plan Year in which the Participant resumes participation in the Plan.
Any previously forfeited amounts that are credited to Participants’ Accounts pursuant to this Section shall be derived from the following sources in the following order of priority:

(a)	First, the amount, if any, to be credited to such types of Accounts for the Plan Year pursuant to Section 11.5;

(b)	Second, Employer contributions for the Plan Year, if any, that are not required to be credited to such types of Accounts for other Participants; and

(c)	Third, an additional Employer contribution for the Plan Year, regardless of whether the Employer has any Net Profits for the year.
If for any Plan Year, the Accounts of more than one Participant are required to be restored, then restorations shall be derived from the above sources in the same proportion that the amount to be restored to each Participant bears to the total amount to be restored to all such Participants for the Plan Year. Any such amounts credited to a Participant’s Accounts shall not be included in applying the limitations of Article V or Article VIII hereunder.
11.11 Amendments to the Vesting Schedule: No amendment to the vesting schedule or provisions of Section 11.1, or to this Plan that directly or indirectly affects the computation of a Participant’s Accrued Benefit, shall deprive a Participant of a vested right to the benefits accrued to the effective date of the amendment. Furthermore, if the vesting schedule or provisions of Section 11.1 are amended, each Participant with at least three (3) Years of Vesting Service (determined as of the later of the date the amendment is adopted or the date the amendment is effective) may elect to have his vesting percentage computed under the Plan without regard to the amendment. The period during which the election may be made shall commence with the date the amendment is adopted and shall end on the latest of:

(a)	60 days after the amendment is adopted;

(b)	60 days after the amendment becomes effective; or

(c)	60 days after the Participant is issued written notice of the amendment by the Employer or Plan Administrator.
In the absence of any written notice under (c) above, any Participant who has at least three (3) Years of Vesting Service (as determined above) shall at all times receive a Vested Interest under whichever vesting schedule provides the greatest Vested Interest.
ARTICLE XII
FIDUCIARY DUTIES
12.1 General Fiduciary Duty: A Fiduciary, whether or not a Named Fiduciary, shall discharge his duties solely in the interest of the Participants and their Beneficiaries hereunder. All assets of this Plan shall be devoted to the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying the reasonable expenses of administering the Plan. Each Fiduciary, whether or not a Named Fiduciary, shall discharge his duties with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. Each Fiduciary shall also discharge his duties in a manner consistent with the documents and instruments governing the Plan to the extent such documents and instruments are consistent with law. No Fiduciary, whether or not a Named Fiduciary, shall engage in any prohibited transactions with a Disqualified Person or party-in-interest as those terms and transactions are defined herein and by ERISA.
12.2 Allocation of Responsibilities: Each Named Fiduciary shall have only those duties and responsibilities expressly allocated under the terms of this Plan. No other duties or responsibilities shall be implied.
12.3 Delegation of Responsibilities: Each Named Fiduciary may delegate the fiduciary responsibilities other than Trustee responsibilities allocated to such Fiduciary under this Plan to any person other than a Named Fiduciary. If any duties or responsibilities are delegated under this section, the person to whom the duties or responsibilities are delegated shall acknowledge the fact in writing and shall specify in writing the duties and responsibilities so delegated. All other duties and responsibilities shall be deemed not to have been delegated.
12.4 Liability for Allocation or Delegation of Responsibilities: A Named Fiduciary shall not be liable for the acts or omissions of a person to whom responsibilities or duties are allocated or delegated in accordance with Section 12.2 or Section 12.3 except to the extent such Named Fiduciary breaches his obligation under Section 12.1:

(a)	with respect to the allocation or delegation;

(b)	with respect to establishing or implementing a procedure for allocation or delegation; or

(c)	by continuing the allocation or delegation.
Nothing in this section shall relieve a Fiduciary from liability incurred under Section 12.5.
12.5 Liability for Co-Fiduciaries: In addition to the liability a Fiduciary may incur for the breach of his duty under Section 12.1 or 12.4, a Fiduciary shall be liable for a breach of Fiduciary duty committed by another Fiduciary in the following circumstances:

(a)	if he participates knowingly in, or knowingly undertakes to conceal, an act or omission of such other Fiduciary knowing such act or omission is a breach;

(b)	if, by his failure to comply with Section 12.1 he has enabled such other Fiduciary to commit a breach;

(c)	if he has knowledge of a breach by such other Fiduciary, unless he makes reasonable efforts under the circumstances to remedy the breach.
12.6 Same Person May Serve in More than One Capacity: Nothing herein shall prevent any person from serving in more than one Fiduciary capacity.
12.7 Indemnification: The Plan Sponsor shall hold harmless and indemnify to the fullest extent permitted by ERISA each non-Trustee Fiduciary of the Plan with respect to the consequences of all actions or failures to act of the Fiduciary while carrying out his or her responsibilities under the Plan. The Plan Sponsor shall further hold harmless and indemnify each Fiduciary who is subjected to any claim or action or who is made a party in any threatened, pending or completed proceeding, including, without limitation, any proceeding brought by or in the name of the Plan or by any participant thereof or by any governmental agency. The Employer’s indemnification shall include any and all expenses (including attorney’s and/or consultant’s fees), costs, damages, judgments, fines, interest, penalties (including any that may be imposed under ERISA §502(1)) and/or amounts paid in settlement and that are actually and reasonably incurred by a Fiduciary in connection with the investigation, defense, settlement, preparation for trial, trial, or appeal of any proceeding, claim or action. Notwithstanding the foregoing, the Employer shall not be obligated to hold harmless or indemnify a Fiduciary of the Plan if indemnification is inconsistent with applicable law or if the act(s) or omission(s) of the Fiduciary to be indemnified are determined to have involved intentional misconduct, gross negligence or a knowing violation of ERISA or other applicable law by the Fiduciary.
To the extent a Fiduciary is a named insured under any policy of liability insurance maintained by the Plan or the Employer, the policy and the payment obligations of the insurance company under the policy shall be deemed primary and in lieu of the Employer’s obligations under this Section 12.7, but only to the extent of the coverage provided in the policy. No insurer under any policy shall claim any right to reimbursement or refund from the Employer and no obligation of the Employer hereunder shall be deemed to inure to the benefit of any third party.
ARTICLE XIII
THE PLAN ADMINISTRATOR
13.1 Appointment of Plan Administrator: The Board of Directors of the Plan Sponsor shall appoint the Plan Administrator, which may be the Plan Sponsor, If the Plan Sponsor is appointed as Plan Administrator, the Plan Sponsor may appoint one or more Committees to carry out the duties of the Plan Administrator under this Plan. In that event all references in the Plan to the Plan Administrator shall be deemed to refer to the appointed Committee. The duties of the Committees shall be divided as the Plan Administrator deems appropriate and may be designated by separate instrument. The Committees shall act by majority vote except that they shall act by unanimous vote at any time when there are only two members comprising the Committee.
13.2 Acceptance by Plan Administrator: The Plan Administrator shall accept its appointment by joining with the Employer in the execution of this Agreement.
13.3 Signature of Plan Administrator: All persons dealing with the Plan Administrator may rely on any document executed by the Plan Administrator; or, in the event of appointment of a Committee or Committees, such persons may rely on any document executed by at least one member of the appropriate Committee as being the act of the Plan Administrator.
13.4 Appointment of an Investment Manager: The Plan Administrator may appoint an Investment Manager or Managers to manage, acquire and dispose of any assets of the Plan. In the event responsibility for appointment of Investment Managers is delegated by the Plan Administrator to a named Committee, that delegation shall carry with it the authority of the Committee to act as a Named Fiduciary for purposes of ERISA in appointing an Investment Manager. The Investment Manager shall accept his appointment by written agreement executed by the Plan Administrator and Investment Manager. This written agreement shall specify the Plan assets for which the Investment Manager is responsible and such written instrument shall be kept with the other documents governing the operation of the Plan. The Trustee shall be entitled to rely on written instructions from the Investment Manager and shall be under no obligation to invest or otherwise manage any asset of the Plan subject to the management of the Investment Manager.
13.5 Duties of the Plan Administrator: The Plan Administrator shall be responsible for the general administration of the Plan including, but not limited to, the following:

(a)	to prepare an annual report, summary plan description and modifications thereto, and summary annual report;

(b)	to complete and file the various reports and tax forms with the appropriate government agencies as required by law;

(c)
to distribute to Plan Participants and/or their Beneficiaries the summary plan description and reports sufficient to inform such Participants or Beneficiaries of their Accrued Benefit and their Vested Accrued Benefit as required by law;

(d)	to determine annually, or more frequently if necessary, which Employees are eligible to participate in the Plan;

(di)	to determine the benefits to which Participants and their Beneficiaries are entitled and to approve or deny claims for benefits;

(dii)	to provide Plan Participants with a written explanation of the effect of electing an optional form of benefit payment;

(diii)
to retain copies of all documents or instruments under which the Plan operates in its own office, the principal place of business of the Plan Sponsor and such other place as the Secretary of Labor or his delegate may by regulation prescribe; to make all such documents and instruments governing the operation of the Plan available for inspection by Plan Participants and/or their Beneficiaries; and to furnish copies of such documents or instruments to Plan Participants and/or their Beneficiaries on request, charging only the cost thereof as prescribed by regulation of the Secretary of Labor or his delegate;

(div)	to interpret Plan provisions as needed and in this regard to have complete and total discretion in the interpretation of the Plan; and

(dv)
to act as the Plan’s agent for the service of legal process, unless another agent is designated by the Plan Sponsor and to act on behalf of the Plan in all matters in which the Plan is or may be a party.

13.6 Claims Procedure: A claim for benefits under the Plan may be filed with the Plan by any Participant or Beneficiary on a form supplied by the Plan Sponsor for that purpose or through any other communication medium approved by the Plan Administrator. Written notice of the disposition of a claim shall be furnished to the claimant within 90 days after the application thereof is filed. In the event the claim is denied, the reasons for the denial shall be specifically set forth in the notice in language calculated to be understood by the claimant, pertinent provisions of the Plan shall be cited, and, where appropriate, an explanation as to how the claimant may perfect the claim shall be provided. In addition, the claimant shall be furnished with an explanation of the Plan’s claim review procedure.
13.7 Claims Review Procedure: Any Participant or Beneficiary whose benefit claim submitted pursuant to Section 13.6 has been denied (whether in full or in part) shall be entitled to request further consideration to his claim by filing an appeal with the Plan Administrator, which may be in the form of a request for reconsideration. The request, together with a written statement of the reasons why the claimant believes his appeal should be allowed, shall be filed with the Plan Administrator no later than 60 days after receipt of the written notification provided for in Section 13.6. The Plan Administrator shall conduct the review of the appeal. The Plan Administrator, in its sole discretion, may order a hearing at which the claimant may be represented by an attorney or any other representative of his choosing and at which the claimant shall have an opportunity to submit written and oral evidence and arguments in support of his claim. During the appeal review period or at the hearing (upon five business days prior written notice to the Plan Administrator) the claimant or his representative shall have an opportunity to review all documents in the possession of the Plan that are pertinent to the claim at issue and its disallowance. A final decision on the claim shall be made by the Plan Administrator within 60 days of receipt of the appeal unless (i) because of special circumstances there has been an extension of 60 days that has been communicated in writing to the claimant, or (ii) a hearing is held, in which event the final decision shall be made within 120 days of receipt of the appeal. The communication containing the Plan Administrator’s decision shall be in writing and shall be written in a manner calculated to be understood by the claimant. The communication shall include specific reasons for the Plan Administrator’s decision and specific references to the pertinent Plan provisions on which the decision is based. The communication shall also inform the claimant of the limitation on any further action by the claimant set forth in Section 13.8.
13.8 Limitations of Actions on Claims: The delivery to the claimant of the final decision of the Plan Administrator with respect to a claim for benefits under Section 13.6 that has been reviewed and considered under the appeal procedures of Section 13.7 shall commence the period during which the claimant may bring legal action under ERISA for judicial review of the Plan Administrator’s decision. No civil action with respect to the claim for benefits or the subject matter thereof may be commenced by the claimant, whether such action is pursued through litigation, arbitration or otherwise, prior to the completion of the claims and claims review process set forth in Sections 13.6 and 13.7, nor following the expiration of two (2) years from the date of delivery of the final decision of the Plan Administrator to the claimant under Section 13.7.
13.9 Compensation and Expenses of Plan Administrator: The Plan Administrator may engage the services of any person, including counsel, whose services, in the opinion of the Plan Administrator, are necessary to assist it in carrying out its responsibilities under the Plan. The Employer may direct the Trustee to pay any expenses properly and actually incurred for such services from the Trust Fund, including such reasonable compensation for services provided by the Plan Administrator as shall have been agreed upon between them, or, alternatively, the Employer may pay such expenses or compensation directly, provided, however, that no individual acting as Plan Administrator shall receive any compensation if he already receives full-time pay from the Employer.
13.10 Removal or Resignation: A Plan Administrator may be removed by the Board of Directors of the Plan Sponsor upon 30 days written notice, and may resign upon 30 days written notice to the Board of Directors. Upon such removal or resignation, or the inability of the Plan Administrator for any other reason to act as Plan Administrator, the Board of Directors shall appoint a successor Plan Administrator, The successor Plan Administrator, upon written acceptance, shall have all the duties and responsibilities of a Plan Administrator herein. The former Plan Administrator shall deliver to the successor Plan Administrator all records and documents that it holds relating to the Plan upon removal or resignation.
13.11 Records of Plan Administrator: The Plan Sponsor shall have access, upon request, to all the records of the Plan Administrator that relate to the Plan.
13.12 Other Responsibilities: Nothing in this Article shall be construed to limit the responsibilities and duties allocated to the Plan Administrator in other Articles of this Plan.
ARTICLE XIV
THE TRUSTEE
14.1 Appointment of Trustee: The Board of Directors of the Plan Sponsor shall appoint the Trustee. Nothing in this Plan shall prevent the Plan Sponsor from appointing multiple Trustees or creating multiple Trust Funds, each with separate Trustees. If more than one person is appointed as Trustee of a single Trust Fund, they shall act by majority vote; provided, however, that they shall act by unanimous vote at any lime when there are only two Trustees. In the event there is more than one Trustee, the reference to Trustee shall be deemed to refer to all the Trustees.
14.2 Acceptance by Trustee: The Trustee shall accept its appointment by executing a separate trust agreement in a form acceptable to the Trustee and Employer. Subject to Section 14.3, the provisions of the separate Trust Agreement shall control over those in this Plan, to the extent such provisions define the duties of the Trustee with respect to the Trust Fund.
14.3 Provisions of Trust Agreement: The separate Trust Agreement shall authorize and empower the Trustee to invest up to 100% of the Trust Fund in Employer Securities. The Trust Agreement shall also authorize and empower the Trustee to engage in Exempt Loan transactions on behalf of the Plan. An Exempt Loan transaction is a loan to the Trust that is primarily for the benefit of the Participants and their Beneficiaries and further satisfies the following terms and conditions:

(a)
The Trustee will use the proceeds of the loan, within a reasonable time after receipt, only for any or all of the following purposes: (i) to acquire Employer Securities, (ii) to repay such loan, or (iii) to repay a prior Exempt Loan. Except as provided under Article XXII, no Employer Security acquired with the proceeds of an Exempt Loan may be subject to a put, call or other option, or buy-sell or similar arrangement while held by and when distributed from this Plan, whether or not this Plan is then an employee stock ownership plan.

(b)
At the time the Exempt Loan is made the interest rate for the Exempt Loan must be reasonable and in combination, the rate of interest for the Exempt Loan and the price of the Employer Securities to be acquired with the Exempt Loan proceeds shall not be such that Plan assets may be drained off.

(c)
Any collateral the Trustee pledges to the creditor must consist only of the assets purchased by the borrowed funds and those assets the Trust used as collateral on the prior Exempt Loan repaid with the proceeds of the current Exempt Loan.

(d)
The creditor may have no recourse against the Trust under the Exempt Loan except with respect to such collateral given for the Exempt Loan, contributions (other than contributions of Employer Securities) that the Employer makes to the Trust to meet its obligations under the Exempt Loan, and earnings attributable to such collateral and the investment of such contributions. The payment made with respect to an Exempt Loan by the Plan during a Plan Year must not exceed an amount equal to the sum of such contributions and earnings received during or prior to the year less such payments in prior years. The Advisory

Committee and the Trustee must account separately for such contributions and earnings in the books of account of the Plan until the Trust repays the Exempt Loan.

(e)	The Exempt Loan must provide for transfer of Plan assets upon default only upon and to the extent of the failure of the Plan to meet the payment schedule of the Exempt Loan.

(f)
The Trustee must add and maintain all assets acquired with the proceeds of an Exempt Loan in a Suspense Account. In withdrawing assets from the Suspense Account, the Trustee will apply the provisions of Treas. Reg. §§54.4975-7(b)(8) and (15) as if all securities in the Suspense Account were encumbered. Upon the payment of any portion of the loan, the Trustee will effect the release of assets in the Suspense Account from encumbrances. For each Plan Year during the duration of the Exempt Loan, the number of Employer Securities released must equal the number of encumbered Employer Securities held immediately before release for the current Plan Year multiplied by a fraction. The numerator of the fraction is the amount of principal and interest paid for the Plan Year. The denominator of the fraction is the sum of the numerator plus the principal and interest to be paid for all future Plan Years. The number of future Plan Years under the loan must be definitely ascertainable and must be determined without taking into account any possible extension or renewal periods. If the interest rate under the Exempt Loan is variable, the interest to be paid in future Plan Years must be computed by using the interest rate applicable as of the end of the Plan Year. If collateral includes more than one class of Employer Securities, the number of Employer Securities of each class to be released for a Plan Year must be determined by applying the same fraction to each such class. The Plan Administrator will allocate assets withdrawn from the Suspense Account to the Accounts of Participants who otherwise share in the allocation of the Employer’s Contribution for the Plan Year for which the Trustee has paid the portion of the Exempt Loan resulting in the release of the assets. The Plan Administrator will make this allocation consistently as of each Accounting Date on the basis of non-monetary units, taking into account the relative Compensation of all such Participants for such Plan Year.

(g)	The loan must be for a specific term and may not be payable at the demand of any person except in the case of default.

(h)
Notwithstanding the fact this Plan ceases to be an employee stock ownership plan, Employer Securities acquired with the proceeds of an Exempt Loan will continue after the Trustee repays the loan to be subject to the provisions of Treas. Reg. §§54.4975-7(b)(4), (10), (11) and (12) relating to put, call or other options and to buy-sell or similar arrangements, except to the extent these regulations are inconsistent with Code §409(h).

14.4 Participant Voting Rights: The separate Trust Agreement shall provide for voting Employer Securities by Participants in the following manner.

(a)
With respect to the voting of Employer Securities that are not part of a registration-type class of securities (as defined in Code §409(e)(4)), a Participant (or Beneficiary) has the right to direct the Trustee regarding the voting of such Employer Securities allocated to his Employer Securities Account with respect to any corporate matter that involves the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business, or such similar transaction as the Treasury may prescribe in regulations.

(b)
With respect to Employer Securities allocated to the Participant’s Employer Securities Account that are part of a registration type class of securities, a Participant’s right to direct the Trustee to vote such Employer Securities shall extend to all corporate matters requiring a vote of stockholders. The Plan Administrator shall cause to be prepared and delivered to each Participant a notice of the stockholders’ meeting with a descriptive statement of the items upon which the Participant may exercise his right to direct the Trustee’s vote. Each Participant shall be given notice that if he fails to exercise his voting rights, the Trustee may elect to vote the Employer Securities allocated to the Participant’s Account.

The Trustee may vote any Employer Securities described in subsection (b) as to which a Participant (or Beneficiary) fails to direct a vole as authorized by this Section 14.4. The Trustee shall not vole any Employer Securities described in subsection (a) as to which a Participant is entitled to direct the Trustee to vote and the Trustee receives no direction from the Participant.
14.5 Investment Committee: In the event of appointment of an Investment Committee by the Plan Administrator, then except to the extent responsibility for certain Plan assets has been allocated to an Investment Manager as provided in Section 13.4, the Investment Committee is authorized and empowered to direct investment of the Trust Fund, consistent with the terms of the separate Trust Agreement. The Investment Committee shall direct investment and reinvestment of the Trust Fund to keep the Trust Fund invested without distinction between principal and income and in such securities or property, real or personal, wherever situated, as the Committee shall deem advisable consistent with the investment policy of the Plan established under Article XVIII. The Committee shall give due regard to any limitations imposed by the Code or ERISA so that at all limes this Plan may qualify as a qualified Plan and Trust.
14.6 Liability for Plan Expenses: The Plan specifically permits the payment of Plan administration and operation expenses from the Plan’s Trust Fund. Moreover, the Plan also permits the allocation of certain administration expenses to an individual Participant’s Account whenever an expense can be specifically determined and the Participant’s Account identified that gives rise to the expense. Expenses not attributable to particular Participant Accounts but nevertheless payable from the Trust Fund may be allocated among all Participant Accounts pro rata, or by any other appropriate method. The Plan Sponsor shall determine in its sole discretion the extent to which Plan administration and operation expenses shall be paid from the Trust Fund or from individual Participant Accounts, provided that all such payments and charges shall comply with ERISA and all regulations and other guidance issued by the Department of Labor. The Plan Sponsor shall be entitled to reimbursement from the Plan for payment of all Plan expenses advanced by the Plan Sponsor (whether charged to an individual Participant’s Account or the Trust Fund as a whole) that are reasonably subject to reimbursement pursuant to ERISA and DOL regulations and other guidance, provided that no reimbursement to the Plan Sponsor shall be made with respect to any charge applicable to an individual Participant’s Account unless the Participant has been previously informed through a summary plan description or similar document that his or her Account may be subject to such charges.
14.7 Payment From the Trust Fund: At the direction of the Plan Administrator, the Trustee shall, from time to time, in accordance with the terms of the Plan, make payments out of the Trust Fund. The Trustee shall not be responsible in any way for the application of such payments.
ARTICLE XV
THE EMPLOYER
15.1 Notification: The Plan Sponsor shall notify the Plan Administrator and the Trustee in writing if a new Plan Administrator or Trustee has been appointed hereunder.
15.2 Record Keeping: Each participating Zions Employer shall maintain records with respect to each Employee sufficient to enable the Plan Administrator and Trustee to fulfill their duties and responsibilities under the Plan.
15.3 Bonding: The Plan Administrator shall procure bonding to insure the Plan against risk of loss. The persons to be bonded and the amount necessary shall be determined in accordance with ERISA and regulations thereunder. No bonding shall be required pursuant to state law.
15.4 Signature of Employer: All persons dealing with the Plan may rely on any document executed in the name of the Plan Sponsor by its corporate President, Vice-President, or other duly authorized corporate officer, or by any other individual duly authorized by its Board of Directors, whether retroactive or prospective.
15.5 Plan Counsel and Expenses: The Plan Sponsor may engage the service of any person or organization, including counsel, whose services, in the opinion of the Plan Sponsor are necessary for the establishment or maintenance of this Plan. The expenses incurred or charged by a person or organization engaged by the Plan Sponsor pursuant to the previous sentence shall be paid by the Plan Sponsor, or alternatively, the Plan Sponsor may direct the Trustee to pay such expenses from the Trust Fund.
15.6 Other Responsibilities: Nothing in this Article shall be construed to limit the responsibilities or duties allocated to the Plan Sponsor and Zions Employers in other Articles of the Plan.
15.7 Affiliated Groups:

(a)
For purposes of crediting Hours of Service, all employees of all corporations or entities that are members of an Affiliated Group and all employees of any other entity required to be aggregated with the Employer pursuant to regulations under Code §414(o) shall be treated as employed by a single Employer for purposes of Article III (Service), Article IV (Eligibility), Article V (Contributions) and Article XI, (Vesting). Except as provided in Section 7.1, all employees of all corporations or entities that are members of an Affiliated Group and all employees of any other entity required to be aggregated with the Employer pursuant to regulations under Code §414(o) shall be treated as employed by a single Employer.

(b)
If the Employer is a member of a Affiliated Group and if such group maintains more than one qualified retirement plan that is integrated with Social Security, only a single integration level shall be applicable to each Participant who is a Participant in one or more integrated plans. The integration level for each Participant shall be prorated in each integrated plan in the ratio that the Annual Compensation received by the Participant from the member of the group maintaining the integrated plan bears to the Annual Compensation received by the Participant from all members of the group maintaining all such integrated plans.

(c)	If more than one Employer has adopted this Plan and if all such Employers are members of the same Affiliated Group:

(c)	The provisions of Articles XVI and XVII shall be applicable to each adopting Employer as an individual Employer;

(ci)	The provisions of Section 15.7(a) through (c) shall not be applicable to such adopting Employers; and

(cii)
The “effective date” for any adopting Employer who adopts this Plan on other than the Effective Date shall be the first day of the Plan Year in which such adopting Employer shall first elect to be covered by this Plan.

15.8 Employer Contributions: Each participating Zions Employer shall contribute to the Plan that Employer’s share of Employer Contributions, as determined by the Plan Administrator.
ARTICLE XVI
PLAN AMENDMENT OR MERGER
16.1 Power to Amend: The Plan Sponsor and the Plan Administrator shall each have the power to amend, alter, or wholly revise the Plan, prospectively or retrospectively, at any time, and the interest of every Participant is subject to the power so reserved. The Plan Administrator shall not exercise its power to amend without consent of the Plan Sponsor unless the Plan Sponsor has ceased to operate as a viable business entity or has filed or is subject to a petition under Chapter 7 of the U.S. Bankruptcy Code.
16.2 Limitations on Amendments: Upon execution of any amendment, the Employer, Plan Administrator, Trustees, Participants and their Beneficiaries shall be bound thereby; provided, however, that no amendment:

(a)	shall enlarge the duties or responsibilities of the Plan Administrator or Trustee without its consent; or

(b)
shall cause any part of the assets contributed to the Plan to be diverted to any use or purpose other than for the exclusive benefit of the Participants and their Beneficiaries (including the reasonable cost of administering the Plan) prior to the satisfaction of all liabilities (fixed and contingent) under the Plan to Participants and their Beneficiaries; or

(c)	shall reduce the vesting percentage of any Participant, Former Participant, or Beneficiary; or

(d)	shall reduce or restrict the Account Balance of any Participant, Former Participant or Beneficiary; or

(e)	shall eliminate an optional form of benefit, with respect to benefits attributable to service before the amendment.
Notwithstanding the above, any amendment may be made that may be or become necessary in order that the Plan will conform to the requirements of Code §401(a), or of any generally similar successor provision, or in order that all of the provisions of the Plan will conform to all valid requirements of applicable federal and state laws.
16.3 Method of Amendment: If the Plan is amended by the Plan Sponsor, the amendment shall be staled in an instrument in writing signed in the name of the Plan Sponsor by a duly authorized corporate officer, or by any other individual duly authorized by the Plan Sponsor, whether retroactive or prospective. If the Plan is amended by the Plan Administrator, the amendment shall be stated in an instrument in writing signed in the name of the Plan Administrator by the individual duly authorized by the Plan Administrator for that purpose, whether retroactive or prospective.
16.4 Notice of Amendment: Written notice of each amendment shall be given promptly by the Plan Sponsor to any other Employers, the Plan Administrator and the Trustee.
16.5 Merger or Consolidation: This Plan and Trust may be merged or consolidated with, or its assets or liabilities may be transferred to, any other plan only if the benefits that would be received by each Participant of this Plan, in the event of a termination of the Plan immediately after such merger, consolidation or transfer, are at least equal to the benefits the Participant would have received if the Plan had terminated immediately before the merger, consolidation or transfer. The Trustee possesses the specific authority to enter into merger agreements or direct transfer of assets agreements with the Trustees of other retirement plans described in Code §401(a) and to accept the direct transfer of Plan assets, or to transfer Plan assets, as a party to any such agreement. Notwithstanding the foregoing, this Plan shall not enter into any merger or transfer agreement to transfer assets to this Plan from a plan that is subject to the provisions of Code §417.
The Trustee may accept a direct transfer of Plan assets on behalf of an Employee prior to the date the Employee satisfies the Plan’s eligibility condition(s). If the Trustee accepts such a direct transfer of Plan assets, the Advisory Committee and Trustee shall treat the Employee as a Participant for all purposes of the Plan except the Employee shall not make Elective Deferral contributions under Article V nor shall the Employee share in Employer contributions or Participant forfeitures under Article VI until he actually becomes a Participant in the Plan.
The Trustee shall hold, administer and distribute the transferred assets as a part of the Trust Fund and the Trustee shall maintain a separate Predecessor Plan Account for the benefit of the Employee on whose behalf the Trustee accepted the transfer in order to reflect the value of the transferred assets.
ARTICLE XVII
TERMINATION OR DISCONTINUANCE OF CONTRIBUTIONS
17.1 Right to Terminate: The Plan Sponsor may terminate the Plan at any time by a written resolution by the Board of Directors specifying the termination date. The Plan Sponsor shall promptly notify the Plan Administrator, Trustee and any other Employers of such action. Further, the Plan Sponsor shall notify all Participants and Former Participants of such action, and shall file all required reports with federal agencies, in accordance with applicable regulations.
17.2 Effect of Termination: In the event of a Plan termination or a complete discontinuance of Employer Contributions, the rights of all affected Participants to their Accrued Benefits as of the dale of such termination shall be fully vested and shall not thereafter be subject to forfeiture, except to the extent that law or regulation may preclude such vesting in order to prohibit discrimination in favor of officers, shareholders, or highly compensated Employees. For purposes of the preceding sentence, a Participant who has terminated employment with the Employer and incurred five consecutive One Year Breaks in Service as of the termination date shall not be considered to be affected by such Plan termination, and shall be vested in his Accrued Benefit only to the extent provided in the other applicable Articles of this Plan. All rights of Participants in this Plan affecting Employer Securities held in trust for the benefit of Participants shall continue notwithstanding any Plan termination.
17.3 Manner of Distribution: In the event of a Plan termination, the Plan Administrator shall direct the Trustee to distribute the Accrued Benefits of all Participants, Former Participants, and Beneficiaries in accordance with Article IX or Article XI.
Notwithstanding the above, no payment shall be made to a Participant from his Participant Elective Deferral Account (or any other Account the contributions to which have been included in the Deferral Account for the Participant) unless or until such time as the Participant:

(a)	is eligible for Retirement Benefits as provided in Article IX;

(b)	dies;

(c)	has a severance from employment;

(d)	attains the age of 59 1/2;

(e)	incurs a Disability; or

(f)	incurs a Financial Hardship.
All Elective Deferral Accounts shall be maintained by the Trustee and distributed at such time and in such manner as previously provided herein. Alternatively, the balance in such Accounts may be transferred to another plan maintained or established by the Employer that qualifies under Code §401(a) as provided above, but only if such other plan contains the same restrictions on the distribution of such transferred amounts as described in the preceding paragraph.
17.4 No Reversion: No termination or amendment of this Plan and Trust and no other action shall divert any part of the funds to any purpose other than the exclusive benefit of Participants,
Former Participants or their Beneficiaries except, and notwithstanding any other provision of this Plan to the contrary, any amount held in an unallocated suspense account that cannot be allocated to any Participant due to the limitations of Article VIII may be returned to the Employer upon termination of the Plan.
17.5 Termination of an Employer: An Employer, other than the Plan Sponsor, may terminate its participation in the Plan at any time by a written resolution by the Board of Directors specifying the termination date. The Employer shall promptly notify the Plan Sponsor, Plan Administrator and Trustee of any such action or direction. The participation of an Employer in the Plan shall also terminate in the event of a complete discontinuance of contributions by such Employer.
17.6 Partial Termination: A partial termination of the Plan may be deemed to have occurred if a significant percentage of Participants are excluded from coverage by reason of amendment of the Plan, severance by an Employer or termination of an Employer, or if the Plan is amended to adversely affect the rights of employees to vest in benefits under the Plan or to reduce or eliminate future benefit accruals under the Plan. The determination of whether a partial termination has occurred shall be made on the basis of the facts and circumstances in a particular case.
17.7 Effect of Partial Termination: In the event of a partial termination of the Plan, the provisions of Section 17.2 shall apply to those Participants affected by the partial termination.
ARTICLE XVIII
FUNDING POLICY FOR PLAN BENEFITS
18.1 Funding Method: The benefits provided by this Plan shall be funded by contributions of the Employer. Employer Non-Elective contributions and Employer Matching Contributions shall consist entirely of Employer Securities. The Employer may make its Non-Elective Contribution or its Matching Contribution in cash or in kind, provided however, that if the Non-Elective Contribution or the Matching Contribution is made in cash, the Plan shall immediately acquire Employer Securities with the entire amount of the Non-Elective Contribution and Matching Contribution and if the Non-Elective Contribution or the Matching Contribution is made in kind, it shall be made in the form of Employer Securities only. Elective Deferral Contributions shall be made in cash only. All Employer Contribution amounts shall be determined as provided in this Plan.
18.2 Investment Policy: This Plan has been established for the sole purpose of providing benefits to the Participants and their Beneficiaries. In determining investment directions hereunder, the Investment Committee shall lake account the investment policy rules and limitations provided in the Plan, the advice provided by the Plan Administrator as to funding policy, and the short and long-range needs of the Plan based on the evident and probable requirements of the Plan as to the lime benefits shall be payable and the requirements therefor. Benefits may be provided through any combination of investment media designed to provide the requisite liquidity, growth and security appropriate to this Plan.
The following rules shall apply as of the Effective Date with respect to the investment of contributions to the Plan (regardless of source) and existing Accounts in the Plan.

(a)
Subject to Section 18.6(e), no Participant shall direct investment into or out of Employer Securities in any Account. Effective January 1, 2007, this restriction shall apply only with respect to Employer Securities in the Employer Non-Elective Contribution Account.

(b)
Contributions to the Participant Elective Deferral Account shall be invested exclusively in the General Investments Account. Amounts in a Participant Elective Deferral Account as of the Effective Date, including earnings and dividends thereon, may not be transferred between the General Investments Account and Employer Securities Account.

(c)	Contributions to the Employer Matching Contribution Account shall be invested exclusively in the Employer Securities Account.

(d)	Contributions to the Participant Voluntary Contribution Account shall be invested exclusively in the Employer Securities Account.

(e)
Contributions to the Participant Rollover Account shall be invested exclusively in the General Investments Account. Amounts in the Participant Rollover Account as of the Effective Date, including earnings and dividends thereon, may not be transferred between the General Investments Account and Employer Securities Account.

(f)
Amounts in the Paysop Account as of the Effective Date, including earnings and dividends thereon, shall remain in the Employer Securities Account and may not be transferred between the General Investments Account and Employer Securities Account.

(g)	Contributions to the Employer Non-Elective Contribution Account shall be invested exclusively in the Employer Securities Account.

(h)
All restrictions in the foregoing subsections to investment direction into or out of Employer Securities or transfer of Employer Securities to or from the Employer Securities Account shall be subject to the dividend investment rules of Section 6.3(e) and the diversification provisions of Section 6.6.

18.3 No Purchase of Life Insurance Contracts: Unless authorized by the Plan Sponsor pursuant to amendment to this Article XVIII, no insurance contracts shall be purchased by the Trustee on the life of any Participant.
18.4 General Investments and Dividend Accounts: Benefits for Participants, to the extent not funded through Employer Securities, shall be funded through the General Investments and Dividend Accounts. The General Investments Account may consist of any investment media offered by the Trustee or through the purchase of shares in any regulated investment company as defined in Code §851(a), or through any investment proper and appropriate to be made by the Trustee in accordance with Article XIV, or through any combination of such investments other than Employer Securities. Rules and procedures for the operation of the General Investments Account and Participant direction of investment therein are set forth in Section 18.6.
All cash dividends received and held in a Participant’s Dividend Account shall be invested in the stable asset fund described in section 18.6(b) until invested in Employer Securities or distributed in cash pursuant to the Participant’s election under Section 6.3(e). Effective July 24, 2006, all dividends attributable to Employer Securities shall be subject to the same Participant investment direction rights as the Employer Securities that were the source of the dividend.
18.5 Non-transferability of Annuity Contracts: In the event the assets of the Trust Fund include allocated annuity contracts, all incidents of ownership in such contracts may be exercised by the Trustee, as directed by the Plan Administrator, except to the extent any death benefits payable thereunder may be paid to the Beneficiary designated by the Participant. All such contracts shall provide that the owner may not change the ownership of the contract, nor may it be sold, assigned or pledged as collateral for a loan, as security for the performance of an obligation, or for any other purpose to anyone. No annuity contract may be delivered to a Participant as a distribution from the Plan.
18.6 Establishment of Separate Funds: There is hereby reserved to the Plan Administrator (or the Committee designated by the Plan Administrator for this purpose) the right to direct the Trustee to establish separate investment funds within the General Investments Account. The Plan Administrator (or Committee) may follow different investment policies with respect to each investment fund so established. In the sole discretion of the Sponsoring Employer a Participant, Inactive Participant, Beneficiary or Alternate Payee shall be allowed to direct the Trustee to invest the amounts in his or her
General Investments Account, consistent with the rules in this Section 18.6, in any or all of the investment Funds. The following administrative rules shall apply if such Funds are established:

(a)
Income, gains and losses from each investments Fund will be reinvested in the same Fund and credited only to the General Investments Accounts of those Participants who have a balance in such Fund, in a manner consistent with Section 6.3.

(b)
At least one Fund shall be a stable asset fund that invests in cash equivalent securities and contracts. For this purpose “cash equivalent securities and contracts” shall mean short term U. S. Government obligations, prime commercial paper, certificates of deposit, savings accounts in banks or savings and loan associations, guaranteed interest contracts and pooled funds that invest exclusively in some or all of the foregoing.

(c)
Each Participant shall be entitled to direct the portion of the contributions made to his/her General Investments Account that are to be invested in each of the investment funds available. Upon the occurrence of any event or decision of the Plan Administrator that results in the deletion of any of the investment funds, that replaces any such fund with another fund, or that adds a new investment fund, the Plan Administrator shall designate a default investment fund or funds into which contributions on behalf of a Participant shall be invested in the event no specific direction for investment is made by the Participant. The Plan Administrator shall designate a default investment fund for any Participant or Beneficiary (including any Beneficiary by virtue of a Qualified Domestic Relations Order) who does not provide for investment instructions with respect to his/her General Investments Account into any investment fund under this Section 18.6. Effective January 1, 2008, or as soon thereafter as the Plan Administrator shall have selected a “Qualified Default Investment Alternative,” as defined in DOL Reg. §2550.404c-5(e)) (“QDIA”), and for all Plan Years commencing after that date, the default investment fund shall be the designated QDIA. Upon selection of the QDIA the Plan Administrator shall notify each Employee in the Plan of the default investment option if an Employee fails to provide the Plan Administrator with investment instructions for his/her Account. The Notice shall be written in a manner calculated to be understood by the average Plan Participant and shall be provided to the Participant at least 30 days (or if alter, as soon as possible following the Employment Commencement Date) prior to the beginning of each Plan Year. The Notice shall include an explanation of:

(a)	the circumstances under which the Participant’s Account will be invested in a QDIA in the absence of any other investment election by the Employee,

(b)	the right of Participants and Beneficiaries to direct the investment of assets in their individual accounts, including a description of:

(a)	the QDIA and its investment objectives, risk and return characteristics (if applicable), and attendant fees and expenses;

(b)	the right of Participants and Beneficiaries on whose behalf assets are invested in a QDIA to direct the investment of those assets to any other investment alternative under the Plan, including a description of any applicable restrictions, fees or expenses in connection with a transfer; and

(C)	where Participants and Beneficiaries can obtain investment information concerning the other investment alternatives available under the Plan.

(C)
Each Participant shall have the right to change the portion of succeeding contributions to be invested in each Fund and the right to direct that the asset balance or any portion thereof in any Funds in his General Investments Account be liquidated and the proceeds thereof transferred to any other Fund. Changes in Fund investments pursuant to Participant direction shall be made effective as provided under procedures negotiated between the Plan and the Trustee (or custodian, if appointed by the Plan Administrator or Trustee), which procedures may include daily movement of General Investment Account moneys between Funds, provided valuation of the Funds is also conducted daily.

(CI)
A Participant may not direct (except as provided in Section 6.3(e)) any investment into the Employer Securities Account or (except as provided in Section 6.6) the liquidation or sale of any Employer Securities in that Account. Effective January 1, 2007, a Participant may direct investment into the Employer Securities Account from any other sub-account in the Plan, with the exception of the Dividend Account, which shall continue to be subject to the rules in Section 18.4.

(CII)	The Plan Administrator may establish reasonable rules regarding:

(C)	The number and types of Funds that shall be available to the General Investments Account.

(CI)	The maximum number of Funds that may be utilized by an individual Participant or by the General Investments Account.

(CII)	The minimum, maximum and incremental percentages of contributions that may be invested in a particular Fund.

(CIII)	The minimum, maximum and incremental percentages of the current balance in the General Investments Account in any Fund that may be transferred to another Fund.
These rules shall be in writing and shall be administered in a uniform and non-discriminatory manner.
ARTICLE XIX
TOP-HEAVY PROVISIONS
19.1 Application: The provisions of this Article XIX shall apply and shall supersede any conflicting provisions contained in any other Article of this Plan for purposes of determining whether the Plan is a top-heavy plan under Code §416(g) for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of Code §416(c) for such years. For Plan Years prior to January 1, 2002, the provisions of the Prior Plan shall apply.
19.2 Special Definitions: For purposes of this Article and related Plan provisions, the following terms shall have the following meanings unless a different meaning is plainly required by the context:

(a)
“Determination Date” shall mean, for any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan the Determination Date shall mean the last day of that Plan Year.

(b)	“Five Percent Owner” shall mean:

(a)
if the Employer is a corporation, any person who owns (or is considered as owning within the meaning of Code §318) more than 5% of the outstanding stock of the corporation or stock possessing more than 5% of the total combined voting power of all stock of the corporation; or

(b)	if the Employer is not a corporation, any person who owns more than 5% of the capital or profits interest in the Employer.

(c)	“Key Employee” shall mean any Employee or former Employee (and any Beneficiary of the Employee) who at any time during the Plan Year that includes the Determination Date was:

(a)	an officer of the Employer having Top Heavy Compensation greater than $130,000 (as adjusted under Code §416(i)(l) for Plan Years beginning after December 31, 2002),

(b)	a Five Percent Owner of the Employer, or

(c)	a One Percent Owner of the Employer having annual compensation of more than $150,000.
For purposes of subparagraph (1), no more than 50 Employees (or, if lesser, the greater of 3% or 10% of the number of Employees) shall be treated as officers.
For purposes of determining who is a Five-Percent or a One-Percent Owner in subparagraphs (2) and (3) above, the rules of subsections (b), (c) and (m) of Code §414 do not apply. Beneficiaries of an Employee acquire the character of the Employee who performed service for the Employer. Inherited benefits will retain the character of the benefits of the Employee who performed services for the Employer.

(d)	“Non-Key Employee” shall mean any Employee or Inactive Employee (and any Beneficiary of such Employee) who is not a Key Employee. Non-Key Employees include Employees who are Inactive Key Employees.

(di)	“One Percent Owner” shall mean:

(d)
if the Employer is a corporation, any person who owns (or is considered as owning within the meaning of Code §318) more than 1% of the outstanding stock of the corporation or stock possessing more than 1% of the total combined voting power of all stock of the corporation; or

(di)	if the Employer is not a corporation, any person who owns more than 1 % of the capital or profits interest in the Employer.

(dii)
“Permissive Aggregation Group” shall mean the Required Aggregation Group of plans plus any other plan or plans of the Employer that, when selected and considered by the Employer as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code §§401(a)(4) and 410.

(diii)
“Present Value” shall mean the actuarial present value of an amount or series of amounts determined based on the Top-Heavy determination provisions of a defined benefit plan that is part of a Required Aggregation Group or Permissive Aggregation Group with this Plan.

(div)	“Required Aggregation Group” shall mean:

(d)
each qualified plan of the Employer in which at least one Key Employee participates in the Plan Year containing the Determination Date or any of the four preceding plan years (regardless of whether the plan has terminated; and

(di)	any other qualified plan of the Employer that enables a plan described in subparagraph (1) to meet the requirements of Code §§401(a)(4) or 410.

(dv)
“Top Heavy Average Monthly Compensation” shall mean 1/12th of the average of a Participant’s Top-Heavy Compensation during the five consecutive Plan Years (or the total number of such years of the Participant’s employment, if fewer than five) that produces the highest average, but taking into account only Top-Heavy Compensation for years that this Plan was Top-Heavy and any years preceding a year that this Plan was Top-Heavy.

(dvi)
“Top-Heavy Compensation” shall have the same meaning as the term ‘Compensation’ defined in Section 7.1(b). Top Heavy Compensation includes all Compensation paid for the Limitation Year without regard to when the Participant commenced participation in the Plan.

(k)	“Top-Heavy Ratio” shall mean and be determined as follows:

(k)
If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan or any defined contribution plan terminated within the one (1) year period ending on the Determination Date) and the Employer has never maintained any defined benefit plan that has covered or could cover a Participant in this Plan, the Top-Heavy Ratio is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date and the denominator of which is the sum of all account balances of all Participants as of the Determination Date. Both the numerator and denominator of the Top-Heavy Ratio shall be adjusted to reflect any part of any account balance distributed in the one (1) year period ending on the Determination Date, including distributions under a terminated plan that, had it not been terminated, would have been aggregated with the Plan under Code §416(g)(2)(A)(i), and any contribution that is due but unpaid as of the Determination Date. In the case of any distribution made for a reason other than severance from employment, death, or disability, the phrase “5-year period” shall be substituted for “1-year period” in the preceding two sentences. In the case of a defined contribution plan that is not subject to Code §412, the adjustment for contributions due but unpaid is generally the amount of any contributions actually made after the Top-Heavy Valuation Date but on or before the Determination Date; however, for the first plan year of such a plan, the adjustment shall also reflect the amount of any contributions made after the Top-Heavy Valuation Date that are allocated as of a date in that first plan year. In the case of a defined contribution plan that is subject to Code §412, the account balances shall include contributions that would be allocated as of a date not later than the Determination Date, even though those amounts are not yet required to be contributed; furthermore, the adjustment for contributions due but unpaid shall reflect the amount of any contribution actually made (or due to be made) after the Top-Heavy Valuation Date but before the expiration date of the extended payment period in Code §412(c)(10).

(l)
If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer maintains or has maintained one or more defined benefit plans that have covered or could cover a Participant in this Plan, the Top-Heavy Ratio is a fraction, the numerator of which is the sum of account balances under the defined contribution plans for all Key Employees and the Present Value of accrued benefits under the defined benefit plans for all Key Employees, and the denominator of which is the sum of the account balances under the defined contribution plans for all Participants and the Present Value of accrued benefits under the defined benefit plans for all Participants. Both the numerator and denominator of the Top-Heavy Ratio are adjusted for any part of any account balance or accrued benefit distributed in the one (1) year period ending on the Determination Date and any contribution to a defined contribution plan due but unpaid as of the Determination Date. In the case of any distribution made for a reason other than severance from employment, death, or disability, the phrase “5-year period” shall be substituted for “1-year period” in the preceding sentence. In the case of a defined contribution plan that is not subject to Code §412, the adjustment for contributions due but unpaid is generally the amount of any contributions actually made after the Top-Heavy Valuation Date but on or before the Determination Date; however, for the first plan year of such a plan, the adjustment shall also reflect the amount of any contributions made after the Top-Heavy Valuation Date that are allocated as of a date in that first plan year. In the case of a defined contribution plan that is subject to Code §412, the account balances shall include contributions that would be allocated as of a date not later than the Determination Date, even though those amounts are not yet required to be contributed; furthermore, the adjustment for contributions due but unpaid shall reflect the amount of any contribution actually made (or due to be made) after the Top-Heavy Valuation Date but before the expiration date of the extended payment period in Code §412(c)(10).

(3)
For purposes of (1) and (2) above, the value of account balances and the Present Value of accrued benefits shall be determined as of the most recent Top-Heavy Valuation Date that falls within or ends with the twelve month period ending on the Determination Date. The account balances and accrued benefits of a Participant who is not a Key Employee but who was a Key Employee in any prior year shall be disregarded. The account balances and accrued benefits of any Participant who has not performed any service for the Employer at any time during the one (1) year period ending on the Determination Date shall be disregarded. In the case of a defined benefit plan, the Present Value of Accrued Benefits shall not reflect any proportional subsidies and shall reflect any non-proportional subsidies provided by the plan. The calculations of the Top-Heavy Ratio, and the extent to which distributions, rollovers and transfers are taken into account shall be made in accordance with Code §416 and the Regulations thereunder. In the case of unrelated rollovers and transfers: (1) the plan making the distribution or transfer shall count the distribution as part of an accrued benefit distributed; and (2) the plan accepting the rollover or transfer shall not consider the rollover or transfer as part of the accrued benefit if such rollover or transfer was accepted after December 31, 1983, and shall consider the rollover or transfer as part of the accrued benefit if such rollover or transfer was accepted prior to January 1, 1984. In the case of related rollovers and transfers, the plan making the distribution or transfer shall not count the distribution or transfer as part of an accrued benefit distributed, and the plan accepting the rollover or transfer shall count the rollover or transfer as part of the accrued benefit. Deductible employee contributions shall not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

For purposes of the above, a Participant’s Accrued Benefit in a defined benefit plan shall be determined under a uniform accrual method that applies for all defined benefit plans maintained by the Employer or, if there is no such method, under the method described in Code §411(b)(1)(C) that provides the slowest rate of accrual.

(1)
“Top-Heavy Valuation Date” shall mean the date as of which the Present Value of accrued benefits under a defined benefit plan or account balances under a defined contribution plan, that is part of a Permissive Aggregation Group or Required Aggregation Group, is determined for calculating the Top-Heavy Ratio. For a defined benefit plan, the date shall be the same as the actuarial valuation date used for computing plan costs under Code §412, regardless of whether an actuarial valuation is performed that year, For a defined contribution plan, the date shall be the last day of the plan year.

19.3 Top Heavy Status: This Plan is Top-Heavy if any of the following conditions apply:

(a)	if the Top-Heavy Ratio for this Plan exceeds 60% and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans;

(b)	if this Plan is a part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the Required Aggregation Group of plans exceeds 60%; or

(c)	if this Plan is a part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.
19.4 Top-Heavy Minimum Required Allocation: For any Plan Year in which the Plan is Top-Heavy:

(a)	Except as otherwise provided below, the Employer contributions and forfeitures allocated on behalf of any Participant who is a Non-Key Employee shall not be less than the lesser of:

(a)	three percent of the Participant’s Top-Heavy Compensation; or

(b)
in the case where the Employer has no defined benefit plan that designates this Plan to satisfy Code §§401 and 416(c), the largest percentage of Employer contributions and forfeitures, as a percentage of the first $200,000 (or such larger amount as may be prescribed by the Secretary of the Treasury or his delegate), of the Key Employee’s Top-Heavy Compensation, allocated on behalf of any Key Employee for that year. In calculating this percentage all amounts contributed by the Employer to the Key Employee’s Elective Deferral Account pursuant to a Salary Reduction Agreement shall be treated as Employer contributions. The $200,000 amount shall be adjusted each Plan Year as provided in Code §401(a)(17)(B). For any period during which the Plan Year is not or was not coincident with the calendar year, the dollar adjustment in the Annual Compensation limit for the Plan Year shall be based on the amount in effect as of January 1st for the Plan Year beginning within that calendar year.

(b)
The minimum allocation shall be determined without regard to any Social Security contribution by the Employer. This minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the Plan Year because of:

(1)	the Participant’s failure to complete 1,000 Hours of Service (or any equivalent provided in the Plan);

(2)	the Participant’s failure to make mandatory employee contributions to the Plan;

(3)	Compensation less than a stated amount;

(4)	the Employer having no Net Profits; or

(5)	in the case of a plan qualified under Code §401(k), the Participant’s failure to make elective contributions to such plan.
If a Participant is required to receive a minimum allocation under this Section and the amount exceeds the amount that the Participant would receive under other Plan provisions, the Employer shall make an additional contribution for that Participant. The additional contribution shall be allocated to the Employer Contribution Account of the Participant in the same manner as regular Employer contributions, pursuant to Article VII.

(c)	The provisions in subsections (a) and (b) above shall not apply to any Participant who was not employed by the Employer on the last day of the Plan Year.

(ci)
The minimum benefit requirement of this Section shall be met through contributions to this Plan regardless of whether the Employer maintains any other plan (including another plan that may consist solely of a cash or deferred arrangement that meets the requirements of Code §401(k)(12) and matching contributions with respect to which the requirements of Code §401(m)(11) are met).

(cii)
Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code §416(c)(2) and this Section. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of determining M-Test Contributions under the Plan and the actual contribution percentage test and other requirements of Code §401(m).

19.5 Non-forfeitability of Minimum Top Heavy Allocation: The minimum allocation of Employer contributions or forfeitures required under Section 19.4 (to the extent required to be nonforfeitable under Code §416(b)) shall not be forfeited in the case of a suspension of benefits under Code §411(a)(3)(B) or a withdrawal of mandatory employee contributions under Code §411(a)(3)(D).
19.6 Minimum Vesting Provision: For any Plan Year in which this Plan is Top-Heavy, the following vesting schedule shall automatically apply to each Participant in the Plan, unless under Section 11.1 the Participant would be entitled to a larger vested benefit, in which case the benefit as provided in Section 11.1 shall apply to the Participant:

Years of Vesting Service	Vesting Percentage

Less than 3	—%
3 or more	100%
This vesting schedule applies to all accrued benefits within the meaning of Code §411(a)(7), except those attributable to employee contributions, including benefits accrued before the effective date of Code §416 and benefits accrued before the Plan became Top-Heavy. No reduction in vested percentage may occur in the event the Plan’s status as Top-Heavy changes for any Plan Year. Any change in the Plan’s vesting schedule due to a change in Top-Heavy status shall be subject to the provision of Section 11.10. However, this Section does not apply to the Accrued Benefit of any Employee who does not have an Hour of Service after the Plan has initially become Top Heavy; such Employee’s Vested Interest attributable to Employer contributions and forfeitures shall be determined without regard to this Section.
19.7 Participant Elective Deferrals: Elective Deferrals shall not be taken into account in determining under Section 19.4 the amount of Employer contributions to be allocated to a Participant who is a Non-key Employee.
ARTICLE XX
PROVISIONS AFFECTING BENEFITS
20.1 Availability of Loans: Upon acceptance of an application by a Participant who is an active Employee, the Plan Administrator shall direct the Trustee to make a loan to the Participant from his Plan Accounts (including any Rollover Accounts, but excluding his Employer Securities Account and his Dividend Account), subject to the provisions of this Article. In considering a Participant’s application for a loan, the Plan Administrator shall base its decision whether to grant a loan on a uniform and non-discriminatory policy, without regard to the race, color, religion, sex, age or national origin of the applicant.
20.2 Loan Administration: The Employer shall prepare and adopt a written Participant Loan Administration Policy Statement, whose provisions shall be made part of this Plan. The Policy Statement shall set forth:

(a)	the identity of the person or persons authorized to administer the loan program;

(b)	the procedure for applying for a loan;

(c)	the basis on which loans will be approved or denied;

(d)	limitations, if any, on the types and amounts of loans offered;

(e)	the procedure for determining a reasonable rate of interest;

(f)	the types of collateral that may secure a loan; and

(g)	the events constituting default and the steps to be taken to preserve plan assets in the event of a default.
20.3 Amount of Loan: The amount of any loan to a Participant shall not be less than $1,000. When added to the outstanding balance of any previous loans made to a Participant pursuant to this Article or under any other qualified plan maintained by the Employer, the amount of any loan shall not exceed the lesser of:

(a)
Fifty percent of the Vested Interest in his Plan Accounts (including any Rollover Accounts, but excluding his Employer Securities Account, effective January 1, 2007, excluding only his Employer Non-Elective Contribution Account and his Dividend Account); or

(b)	$50,000, reduced by the excess (if any) of:

(a)	the highest outstanding balance of loans from the plan during the one-year period ending on the day before the dale on which such loan was made, over

(b)	the outstanding balance of loans from the plan on the date on which such loan was made.
20.4 Collateral Requirements: Any loan to a Participant shall be secured solely by the balance in his Plan Account (including any Rollover Accounts, but excluding his Employer Securities Account). In the event of default on the loan, however, foreclosure and attachment of the security shall not occur until a distributable event occurs under the Plan.
20.5 Loan Terms: Any loan made to a Participant by the Trustee shall be evidenced by a promissory note of the Participant drawn in favor of the Trust. The note shall bear a reasonable rate of interest and shall be amortized in level installments payable at least quarterly within a specified period of time not to exceed five years, unless the loan is used to acquire a dwelling unit that, within a reasonable period of time (determined at the time the loan is made), will be used as the principal residence of the Participant, in which case the specified period of time shall not exceed 10 years. Effective January 1, 2002, repayment of a loan to a Participant who is on a leave of absence may be suspended for the shorter of (i) one year or (ii) the term of the leave of absence, provided that upon commencement of repayments, the loan shall continue to satisfy all requirements of the Plan and all applicable laws and regulations. Suspension of loan repayments shall also be governed by the rules in Section 3.13(f) with respect to any Qualified Military Service.
20.6 Accounting for Loans: Any loan to a Participant pursuant to this Article shall be treated as a directed investment of his Participant Accounts (excluding his Employer Security Account). For purposes of allocating income in the General Investments Account of the Trust Fund pursuant to Section 6.3(c), the balance in his General Investments Account shall be treated as equal to the actual balance in the Account minus the outstanding balance of any loans. Furthermore, for purposes of Section 6.3, repayments of principal and interest on the loan shall be treated as deposits to the adjusted balance (determined pursuant to the preceding sentence) of his General Investments Account
20.7 Effect of Termination of Employment or Plan: If a Participant terminates employment with the Employer for any reason, the outstanding balance of any loans made to him shall become fully payable no later than the last day of the calendar quarter following the calendar quarter in which his Termination of Employment occurs, or, if earlier, on his Distribution Date. In the event of a termination of the Plan, any outstanding loans shall be due and fully payable within 90 days of the effective dale of such termination, or the date the Participant or Beneficiary is notified of such termination. If the Participant or Beneficiary has not fully repaid any loan as of the date full payment is due, any unpaid balance shall be deducted from his Vested Accrued Benefit prior to determining the amount of any immediate or deferred benefit payable to the Participant or Beneficiary, his spouse or his Beneficiary and applied toward repayment of the loan. The deduction shall be applied only against the Participant’s General Investments Account.
20.8 No Spousal Consent: No spousal consent shall be required for any loan from any Account in the Plan.
20.9 Anti-Alienation: Except as specifically provided in Section 20.10 no benefit that shall be payable out of the Trust Fund to any person (including a Participant, Former Participant or Beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void. No benefit shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements, or toils of any person, nor shall it be subject to attachment or legal process for or against person, and the same shall not be recognized by the Trustee, except to such extent as may be required by law.
20.10 Qualified Domestic Relations Orders: Section 20.9 shall apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant, Former Participant or Beneficiary pursuant to a Domestic Relations Order, unless such Domestic Relations Order is determined to be a Qualified Domestic Relations Order (“QDRO”). In the event the Plan, the Trustee, or the Plan Administrator receives a Domestic Relations Order, the Plan Administrator shall promptly notify the Participant, Former Participant or Beneficiary whose benefit is the subject of such order and provide him with a copy of the Plan’s written procedures for administering QDROs. Administration expenses incurred by the Plan with respect to the QDRO (including costs associated with review and determination of the order as a valid QDRO) shall be chargeable to the individual Participant’s Account. Unless and until the order is set aside, the following provisions shall apply:

(a)
The Plan Administrator shall establish reasonable procedures to determine whether an order received by it or the Trustee is a QDRO and to administer distributions pursuant to said order. The procedures shall set forth all rules to be applied by the Plan for notice to affected parties, suspension of Account activity, including distributions, investment direction and participant loans, and payment of benefits based upon the QDRO or the failure of the Domestic Relations Order to be a QDRO.

(b)
The Plan Administrator shall within a reasonable time determine whether the order is a QDRO and shall notify the Participant, Former Participant or Beneficiary whose benefit is the subject of the order, of its determination. The Plan Administrator may designate a representative to carry out its duties under this Section 20.10.

(c)
Nothing in this Section 20.10 shall be deemed to allow payment under a QDRO to an Alternate Payee of any benefit prior to the first day of the month following the date the Participant or Former Participant whose benefits are subject to the QDRO terminates employment or attains age 50, unless (i) earlier distribution is specifically provided under the terms of the QDRO and (ii) if the value of the Alternate Payee’s benefit exceeds $5,000, the Alternate Payee consents to any distribution occurring prior to the Participant’s attainment of earliest retirement age.

20.11 QDRO Definitions: For purposes of Section 20.10 the following definitions and rules shall apply:

(a)
“Alternate Payee” shall mean any spouse, former spouse, child or other dependent of a Participant or Former Participant who is recognized by a QDRO as having a right to receive all, or a portion of, the benefits payable under this Plan with respect to the Participant or Former Participant.

(b)	“Domestic Relations Order” shall mean any judgment, decree, or order (including approval of a properly settlement agreement) that:

(1)	relates to the provision of child support, alimony payments, or marital property rights to a spouse, child, or other dependent of a Participant or Former Participant and

(2)	is made pursuant to a state domestic relations law (including a community property law).

(1)	“Qualified Domestic Relations Order” shall mean any Domestic Relations Order that satisfies the criteria set forth in the QDRO procedures established by the Plan Administrator.
ARTICLE XXI
MULTIPLE EMPLOYER PROVISIONS
21.1 Adoption by Other Zions Employers: With the consent of the Sponsoring Employer and by a properly executed document evidencing the intent and will of the adopting Zions Employer, any other Zions Employer may adopt this Plan and all of the provisions hereof and participate herein and be known as a Participating Employer.

21.2 Requirements of Participating Zions Employers:

(a)	Each Participating Zions Employer shall be required to use the Trustee determined by the Plan Sponsor or Plan Administrator.

(b)
The Trustee may, but shall not be required to, commingle, hold and invest as one Trust Fund all contributions made by Participating Zions Employers, as well as all increments thereof. The assets of the Plan shall, on an ongoing basis, be available to pay benefits to all Participants and Beneficiaries under the Plan without regard to the Participating Zions Employer who contributed such assets.

(c)
The transfer of any Participant from or to Zions Employer participating in this Plan, whether he is an Employee of the Sponsoring Employer or a Participating Zions Employer, shall not affect the Participant’s rights under the Plan, and the Participant’s Accounts, as well as all accumulated service with the transferor or predecessor, shall continue to his credit.

(d)
Any expenses of the Trust and Plan that are to be paid by the Employer or borne by the Trust Fund, including funding of benefits, shall be paid by each Participating Zions Employer in the same proportion that the total amount of the Accounts standing to the credit of all Participants employed by such Zions Employer bears to the total of the Accounts standing to the credit of all Participants.

21.3 Designation of Agent: Each Participating Zions Employer shall be deemed to be a part of this Plan. With respect to all of its relations with the Trustee and Plan Administrator for the purpose of this Plan, each Participating Zions Employer shall be deemed to have designated irrevocably the Sponsoring Employer as its agent. Unless the context of the Plan clearly indicates the contrary, the word “Employer” shall be deemed to include each Participating Zions Employer as related to its adoption of the Plan.
21.4 Employee Transfers: It is anticipated that an Employee may be transferred between Participating Zions Employers, and in the event of any transfer, the Employee involved shall carry with him all of his accumulated service and eligibility. No transfer shall effect a termination of employment hereunder, and the Participating Zions Employer to which the Employee is transferred shall thereupon become obligated hereunder with respect to such Employee in the same manner as was the Participating Zions Employer from whom the Employee was transferred.
21.5 Amendment: The Sponsoring Employer may amend this Plan at any time without regard to whether there are Participating Zions Employers hereunder. No written action of a Participating Zions Employer shall be required to validate an amendment.
21.6 Discontinuance of Participation: A Participating Zions Employer shall be permitted to discontinue or revoke its participation in the Plan. At the time of any discontinuance or revocation, satisfactory evidence thereof and of any applicable conditions imposed shall be delivered to the Trustee. If so directed by the Plan Administrator, the Trustee shall transfer, deliver and assign Contracts and other Fund assets allocable to the Participants of such Participating Zions Employer to the new Trustee as shall have been designated by the Participating Zions Employer, in the event that it has established a separate pension plan for its Employees. No such transfer shall be made if the result is the elimination or reduction of any Code §411(d)(6) protected benefits. If no successor is designated, the Trustee shall retain the assets for the Employees of the Participating Zions Employer pursuant to the provisions of the Plan. In no event shall any part of the corpus or income of the Trust as it relates to the Participating Zions Employer be used for or diverted for purposes other than for the exclusive benefit of the Employees of the Participating Zions Employer.
21.7 Administrator’s Authority: The Plan Administrator shall have authority to make any and all necessary rules or regulations, binding upon all Participating Zions Employers and all Participants, to effectuate the purposes of this Article.
21.8 Participating Employer Contributions: All contributions made by a Participating Zions Employer, as provided for in this Plan, shall be determined separately for each Participating Zions Employer, and shall be allocated only among Participants eligible to share who are Employees of the Participating Zions Employer making the contribution. The Administrator shall keep separate books and records concerning the affairs of each Participating Zions Employer hereunder and as to the accounts and credits of the Employees of each Participating Zions Employer. The Trustee may, but need not, register Contracts so as to evidence that a particular Participating Zions Employer is the interested Employer hereunder. In the event of an Employee transfer from one Participating Zions Employer to another, the employing Employer shall immediately notify the Administrator.
ARTICLE XXII
PURCHASE OF EMPLOYER SECURITIES
22.1 No Put option: The Plan may not obligate itself to acquire Employer Securities from a particular holder thereof at any indefinite time determined upon the happening of an event such as the death of the holder. So long as all Employer Securities held by the Plan are tradable on an established market, the Plan may not obligate itself to acquire Employer Securities under a put option binding upon the Plan.
22.2 Purchase Price For Employer Securities: All purchases of Employer Securities shall be made at a price that, in the judgment of the Plan Administrator, does not exceed the fair market value thereof. All sales of Employer Securities shall be made at a price that, in the judgment of the Plan Administrator, is not less than the fair market value thereof.
ARTICLE XXIII
MISCELLANEOUS
23.1 Participant’s Rights: This plan shall not be deemed to constitute a contract between the Employer and any Participant or to be a consideration or an inducement for the employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Participant or Employee at any time regardless of the effect that such discharge shall have upon him as a Participant of this Plan.
23.2 Actions Consistent with Terms of Plan: All actions taken by the Employer. Plan Administrator or Trustee with respect to Trust assets shall be in accordance with the terms of the Plan and Trust.
23.3 Performance of Duties: All parties to this Plan and Trust, or those claiming any interest hereunder, agree to perform any and all acts and execute any and all documents and papers that are necessary or desirable for carrying out this Plan and Trust or any of its provisions.
23.4 Validity of Plan: This Plan shall be construed in a way that is consistent with ERISA and regulations thereunder, the Internal Revenue Code and regulations thereunder, and, to the extent state law has not been preempted by federal law, the laws of the state in which the Plan Sponsor has its principal office. In case any provision of this Plan shall be held illegal or invalid for any reason, such determination shall not affect the remaining provisions of the Plan; but the Plan shall be construed and enforced as if such provision had never been included therein.
23.5 Legal Action: In the event any claim, suit, or proceeding is brought regarding the Trust and/or Plan established hereunder to which the Trustee or the Plan Administrator may be a party, and such claim, suit, or proceeding is resolved in favor of the Trustee or Plan Administrator, they shall be entitled to be reimbursed from the Trust Fund for any and all costs, attorney’s fees, and other expenses pertaining thereto incurred by them for which they shall have become liable.
23.6 Gender and Number: Wherever any words are used herein in the masculine, feminine or neuter gender, they shall be construed as though they were also used in another gender in all cases where they would so apply, and whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in the other form in all cases where they would so apply.
23.7 Uniformity: All provisions of this Plan shall be interpreted and applied in a uniform, nondiscriminatory manner.
23.8 Headings: The headings and subheadings of this Agreement have been inserted for convenience of reference and are to be ignored in any construction of the provisions hereof.
23.9 Receipt and Release for Payments: Any payment to any Participant, his legal representative, Beneficiary, or to any guardian or committee appointed for such Participant or Beneficiary in accordance with the provisions of the Plan, shall, to the extent thereof, be in full satisfaction of all claims against the Trustee and the Employer, either of whom may require such Participant, legal representative, Beneficiary, guardian or committee, as a condition precedent to such payment, to execute a receipt and release thereof in such form as shall be determined by the Trustee or Employer.
23.10 Payments to Minors, Incompetents: In the event the Plan Administrator must direct a payment from the Plan to or for the benefit of any minor or incompetent Participant or Beneficiary, the Plan Administrator, in its sole and absolute discretion may, but need not, order the Trustee to make distribution to any of the following: a legal or natural guardian of the minor or other relative or adult with whom the minor temporarily or permanently resides, a court-appointed conservator of any incompetent, a relative or adult with whom the incompetent temporarily or permanently resides, a residential care facility, rest home, sanitarium or similar entity with which the incompetent temporarily or permanently resides, a person or entity that has applied for and been designated by the United Stales Government as the recipient or custodian for Social Security benefits for the minor or incompetent. The Plan Administrator may also make payment as directed by the attorney-in-fact of an incompetent Participant when such direction is pursuant to an unrevoked and valid durable power of attorney. Any guardian, conservator, relative, attorney-in-fact, other person or entity shall have full authority and discretion to expend the distribution for the use and benefit of the minor or incompetent. The receipt of the distribution by the guardian, conservator, relative, attorney-in-fact, other person or entity shall be a complete discharge to the Plan, Plan Administrator and Trustee, without any responsibility on the part of the Trustee or the Plan Administrator to see to the application thereof. A Participant shall be deemed incompetent if he or she is incapable of properly using, expending, investing, or otherwise disposing of the distribution, and a court order or the written opinion of a qualified physician, psychiatrist or psychologist setting forth facts consistent with the standards outlined in this Section is presented to the Plan Administrator.
23.11 Missing Persons: Notwithstanding any provision in this Plan and Trust to the contrary, if the Plan Administrator is unable to locate any Inactive Participant who has incurred a Termination of Employment and is entitled to benefits under this Plan within three (3) years of the date he becomes entitled to a distribution from the Trust Fund, any amounts being held for his behalf shall be forfeited as of the last day of the Plan Year that contains the third anniversary of the date of his distribution entitlement. The forfeited amounts shall be applied as provided in Section 11.7(b). The Plan Administrator shall proceed with due diligence in attempting to locale any Former Participant. In the Plan Administrator’s sole discretion, due diligence may include any or all of the following actions:

(a)	inquiry of any Beneficiary or Alternate Payee of the Inactive Participant whose names and addresses are known to the Plan Administrator;

(b)	use of the Internal Revenue Service letter forwarding program under Rev. Rul. 94-22;

(c)	use of a commercial locator service; or

(d)	use of the Social Security Administration search program.
In no event shall a forfeiture occur until the Plan Administrator has mailed the Inactive Participant a notice of the benefits and the provisions of this section to his last known address, via U.S. Mail postage prepaid, return receipt requested.
If the Inactive Participant is located subsequent to such forfeiture, the forfeited amount shall be reinstated and the Inactive Participant shall receive a distribution of his Vested Interest in accordance with the provisions of the Plan.
23.12 Prohibition Against Diversion of Funds: It shall be impossible by operation of the Plan or of the Trust, by termination of either, by power of revocation or amendment, by the happening of any contingency, by collateral arrangement or by any other means, for any part of the corpus or income of any trust fund maintained pursuant to the Plait or any funds contributed thereto to be used for, or diverted to, purposes other than the exclusive benefit of Participants, Former Participants or their Beneficiaries, except as provided in Sections 17.4 and 23.17.
23.13 Applicability of Plan: The provisions of this Plan shall apply only to persons who are or who become Participants in this Plan on or after the Effective Date or with respect to Plan provisions with alternate effective dates, such alternate dates. Except as specifically provided in this Plan, the provisions of the Prior Plan will continue to apply to persons who are Former Participants or who are not employed by a Zions Employer on the Effective Date or as applicable, alternate effective dates, unless and until such time as such persons may again become Participants in this Plan.

23.14 Misstatement of Age: If a Participant or Beneficiary misstates or misrepresents his age, date of birth or any other material information to the Employer, Plan Administrator or Trustee, the amount, terms and conditions of any benefits payable from the Plan that are attributable to periods prior to the discovery of such misstatement or misrepresentation shall be limited to the lesser (or more restrictive) of: the amount, terms and conditions determined based on the misstated information; or the amount, terms and conditions determined based on the correct information. The Plan Administrator shall have sole and absolute authority for applying the preceding sentence.
23.15 Return of Contributions to the Employer: Notwithstanding any provision of this Plan to the contrary, if any contribution (or portion thereof) by the Employer to the Trust is made as a result of a mistake of fact, or if any contribution (or part thereof) by the Employer to the Trust Fund that is conditioned upon the deductibility of the contribution by the Employer under the Code is disallowed, whether by agreement within the Internal Revenue Service or by final decision of a court of competent jurisdiction, the Employer may demand repayment of the mistaken or disallowed amount. The Trustee shall return the mistaken or disallowed contribution within one year following the time the mistaken contribution was made or the disallowed contribution was disallowed. Investment earnings attributable to the mistaken or disallowed amount shall not be returned, but any investment losses attributable thereto shall reduce the amount so returned.
23.16 Correction of Incorrect Benefit Payments: In the event of a misstatement, computational error or other error in Plan records or administration, including a failure by the Plan to value correctly a Participant’s Account or any assets therein (including any Employer Securities) or to calculate or determine correctly costs or expenses attributable to a Participant’s Account, or in the event costs or expenses attributable to a Participant’s Account or assets therein are not incurred by the Plan prior to the dale distribution of the Participant’s Account occurs, and as a result a Participant or Beneficiary is underpaid or overpaid, the Plan shall not be liable to the Participant or Beneficiary for any more than the correct benefit amount under the Plan.
Underpayment amounts may be corrected by the Plan by adding to future payments or by making a single one-time lump sum payment. Overpayment amounts may be deducted by the Plan from any future payments due from the Plan to the Participant or Beneficiary. In lieu of receiving reduced future payments a Participant or Beneficiary may make a lump sum payment to the Plan of any overpayment. In the event no future payments are owing or will be made, the Plan may require a lump sum repayment from the Participant or Beneficiary of the overpayment amount. Each Participant and Beneficiary in the Plan shall receive any distribution from the Plan, regardless of when paid, subject to the right of the Plan to obtain recovery of overpaid amounts as provided herein. The right of the Plan to establish the propriety of distributions from the Plan and/or obtain recovery shall be an equitable remedy and shall extend to all amounts distributed from the Plan, without regard to when the distribution occurs or may have previously occurred.
23.17 Counterparts: This Plan and Trust may be executed in any number of counterparts, each of which shall be deemed to be an original, and the counterparts shall constitute one and the same instrument.
IN WITNESS WHEREOF, the Plan Sponsor has caused this Plan to be executed by its duly authorized representative and the Plan Administrator has accepted the Plan this 24th day of December, 2010.

PLAN SPONSOR:		PLAN ADMINISTRATOR:
Zions Bancorporation		Zions Bancorporation

By:	/s/ Diana M. Andersen	By:	/s/ Diana M. Andersen
Name:	Diana M. Andersen	Name:	Diana M. Andersen
Title:	SVP & Dir. of Corp. Benefits	Title:	SVP & Dir. of Corp. Benefits